As filed with the Securities and Exchange Commission on August 13, 2002
                                                      Registration No. 333-28287
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           KNOWLEDGE FOUNDATIONS, INC.
             (Exact name of Registrant as specified in its charter)

        Delaware                          7389                   88-0418749
(State or other jurisdiction       (Primary Standard          (I.R.S. Employer
    of incorporation            Industrial Classification    Identification No.)
    or organization)                  Code Number)

                               7852 Colgate Avenue
                              Westminster, CA 92683
                                 (949) 857-1133
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                           ---------------------------

                        CSC United States Corporation Co.
                            32 E. Loockerman St., #32
                                 Dover, DE 19901
                                 (302) 674-1221
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                           ---------------------------

                                   Copies to:
                              Stephen R. Boatwright
                                Gammage & Burnham
                    A Professional Limited Liability Company
                          Two North Central, 18th Floor
                             Phoenix, Arizona 85004
                                 (602) 256-0566

Approximate date of commencement of proposed sale to public: Upon completion of the merger described herein.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

                         CALCULATION OF REGISTRATION FEE

                                                     Proposed Maximum        Proposed Maximum
    Title Of Each Class of        Amount to be      Offering Price Per      Aggregate Offering         Amount of
 Securities To Be Registered     Registered(1)           Share(1)                Price(2)          Registration Fee
Common Stock, par value
$0.001 per share                   19,680,150             $0.04                  $735,058               $175.68

(1) Based upon the maximum number of shares of common stock, par value $0.001 per share, of Knowledge Foundations, Inc., a Delaware corporation, that may be issued in connection with the merger described herein, and the value of the target corporation's stock (see (2) below).

(2) Estimated solely for purposes of calculating the registration fee required by the Securities Act of 1933, as amended, and computed pursuant to Rules 457(f)(2) under the Securities Act based on one-third of the $2,207,382 value stated for the target corporation's stock through March 31, 2002, or $735,058. There is no market for the corporation's stock, and the target corporation has an accumulated capital deficit, and the maximum number of shares of BSI 2000 common stock to be canceled in connection with the merger described herein, using the current fee rate of $239.00 per $1,000,000 of securities registered.

                                       ***

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                                       ***

The information in this joint proxy statement/prospectus is not complete and may be changed. KFI may not sell these securities until the registration statement filed with the United States Securities and Exchange Commission is effective. This joint proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  Subject to completion, dated August 13, 2002.

[KFI LOGO]                                                             [BSI2000]

Dear Knowledge Foundations, Inc. and BSI2000, Inc. Shareholders:

On behalf of the board of directors and management teams of both Knowledge Foundations and BSI2000, we are pleased to deliver this joint proxy statement/prospectus for the merger involving Knowledge Foundations, Inc. and BSI. Upon completion of the merger, holders of BSI common stock will be entitled to receive 2000 shares of KFI common stock for each share of BSI common stock they hold at that time. KFI common stock trades on the OTC Bulletin Board under the trading symbol "KNFD.OB."

As a condition to completion of the merger, KFI shareholders are being asked to approve the spin-off and distribution of certain assets and related liabilities of KFI to certain KFI shareholders.

The boards of directors of KFI and BSI strongly recommend the spin-off and the merger --- recommendations based upon months of analysis, investigation and deliberation designed to reach a result to enhance shareholder value.

With the downturn in the market for software products and technology in general, the business of KFI has been unable to obtain financing and cannot continue to pay the ongoing expenses of a public company. On the other hand, the security related product of BSI is an industry we believe has potential for financing particularly if it is through a public entity.

You are encouraged to read this joint proxy statement/prospectus, which includes important information about the spin-off and the merger. In addition, the section entitled "Risk Factors" beginning on page ___ of this joint proxy statement/prospectus contains a description of risks that you should consider in evaluating the merger.

Completion of the spin-off and the merger requires:

      1. KFI shareholders to approve and adopt the separation and distribution agreement and approve the spin-off; and

      2. BSI shareholders to approve and adopt the merger agreement and approve the merger.

KFI and BSI have scheduled special meetings of their shareholders to obtain these approvals on ________________ and ______________, respectively.
Information regarding these special meetings is included in this joint proxy statement/prospectus. The KFI board of directors recommends that KFI shareholders vote "FOR" the proposal to approve and adopt the separation and distribution agreement and approve the spin-off. The BSI board of directors recommends that BSI shareholders vote "FOR" the proposal to approve and adopt the merger agreement and approve the merger.

Please vote "FOR" your company's proposal by signing and dating the enclosed proxy card or voting instruction card today and returning it in the pre-addressed envelope provided.

Thank you for your support.

Sincerely,


/s/                                                          /s/
------------------------------------                         -------------------
[Insert Name]                                                [Insert Name]

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the shares of KFI common stock to be issued in connection with the merger or determined whether this joint proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This joint proxy statement/prospectus is dated ___________, 2002, and is first being mailed to shareholders of each of KFI and BSI on or about ___________, 2002.

                           Knowledge Foundations, Inc.
                               7852 Colgate Avenue
                          Westminster, California 92683

                        ---------------------------------

                   NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS

                        ---------------------------------

Time and Date                   _____ p.m., local time, on ________, 2002.

Place                           [Insert Place of Meeting]

Items of Business       (1)   To consider and vote upon a proposal to approve
                              and adopt the Separation and Distribution
                              Agreement among Knowledge Foundations, Inc., Cyber
                              Knowledge, Inc. and The CKI Group, and to approve the spin-off contemplated by the Separation and Distribution Agreement.

                        (2) To consider such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

Adjournments and        Any action on the items of business described above may
Postponements           be considered at the special meeting at the time and on
                        the date specified above or at any time and date to which the special meeting may be properly adjourned or postponed.

Record Date             You are entitled to vote only if you were a KFI
                        shareholder at the close of business on ________, 2002.

Meeting Admission       You are entitled to attend the special meeting only if
                        you were a KFI shareholder or joint holder as of the close of business on _________________, 2002 or hold a valid proxy for the special meeting. You should be prepared to present photo identification for admittance.
                        In addition, if you are a record holder, your name is subject to verification against the list of record holders on the record date prior to being admitted to the meeting. If you are not a record holder but hold shares through a broker or nominee (i.e., in street name), you should be prepared to provide proof of beneficial ownership on the record date, such as your most recent account statement prior to __________________, or similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the special meeting.

                        The special meeting will begin promptly at _________, local time. Check in will begin at _________, local time, and you should allow ample time for check-in procedures.

                        Your vote is very important. Whether or not you plan to attend the special meeting, we encourage you to read this joint proxy statement/prospectus and submit your proxy or voting instructions for the special meeting as soon as possible. You may submit your proxy or voting instructions for the special meeting by completing, signing, dating and returning the proxy card or voting instruction card in the pre-addressed envelope provided. For specific instructions on how to vote your shares, please refer to the section entitled "The Special Meeting of KFI Shareholders" beginning on page ___ of this joint proxy statement/prospectus and Voting the instructions on the proxy card or voting instruction card.

                                            By Order of the Board of Directors,


                                            /s/
                                            ------------------------------------

_______________, 2002
Westminster, California

                                     BSI2000
                      12600 West Colfax Avenue, Suite B410
                            Lakewood, Colorado 80215

                       ----------------------------------

                   NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS

                       ----------------------------------

Time and Date           _____ p.m., local time, on ________, 2002.

Place                   [Insert Place of Meeting]

Items of Business       (1)   To consider and vote upon a proposal to approve
                              and adopt the Merger Agreement among Knowledge
                              Foundations, Inc., KFI, Inc. and BSI2000, Inc., and approve the merger contemplated by the Merger
                              Agreement.

                        (2) To consider such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

Adjournments and        Any action on the items of business described above may
Postponements           be considered at the special meeting at the time and on
                        the date specified above or at any time and date to which the special meeting may be properly adjourned or postponed.

Record Date             You are entitled to vote only if you were a BSI
                        shareholder at the close of business on ________, 2002.

Dissenter's Rights      Each holder of BSI common stock has the right to dissent
                        from the proposed merger and to demand payment of the fair value of his or her shares in the event the merger is completed. To preserve the right to exercise these dissenter's appraisal rights, a holder of BSI common stock must not vote his or her shares in favor of the merger agreement and the merger at the special meeting, and also must deliver to BSI, before the vote is taken at the special meeting, a written notice of intention to demand payment for his or her shares in the manner provided under Section 7-113-202 of the Colorado
                        Business Corporation Act (a copy of which is attached as Annex C to the accompanying joint proxy statement/prospectus). To preserve the right to exercise dissenter's appraisal rights, a holder of BSI common stock must also otherwise comply with all requirements of Colorado law. These dissenter's appraisal rights are more fully explained under "The Merger - Dissenter's
                        Appraisal Rights" in the accompanying joint proxy statement/prospectus. If 5% or more of the outstanding shares of BSI common stock dissent, then the merger will not be consummated.

Meeting Admission       You are entitled to attend the special meeting only if
                        you were a BSI shareholder or joint holder as of the close of business on _________________, 2002 or hold a valid proxy for the special meeting. You should be prepared to present photo identification for admittance.
                        In addition, if you are a record holder, your name is subject to verification against the list of record holders on the record date prior to being admitted to the meeting. If you are not a record holder but hold shares through a broker or nominee (i.e., in street name), you should be prepared to provide proof of beneficial ownership on the record date, such as your most recent account statement prior to __________________, or similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the special meeting.

                        The special meeting will begin promptly at _________, local time. Check in will begin at _________, local time, and you should allow ample time for check-in procedures.

Voting Your vote is very important. Whether or not you plan to attend the special meeting, we encourage you to read this joint proxy statement/prospectus and submit your proxy or voting instructions for the special meeting as soon as possible. You may submit your proxy or voting instructions for the special meeting by completing, signing, dating and returning the proxy card or voting instruction card in the pre-addressed envelope provided. For specific instructions on how to vote your shares, please refer to the section entitled "The Special Meeting of BSI Shareholders" beginning on page ___ of this joint proxy statement/prospectus and the instructions on the proxy card or voting instruction card.

                                             By Order of the Board of Directors,


                                             /s/
                                             -----------------------------------
_______________, 2002
Lakewood, Colorado

                                TABLE OF CONTENTS

ADDITIONAL INFORMATION ...............................................................................................    1
QUESTIONS AND ANSWERS ABOUT THE MERGER ...............................................................................    1
   General Questions and Answers .....................................................................................    1
   Questions and Answers for KFI Shareholders ........................................................................    2
   Questions and Answers for BSI Shareholders ........................................................................    3
SUMMARY ..............................................................................................................    6
   The Merger and the Merger Agreement (see page 27) .................................................................    6
   The Spin-Off and the Distribution and Separation Agreement (see page 32) ..........................................    6
   Parties to the Merger .............................................................................................    6
   Parties to the Spin-Off ...........................................................................................    7
   Recommendation of the BSI Board of Directors (see page 24) ........................................................    8
   Some KFI and BSI Directors and Executive Officers Have Interests in the Merger or Spin-Off
     (see page 29) ...................................................................................................    8
   Recommendation of the KFI Board of Directors (see page 21) ........................................................    8
   Share Ownership of Directors and Executive Officers of KFI (see page 22) ..........................................    8
   Share Ownership of Directors and Executive Officers of BSI (see page 25) ..........................................    8
   Directors and Executive Officers of KFI Following the Merger (see page 30) ........................................    8
   What is Needed to Complete the Merger? (see page 27) ..............................................................    8
   What is Needed to Complete the Spin-Off? (see page __) ............................................................    9
   KFI and BSI are Prohibited from Soliciting Other Offers ...........................................................    9
   KFI and BSI May Terminate the Merger Agreement Under Specified Circumstances (see page ___) .......................    9
   The Separation and Distribution Agreement May Be Terminated Under Certain Circumstances (see page __) .............    9
   The Merger is Intended to Qualify as a Reorganization for United States Federal Income Tax Purposes (see page ____)    9
   Accounting Treatment of the Spin-Off and Merger (see page ____) ...................................................    9
SUMMARY SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF KFI .......................................................   10
SUMMARY SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF BSI .......................................................   11
PRO FORMA FINANCIAL DATA .............................................................................................   12
SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL DATA ..........................................   13
COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA ..................................................................   15
STOCK PRICE AND DIVIDEND INFORMATION .................................................................................   16
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION ...........................................................   17
RISK FACTORS .........................................................................................................   18
   Risk Factors Involving BSI ........................................................................................   18
   Risk Factors Involving KFI Stock ..................................................................................   18
THE SPECIAL MEETING OF KFI SHAREHOLDERS ..............................................................................   21
   Items of Business .................................................................................................   21
   Recommendation of the KFI Board of Directors ......................................................................   21
   Admission to the Special Meeting ..................................................................................   21
   Method of Voting; Record Date; Stock Entitled to Vote; Quorum .....................................................   21
   Adjournment and Postponement ......................................................................................   22
   Required Vote .....................................................................................................   22
   Share Ownership of KFI Directors and Executive Officers ...........................................................   22
   Voting Procedures .................................................................................................   22
     Submitting Proxies or Voting Instructions .......................................................................   22
     Revoking Proxies or Voting Instructions .........................................................................   23
     Proxy Solicitation ..............................................................................................   23
     Contact for Questions and Assistance in Voting ..................................................................   23
   Other Matters .....................................................................................................   23
THE SPECIAL MEETING OF BSI SHAREHOLDERS ..............................................................................   24
   Items of Business .................................................................................................   24
   Recommendation of the BSI Board of Directors ......................................................................   24
   Admission to the Special Meeting ..................................................................................   24
   Method of Voting; Record Date; Stock Entitled to Vote; Quorum .....................................................   24
   Required Vote .....................................................................................................   25
   Share Ownership of BSI Directors and Executive Officers ...........................................................   25
   Voting Procedures .................................................................................................   25
     Submitting Proxies or Voting Instructions .......................................................................   25
     Revoking Proxies or Voting Instructions .........................................................................   25

     Proxy Solicitation ..............................................................................................   25
     Contact for Questions and Assistance in Voting ..................................................................   25
   Other Matters .....................................................................................................   26
THE MERGER ...........................................................................................................   27
   General Terms of the Transaction; The Merger Agreement ............................................................   27
   Summary of Principal Conditions to Completing the Merger ..........................................................   27
   Reasons for the Merger ............................................................................................   28
   Consideration of the Merger by the KFI Board of Directors .........................................................   28
   Consideration of the Merger by the BSI Board of Directors .........................................................   28
   Interests of KFI and BSI Directors and Executive Officers in the Merger ...........................................   29
   United States Federal Income Tax Consequences of the Merger .......................................................   29
   Accounting Treatment of the Merger ................................................................................   30
   Directors and Executive Officers of KFI Following the Merger ......................................................   30
   Dissenters' Rights as to BSI Shares ...............................................................................   31
THE SPIN-OFF .........................................................................................................   32
   General 32-
   Reasons for the Spin-Off and Consideration of the Spin-Off by the KFI Board of Directors ..........................   32
   The Separation and Distribution Agreement .........................................................................   32
   Interests of KFI Officers and Directors in the Spin-Off ...........................................................   33
   No Dissenters' Rights as to KFI Shares ............................................................................   33
INFORMATION ABOUT BSI ................................................................................................   34
   Current Contracts .................................................................................................   37
SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS ..............................................   40
   Name and Address ..................................................................................................   40
AMOUNT OF SHARES .....................................................................................................   40
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF BSI ................................................................   40
COMPARISON OF SHAREHOLDER RIGHTS .....................................................................................   41
   Authorized Capital Stock ..........................................................................................   42
   Terms of KFI Common Stock .........................................................................................   42
   Terms of KFI Preferred Stock ......................................................................................   42
   Terms of BSI Common Stock .........................................................................................   42
   Voting Groups .....................................................................................................   43
   Cumulative Voting .................................................................................................   43
   Amendments to the Articles or Certificate of Incorporation ........................................................   44
   Amendments to Bylaws ..............................................................................................   45
   Vote Required for Merger and Other Transactions ...................................................................   45
   Directors .........................................................................................................   45
   Classification of Board of Directors ..............................................................................   46
   Election of Board of Directors ....................................................................................   46

   Removal of Directors ..............................................................................................   46
   Newly Created Directorships and Vacancies .........................................................................   47
   Limitation of Director's Liability ................................................................................   47
   Indemnification of Directors and Officers .........................................................................   48
   Special Meeting of Shareholders; Action by Consent ................................................................   48
   Business Combinations Involving a Change of Control ...............................................................   49
   Anti-takeover Provisions ..........................................................................................   49
   Dissenters' Rights ................................................................................................   50
   Dividends .........................................................................................................   51
   Transactions with Directors and Officers of the Corporation .......................................................   51
   Preemptive Rights .................................................................................................   52
SHAREHOLDER PROPOSALS ................................................................................................   52
EXPERTS ..............................................................................................................   52
LEGAL MATTERS ........................................................................................................   53
INDEPENDENT PUBLIC ACCOUNTANTS .......................................................................................   53
WHERE YOU CAN FIND MORE INFORMATION ..................................................................................   53
   Available Information .............................................................................................   53
   Incorporation of Documents by Reference ...........................................................................   53
ANNEX A-- MERGER AGREEMENT ...........................................................................................  A-1
ANNEX A-1-- FIRST AMENDMENT TO MERGER AGREEMENT ...................................................................... A-45
ANNEX B-- SEPARATION AND DISTRIBUTION AGREEMENT ......................................................................  B-1
ANNEX C-- COLORADO DISSENTER'S RIGHTS STATUTES .......................................................................  C-1
INDEX TO FINANCIAL STATEMENTS ........................................................................................  F-1

                             ADDITIONAL INFORMATION

This joint proxy statement/prospectus incorporates important business and financial information about KFI from documents filed with the Securities and Exchange Commission but that have not been included in or delivered with this joint proxy statement/prospectus. For a listing of documents incorporated by reference into this joint proxy statement/prospectus, please see the section entitled "Where You Can Find More Information" beginning on page _____ of this joint proxy statement/prospectus.

KFI will provide you with copies of this information relating to KFI, without charge, upon written or oral request to:

                                    Knowledge Foundations, Inc.
                                    7852 Colgate Avenue
                                    Westminster, CA 92683
                                    Attention:  Robert Dietrich, CFO
                                    (949) 857-1133

In order for you to receive timely delivery of the documents in advance of the KFI special meeting, KFI should receive your request no later than ___________, 2002.

BSI is a private company and is not subject to the reporting requirements of the Securities Exchange Act of 1934. Accordingly, there are no filings of BSI available through the SEC.

KFI has supplied all information contained in this joint proxy statement/prospectus relating to KFI, and BSI has supplied all information contained in this joint proxy statement/prospectus relating to BSI.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

General Questions and Answers

Q:    Why am I receiving this joint proxy statement/prospectus?

A: KFI and BSI have agreed to combine their companies under the terms of a merger agreement that is described in this joint proxy statement/prospectus. As a condition to completion of the merger, KFI has agreed to distribute certain of its assets and related liabilities under the terms of a separation and distribution agreement that is described in this joint proxy statement/prospectus. A copy of the merger agreement is attached to this joint proxy statement/prospectus as Annex A, and a copy of the separation and distribution agreement is attached to this joint proxy statement/prospectus as Annex B.

      To complete the merger, KFI shareholders must approve and adopt the separation and distribution agreement and approve the spin-off, and BSI shareholders must approve and adopt the merger agreement and approve the merger. KFI and BSI will each hold a special meeting of their shareholders to obtain these approvals. This joint proxy statement/prospectus contains important information about the merger and the special meeting of BSI and the spin-off and the special meeting of KFI, and you should read it carefully. For KFI shareholders, the enclosed voting materials for the KFI special meeting allow you to vote your shares of KFI common stock without attending the KFI special meeting. For BSI shareholders, the enclosed voting materials for the BSI special meeting allow you to vote your shares of BSI common stock without attending the BSI special meeting.

      Your vote is important. We encourage you to vote as soon as possible. For more specific information on how to vote, please see the questions and answers for each of KFI and BSI shareholders below.

Q:    Why are KFI and BSI proposing the merger? (see page __)

A: BSI needs to raise capital quickly to take advantage of the need by governmental agencies to use its technology to monitor border crossings and other security measures, and the need of private industries to enhance their overall security systems. The events of September 11, 2001 have brought heightened awareness of the need for enhanced technology in these areas. Management of BSI believes that the liquidity offered by a public company such as KFI will provide an attractive opportunity for investors who would not be willing to invest in BSI if it were to remain a private company. Management of KFI believes that the business of BSI may become profitable sooner than development of KFI's existing technology, which will require substantially more capital than originally anticipated by KFI. Although there is no synergy between the technology under development by KFI (which will be transferred to certain shareholders if the merger is completed) and the technology of BSI, a merger with BSI will permit KFI to remain in the technology sector and acquire a business which is past the research and development stage.

Q:    Why is KFI proposing the spin-off? (see page __)

A: The founder and the software developer of the business of KFI will receive the primary benefit of the spin-off, controlling greater than 75% of the new company after the spin-off is completed. As the software is still in the alpha stage of development, significant additional capital is necessary to reach the beta stage. Instead of distributing KFI's intellectual property to KFI shareholders as a dividend and liquidating KFI, the KFI

      Board has decided to spin-off the assets to a company which will be controlled by the founder and primary software developer who plans to continue to develop the software on his own without compensation. Without further development, the KFI Board believes that there is no market for the software of KFI. Management of BSI has no interest in financing development of KFI software which has no synergy with its existing operations.

Q:    When do KFI and BSI expect to complete the spin-off and the merger?

A: KFI and BSI will complete the spin-off and the merger immediately after the required shareholder approvals are obtained at the special meetings.

Q:    How does the board of directors of BSI recommend that I vote? (see page
      _____)

A: The BSI board of directors recommends that BSI shareholders vote "FOR" the proposal to approve and adopt the merger agreement and approve the merger.

Q:    How does the board of directors of KFI recommend that I vote? (see page
      _____)

A: The KFI board of directors recommends that KFI shareholders vote "FOR" the proposal to approve and adopt the separation and distribution agreement and approve the spin-off.

Q:    What should I do now?

A: Please review this joint proxy statement/prospectus carefully and sign, date and return each proxy card and voting instruction card you receive as soon as possible.

Q: What should I do if I receive more than one set of voting materials? (see pages __ and __)

A: Please complete, sign, date and return each proxy card and voting instruction card that you receive. You may receive more than one set of voting materials, including multiple copies of this joint proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If your shares are held in more than one name, you will receive more than one proxy or voting instruction card. Therefore, please sign, date and return each proxy and voting instruction card you receive.

Questions and Answers for KFI Shareholders

Q:    When and where is the KFI special meeting? (see page ___)

A: The special meeting of KFI shareholders will be held at ________, local time, on ______________, at

Q:    How can I obtain admission to the KFI special meeting? (see page ___)

A: You are entitled to attend the special meeting only if you were a KFI shareholder or joint holder as of the close of business on ______________, 2002, or you hold a valid proxy for the special meeting. You should be prepared to present photo identification for admittance. In addition, if you are a record holder, your name is subject to verification against the list of record holders on the record date prior to being admitted to the meeting. If you are not a record holder but hold shares through a broker or nominee (i.e., in street name), you should be prepared to provide proof of beneficial ownership on the record date, such as your most recent account statement prior to ____________, 2002, or similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the special meeting.

      The special meeting will begin promptly at _________ p.m. local time. Check in will begin at _____ p.m. local time, and you should allow ample time for check-in procedures.

Q: What is the vote of KFI shareholders required to approve and adopt the separation and distribution agreement and approve the spin-off? (see page ___)

A: Approval and adoption of the separation and distribution agreement requires the affirmative vote of the holders of the disinterested majority of the shares of KFI common stock outstanding as of the record date for the KFI special meeting. (In excess of 90% of the existing KFI shareholders will receive shares of the KFI spin-off company and those shareholders will not be considered disinterested for the purposes of this vote.)

Q:    As a KFI shareholder, what happens if I do not vote? (see page ___)

A: Failure to vote or give voting instructions to your broker or nominee for the KFI special meeting will have the same effect as voting "against" the proposal to approve and adopt the separation and distribution agreement and approve the spin-off. Therefore, we urge you to vote.

Q:    As a KFI shareholder, how can I vote? (see page ___)

A: If you are a shareholder of record, you may submit a proxy for the KFI special meeting by completing, signing, dating and returning the proxy card in the pre-addressed envelope provided.

      If you hold your shares of KFI common stock in a stock brokerage account or if your shares are held by a bank or nominee (i.e., in street name), you must provide the record holder of your shares with instructions on how to vote your shares. If you are a shareholder of record, you may also vote at the KFI special meeting. If you hold shares in a stock brokerage account or if your shares are held by a bank or nominee (i.e., in street name), you may not vote in person at the KFI special meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. You will also need to present photo identification and comply with the other procedures described in "Admission to the Special Meeting" on page ___.

Q:    As a KFI shareholder, who can help answer my questions?

A: If you have any questions about the merger or how to vote or revoke your proxy, you should contact:

                                    Robert Dietrich, CFO
                                    c/o Knowledge Foundations, Inc.
                                    7852 Colgate Avenue
                                    Washington, CA  92683
                                    Telephone:  (949) 857-1133

      If you need additional copies of this joint proxy statement/prospectus or voting materials, you should contact Robert Dietrich as described above or send an e-mail to radietrich@earthlink.net.

Questions and Answers for BSI Shareholders

Q:    When and where is the BSI special meeting? (see page ___)

A: The special meeting of BSI shareholders will be held at ________, local time, on ______________, at ___________.

Q:    How can I obtain admission to the BSI special meeting? (see page ___)

A: You are entitled to attend the special meeting only if you were a BSI shareholder or joint holder as of the close of business on ______________, 2002, or you hold a valid proxy for the special meeting. You should be prepared to present photo identification for admittance. In addition, if you are a record holder, your name is subject to verification against the list of record holders on the record date prior to being admitted to the meeting. If you are not a record holder but hold shares through a nominee, you should be prepared to provide proof of beneficial ownership on the record date, ____________, 2002. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the special meeting.

      The special meeting will begin promptly at _________ p.m. local time. Check in will begin at _____ p.m. local time, and you should allow ample time for check-in procedures.

Q: What is the vote of BSI shareholders required to approve and adopt the merger agreement and approve the merger? (see page ___)

A: Approval and adoption of the merger agreement and approval of the merger requires the affirmative vote of the holders of a majority of the shares of BSI common stock outstanding as of the record date for the BSI special meeting.

Q:    As a BSI shareholder, what happens if I do not vote? (see page ___)

A: Failure to vote or give voting instructions to your nominee for the BSI special meeting will have the same effect as voting "against" the proposal to approve and adopt the merger agreement and approve the merger. Therefore, we urge you to vote. If you want to exercise dissenter's rights, do not vote in favor of the merger agreement or the merger.

Q:    As a BSI or KFI shareholder, how can I vote? (see page ___)

A: If you are a shareholder of record, you may submit a proxy for the BSI special meeting by completing, signing, dating and returning the proxy card in the pre-addressed envelope provided.

      If you hold your shares of BSI common stock through a nominee, you must provide the record holder of your shares with instructions on how to vote your shares. If you are a shareholder of record, you may also vote at the BSI special meeting. If your shares are held by a bank or nominee, you may not vote in person at the BSI special meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. You will also need to present photo identification and comply with the other procedures described in "Admission to the Special Meeting" on page ___.

Q: As a BSI shareholder, what will I receive upon completion of the merger? (see page ___)

A: Upon completion of the merger, you will be entitled to receive approximately [3.3] shares of KFI common stock for each share of BSI common stock you own at the effective time of the merger. Instead of a fractional share of KFI common stock, you will be entitled to receive an amount of cash equal to the value of the fractional share remaining after aggregating all of your BSI shares held in a single account, based on an average closing price of KFI common stock as reported on the OTC Bulletin Board.

Q: As a BSI shareholder, will I be able to trade the KFI common stock that I receive in connection with the merger? (see page ____)

A: The shares of KFI common stock issued in connection with the merger will be freely tradable, but will be subject to a one-year lock-up agreement (two years if you are an affiliate of BSI) running from the effective time of the merger. See "The Merger--Summary of Principal Conditions to Completion of the Merger," and the form of lock-up agreement attached as Annex C. Generally, persons who are deemed to be affiliates of BSI must comply with Rule 144 under the Securities Act of 1933 if they wish to sell or otherwise transfer any of the shares of KFI common stock received in connection with the merger. You will be notified if you are an affiliate of BSI.

Q: As a BSI shareholder, should I send in my stock certificates at this time? (see page ____)

A: Do not send in your stock certificates at this time. Promptly following completion of the merger, _____________________________________, the exchange agent for the merger, will send you written instructions for exchanging your BSI stock certificates for book-entry ownership of KFI common stock or, if you request, a KFI stock certificate.

Q:    As a BSI shareholder, who can help answer my questions?

A: If you have any questions about the merger or how to vote or revoke your proxy, you should contact:

                                    Jack Harper
                                    BSI2000, Inc.
                                    12600 W. Colfax Ave., Suite B410
                                    Lakewood, CO  80215
                                    Telephone:  (303) 231-9095

      If you need additional copies of this joint proxy statement/prospectus or voting materials, you should contact Jack Harper as described above or send an e-mail to jharper@bsi2000.com.

                                     SUMMARY

The following is a summary of the information contained in this joint proxy statement/prospectus. This summary may not contain all of the information about the merger that is important to you. For a more complete description of the merger, we encourage you to read carefully this entire joint proxy statement/prospectus, including the attached annexes. In addition, we encourage you to read the information incorporated by reference into this joint proxy statement/prospectus, which includes important business and financial information about KFI. You may obtain the information incorporated by reference into this joint proxy statement/prospectus without charge by following the instructions in the section entitled "Where You Can Find More Information" beginning on page ____ of this joint proxy statement/prospectus.

The Merger and the Merger Agreement (see page 27)

KFI and BSI have agreed to combine their companies under the terms of a merger agreement between the companies that is described in this joint proxy statement/prospectus. A copy of the merger agreement is attached to this joint proxy statement/prospectus as Annex A. Under the terms of the merger agreement, a wholly-owned subsidiary of KFI will merge with and into BSI and BSI will survive the merger as a wholly-owned subsidiary of KFI (changing its name to "BSI Operations, Inc."). Upon completion of the merger, holders of BSI common stock will be entitled to receive 3.021415 shares of KFI common stock for each share of BSI common stock they then hold. KFI shareholders will continue to own their existing shares of KFI common stock after the merger, except for certain KFI shareholders who are parties to the separation and distribution agreement (see below).

The Spin-Off and the Distribution and Separation Agreement (see page 32)

As a condition to completion of the merger, KFI has agreed to distribute certain assets and related liabilities to a company which will be controlled by major KFI shareholders and former officers and directors of KFI. The effect of the spin-off will be that when the merger is completed, BSI's assets and liabilities will be the assets and liabilities of KFI and all KFI assets and liabilities (other than payables for legal, accounting and stock transfer services which will be retained by KFI) immediately before completion of the merger will be owned by a separate new private corporation ("Cyber Knowledge, Inc." ("CKI") to be owned by certain of the KFI shareholders) immediately after completion of the merger.

Parties to the Merger

                  Knowledge Foundations, Inc.
                  7852 Colgate Avenue
                  Westminster, CA  92683
                  (949) 857-1133

KFI is a developer and promoter of knowledge engineering software. KFI has an exclusive license to market and distribute two generations of knowledge engineering software tools developed by KFI's Chairman and Chief Science Officer, Dr Richard L. Ballard. Previous versions of the software have been used in a variety of government applications for the US Navy, US Air Force, US Army Strategic Defense Command, NASA's Johnson Space Center and others. The software operates transparently within the MS-Windows environment and has the capacity to capture and code knowledge for increased processing speed, storage capacity and intuitive access.

Knowledge Foundations' software products are best described as knowledge-based engineering and application development tools. Whereas current information processing applications are limited to informational data content with predictable outcomes, KFI's software will use coded human knowledge to assist a user in solving and managing unpredictable problems by answering complex questions such as how, why, and most important - what if?

KFI's technology will allow organizations to permanently store lessons learned, contracted work products, and intellectual capital as a "knowledge base". KFI's technology captures, codifies and integrates virtually any form of knowledge into easily accessed and marketable formats. The application of KFI's software tools will provide a production process for building small to large knowledge bases and assist companies in managing a most important asset -- knowledge.

KFI's goal is to patent and establish its technology as an "industry standard" for all knowledge-based computing and plans to market its technology through licensing agreements.

                  BSI2000, Inc.
                  12600 West Colfax Avenue
                  Suite B410
                  Lakewood, CO  80215

BSI2000, Inc., a development stage Colorado corporation, has designed proprietary and patent pending applications of optical card technology to securely store updateable identification information in digital form, with biometric verification of the card user. BSI's systems read and write optical cards for security and tracking purposes. Three systems have been developed to date: The Civilitas 2000 government ID system; the Securus 2000 access control and site security system; and the DISA 2000 employee tracking system.

BSI has a contract to sell the Civilitas 2000 system into the Italian national government identification program. It is negotiating with a large corporation to jointly submit a contract bid to sell the Civilitas 2000 system to the United States Immigration and Naturalization Service, so the INS can read over 5 million "border crossing optical cards" already issued. Applications of the technology to other business prospects in the medical information and company security sectors are being developed.

                  KFI, Inc.
                  7852 Colgate Avenue
                  Westminster, CA  92683
                  (949) 857-1133

KFI, Inc. is a newly-formed, wholly-owned subsidiary of KFI. KFI formed KFI, Inc. solely to effect the merger, and KFI, Inc. has not conducted and will not conduct any business during any period of its existence. (KFI, Inc. has no relationship to CKI which is a private company which will own the assets and liabilities of KFI when the spin-off is completed.)

Parties to the Spin-Off

Dr. Richard Ballard and the directors of KFI own in excess of 90% of the outstanding KFI Common Stock. This control group of shareholders will obtain control and have ownership of a private company which will own all of the assets and liabilities of KFI which, at the time of the spin-off, will primarily consist of two earlier generations of engineering software tools and all subsequent research and development efforts and all related intellectual property and licenses. Dr. Ballard plans to continue the development of the knowledge engineering software as part of the private spin-off company, CKI, Inc. The Board of Directors of KFI have determined that the current climate in the public markets is not conducive to raising funds for software development and that private investment could prove to be more easily obtained.

Recommendation of the BSI Board of Directors (see page 24)

After careful consideration, the BSI board of directors unanimously determined the merger is advisable, and is fair to and in the best interests of BSI and its shareholders, and unanimously approved the merger agreement. The BSI board of directors recommends that the BSI shareholders vote "FOR" the proposal to approve and adopt the merger agreement and approve the merger.

Some KFI and BSI Directors and Executive Officers Have Interests in the Merger or Spin-Off (see page 29)

Some of the directors and executive officers of KFI and BSI have personal interests in the merger that are different from the interests of other KFI and BSI shareholders. These interests include debt owed to Richard A. Kirk, a BSI director (which will remain outstanding if the merger is completed); and the ownership by most of the KFI officers and directors (and some other shareholders) in Cyber Knowledge, Inc., which will own all the KFI assets after the merger is completed. See "The Spin-Off" and "Information About BSI--Certain Relationships and Related Transactions."

Recommendation of the KFI Board of Directors (see page 21)

After careful consideration, the KFI board of directors unanimously determined that the spin-off and merger are advisable, and are fair to and in the best interests of KFI and its shareholders, and unanimously approved both the merger agreement and the separation and distribution agreement. The KFI board of directors recommends that the KFI shareholders vote "FOR" the proposal to approve and adopt the separation and distribution agreement and approve the spin-off.

Share Ownership of Directors and Executive Officers of KFI (see page 22)

At the close of business on the record date for the KFI special meeting, directors and executive officers of KFI and their affiliates beneficially owned and were entitled to vote __ percent of the ___________ shares of KFI common stock outstanding on that date.

Share Ownership of Directors and Executive Officers of BSI (see page 25)

At the close of business on the record date for the BSI special meeting, directors and executive officers of BSI and their affiliates beneficially owned and were entitled to vote ___ percent of the _________ shares of BSI common stock outstanding on that date.

Directors and Executive Officers of KFI Following the Merger (see page 30)

Following the merger the directors of BSI will be Jack Harper, Richard A. Kirk, Fritz Keefner, Dr. Vincent Fulginiti, Marshall Kaplan, and Richard Gibson. The executive officers will be Jack Harper, President and Richard A. Kirk, Secretary.

What is Needed to Complete the Merger? (see page 27)

Several conditions must be satisfied or waived before we complete the merger, including those summarized below:

      o     receipt of the required approval from BSI shareholders;

      o receipt of approval from KFI shareholders to complete the spin-off of the assets and liabilities of KFI to a new corporation owned by certain KFI shareholders;

      o all BSI shareholders sign lock-up agreements, and three KFI shareholders sign lock-up agreements; and

      o BSI's debt must not exceed $225,000 principal, plus accrued interest through the date the merger is completed.

What is Needed to Complete the Spin-Off? (see page __)

Several conditions must be satisfied or waived before we complete the spin-off, including those summarized below:

      o     receipt of the required approval from KFI shareholders; and

      o     receipt of approval from BSI shareholders to complete the merger.

KFI and BSI are Prohibited from Soliciting Other Offers

The merger agreement contains detailed provisions that prohibit BSI from taking any action to solicit, initiate or encourage any other person to acquire BSI or its assets.

KFI and BSI May Terminate the Merger Agreement Under Specified Circumstances (see page ___)

Under circumstances specified in the merger agreement, either KFI or BSI may terminate the merger agreement if:

      o     the merger is not completed by October 1, 2002;

      o the required approval of the shareholders of each of KFI and BSI has not been obtained;

      o the other party breaches any material representations, warranties or covenants in the merger agreement, and breach is not cured in 30 days after notice; or such that its conditions to completion of the merger regarding representations, warranties or covenants would not be satisfied; or

      o     the other party consents to termination.

The Separation and Distribution Agreement May Be Terminated Under Certain Circumstances (see page __)

The parties to the Separation and Distribution Agreement may terminate it at any time by the mutual consent of KFI and Cyber Knowledge, Inc. (the company which is receiving the distribution). However, KFI must complete the spin-off as a condition precedent to closing the merger and it has agreed to do so pursuant to the merger agreement.

The Merger is Intended to Qualify as a Reorganization for United States Federal Income Tax Purposes (see page ____)

The merger has been structured to qualify as a reorganization for United States federal income tax purposes under the Internal Revenue Code. Assuming the merger so qualifies, BSI shareholders generally will not recognize gain or loss for United States federal income tax purposes as a result of receiving KFI common stock in exchange for their BSI common stock pursuant to the merger, except with respect to cash received instead of fractional shares of KFI common stock. You should carefully read the discussion in "United States Federal Income Tax Consequences of the Merger" beginning on page __ of this joint proxy statement/prospectus.

Accounting Treatment of the Spin-Off and Merger (see page ____)

KFI will account for the merger under the purchase method of accounting for business combinations and the spin-off will be accounted for as a disposition of stock of a subsidiary.

                           SUMMARY SELECTED HISTORICAL
                       CONSOLIDATED FINANCIAL DATA OF KFI

The following table sets forth selected financial data of KFI for the years ended March 31, 2002 and 2001. The data for the March fiscal years has been derived from the financial statements of KFI, which have been audited by Corbin & Wertz, independent auditors, and which are incorporated by reference in this Joint Proxy Statement/Prospectus. The following selected financial data of KFI should be read in conjunction with KFI's financial statements and the notes thereto incorporated by reference herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                                                                        Inception
                                                                     (April 6, 2000)
                                                      For the year      through
                                                     ended March 31,  March 31, 2001
                                                        2002
                                                      ------------    ------------
      Income Statement Data:
          Total revenue                               $          0    $          0
          Total expenses                                   205,059         839,558
                                                      ------------    ------------
          Net loss                                    $   (182,439)   $   (865,184)
                                                      ============    ============
      Per Share Data:
          Basic and diluted net loss per share        $       (.01)   $       (.02)
                                                      ============    ============
          Basic and diluted weighted average shares
           outstanding                                  35,986,837      35,980,478
      Balance Sheet Data:
          Current assets                              $         82    $      1,468
          Total assets                                       7,733          14,145
          Current liabilities                            1,032,736         865,967
          Total liabilities                              1,032,736         865,967
          Stockholders' deficit                         (1,025,003)       (851,822)

                           SUMMARY SELECTED HISTORICAL
                       CONSOLIDATED FINANCIAL DATA OF BSI

The following table sets forth selected financial data of BSI for the years ended December 31, 2001 and 2000 and as of and for the three months ended March 31, 2002 and 2001. The data for the December fiscal years has been derived from the financial statements of BSI, which have been audited by Ehrhardt Keefe Steiner & Hottman, PC, independent certified public auditors, and which are incorporated by reference in this Joint Proxy Statement/Prospectus. The data as of and for the three months ended March 31, 2002 and 2001 are derived from unaudited financial statements of BSI which include all adjustments, consisting only of normal recurring adjustments and accruals, that BSI considers necessary for a fair presentation of its financial position and results of operations for these periods. Interim operating results for the three months ended March 31, 2002 are not necessarily indicative of the results that may be expected for the entire fiscal year ended December 31, 2002 or any future period. The following selected financial data of BSI should be read in conjunction with BSI's financial statements and the notes thereto incorporated by reference herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                                                Cumulative
                                              from inception                          Inception
                              Three months   (July 30, 1993)       For the         (July 30, 1993)
                                  ended          through         year ended             through
                             March 31, 2002   March 31, 2002   December 31, 2001   December 31, 2001
                             --------------   --------------   -----------------   -----------------
Income Statement Data:
    Total revenue              $        --       $    51,300       $    18,980       $    51,300
    Total expenses                 146,717         2,935,693           357,659         2,788,976
                               -----------       -----------       -----------       -----------
    Net loss                   $  (146,717)      $(2,884,393)      $  (338,679)      $(2,737,676)
                               ===========       ===========       ===========       ===========
Per Share Data:
    Basic and diluted net
     loss per share            $     (0.02)      $     (2.02)      $     (0.09)      $     (1.93)
                               ===========       ===========       ===========       ===========
    Basic and diluted            5,966,434         1,430,222         3,603,837         1,420,945
     weighted average
     shares outstanding
Balance Sheet Data:
    Current assets             $    79,944       $    79,944       $    17,094       $    17,094
    Total assets                   126,117           126,117            64,721            64,721
    Current liabilities            792,864           792,864           585,251           585,251
    Total liabilities              803,128           803,128           595,515           595,515
    Stockholders' deficit         (677,011)         (677,011)         (530,794)         (530,794)

                            PRO FORMA FINANCIAL DATA

The following pro forma financial data combine the historical consolidated balance sheets and statements of earnings of KFI and BSI2000 after giving effect to the Merger. The unaudited Pro Forma Combined Condensed Financial Data at March 31, 2002 (for KFI) gives effect to the Merger as if it had occurred at March 31, 2002. The pro forma adjustments account for the Merger as a purchase and are based upon the assumptions set forth in the notes thereto.

The following pro forma financial data was prepared from, and should be read in conjunction with, the historical consolidated financial statements and related notes of KFI and BSI2000, all of which are included elsewhere herein. See "INDEX TO FINANCIAL STATEMENTS." The following information is not necessarily indicative of the financial position or operating results that would have occurred had the Merger been consummated on the date, or at the beginning of the periods, for which the Merger is being given effect, nor is it necessarily indicative of future operating results or financial position.

                     SELECTED UNAUDITED PRO FORMA CONDENSED
                      COMBINED CONSOLIDATED FINANCIAL DATA

Knowledge Foundations, Inc. (KFI)
Proforma Condensed Consolidated Balance Sheet

                                                    Historical     Historical                         Pro Forma
                                                       KFI        BSI2000, Inc.                          KFI
                                                  Audited as of   Audited as of     Pro Forma         Unaudited
                                                     3/31/02        12/31/01       Adjustments     Adjustments (1)
                                                  -----------------------------    -----------     ---------------
ASSETS
Current Assets
   Cash and equivalents                                     22            7,712                                7734
   Other current assets                                     60            9,382                                9442
                                                  -----------------------------                     ---------------
     Total current assets                                   82            17094                               17176

Non-current Assets
   Property and equipment-net                            7,651           36,379         (7,651)(2)           36,379
   Intangible assets                                                      2,160                               2,160
   Other long-term assets                                                 9,088                               9,088
                                                  -----------------------------                     ---------------
     Total non-current assets                            7,651           47,627                              47,627

     Total assets                                        7,733           64,721                              64,803
                                                  =============================                     ===============

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
   Accounts payable                                     97,964           60,694               (3)           158,658
   Accrued liabilities                                 296,140          139,010       (296,140)(2)          139,010
   Current portion of long term debt                                    385,547                             385,547
   Due to related parties                               57,632                         (57,632)(4)                0
   Notes payable to shareholders                       281,000                        (281,000)(4)                0
   Convertible subordinated note payable               300,000                        (300,000)(4)                0
                                                  -----------------------------                     ---------------
     Total current liabilities                       1,032,736          585,251                             683,215

Long term debt, less current portion                                     10,264                              10,264
                                                  -----------------------------                     ---------------

     Total liabilities                               1,032,736          595,515                             693,479

Stockholders' Deficit
   Preferred stock, $0.001 par value;
     20,000,000 shares authorized; no shares
issued
     or outstanding                                          0                0                                   0
   Common stock, $0.001 par value;
   100,000,000 shares authorized                        39,111        2,206,882     (2,220,792)              25,201
   Additional paid in capital                          (16,491)               0      2,100,290            2,083,799
   Deficit accumulated during
     development stage                              (1,047,623)      (2,737,676)     1,047,623           (2,737,676)
                                                  -----------------------------                     ---------------
     Total stockholders' deficit                    (1,025,003)        (530,794)                           (628,676)

   Total liabilities and stockholders' deficit           7,733           64,721                              64,803
                                                  =============================                     ===============

(1) Adjusted to reflect the condensed consolidated balance sheet as of the Effective Date of the Merger.

(2) The Reorganization Plan to spin off to KFI's original founders certain assets and to forgive certain accrued liabilities is adjusted to reflect the terms of the Merger.

(3) Subsequent to KFI's year end and prior to the Effective Date of the Merger all of KFI's accounts payable will have been paid, settled or converted to common shares except for legal, accounting and transfer agent fees.

(4) Certain advances and note payables of KFI due to shareholders shall be forgiven as of the Effective Date of the Merger.

Knowledge Foundations, Inc. (KFI)
Proforma Condensed Statement of Operations

                                                   Historical     Historical                        Pro Forma
                                                      KFI        BSI2000, Inc.                         KFI
                                                 Audited as of   Audited as of     Pro Forma        Unaudited
                                                    3/31/02        12/31/01       Adjustments    Adjustments (1)
                                                 -----------------------------    -----------    ---------------

Sales                                                       0           18,980              0           18,980

Cost of sales                                               0                0                               0
                                                 -----------------------------    -----------    ---------------


Gross profit                                                0           18,980                          18,980

Selling, general and administrative expenses          205,059          321,683       (175,059)(2)      351,683
                                                 -----------------------------    -----------    ---------------

Operating Income (loss)                              (205,059)        (302,703)                       (332,703)

Other income (expense);
  Interest income                                           0               92                              92
  Interest expense                                    (41,560)         (36,068)        41,560(2)       (36,068)

Loss before extraordinary item                       (246,619)        (338,679)                       (368,679)

Extraordinary item-gain on extinguishment
of debt (net of income taxes)                          64,180                         (64,180)(2)            0
                                                 -----------------------------    -----------    ---------------

Net Income (loss)                                    (182,439)        (338,679)                       (368,679)

Net loss available to common to common
shareholders per common share                          ($0.01)          ($0.09)                       ($ 0.015)

Weighted average number of shares
Outstanding                                        35,986,837        3,603,837                      25,201,008


(1) Adjusted to reflect the condensed consolidated balance sheet as of the Effective Date of the Merger.

(2) As the KFI operations would not be included in post-merger operations of the company, KFI's expenses have been eliminated, except for an estimated $30,000 in expenses payable to auditors and attorneys in support of public company reporting requirements.

                           COMPARATIVE HISTORICAL AND
                            PRO FORMA PER SHARE DATA

The following table presents (i) selected comparative per share data for BSI on a historical basis, and (ii) selected unaudited pro forma comparative per share data reflecting the consummation of the Merger. The pro forma equivalent amounts are presented with respect to each item of pro forma information on a calendar year basis (for the three months ended March 31, 2002 and the period from inception to March 31, 2002, for the twelve months ended December 31, 2001 and for the period from inception to December 31, 2001), and have been calculated by multiplying the corresponding pro forma combined amounts per share of BSI Common Stock by the Exchange Ratio of _____________.

The comparative per share data presented herein is based on and derived from, and should be read in conjunction with, the historical consolidated financial statements and related notes thereto of BSI, incorporated by reference herein, and unaudited pro forma financial information included elsewhere herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS." Results of BSI for prior interim periods are not necessarily indicative of results expected for the entire year, nor are pro forma amounts necessarily indicative of results of operations or the combined financial position that would have resulted had the Merger been consummated at the beginning of the periods presented.


                                                                                      For the year     Inception
                                          Three months    Cumulative from inception      ended       (July 30, 1993)
                                             ended         (July 30, 1993) through    December 31,   through December 31,
                                         March 31, 2002         March 31, 2002            2001              2001
                                         --------------         --------------            ----              ----
BSI Common Stock (Historical):
    Net loss per share                          $(0.02)             $(2.02)             $(0.09)           $(1.93)
    Cash dividends paid per share                   --                  --                  --                --
    Book value per share at period end           (0.11)              (0.11)              (0.10)            (0.10)
BSI Common Stock (Pro Forma
 Equivalent):
    Net loss per share                          $   --              $   --              $   --            $   --
    Cash dividends paid per share                   --                  --                  --                --
    Book value per share at period end              --                  --                  --                --

                      STOCK PRICE AND DIVIDEND INFORMATION

KFI common shares are quoted on the OTC Bulletin Board under the symbol "KNFD.OB". The following table sets forth trading information for the quarters indicated. Figures stated represent high and low bids and reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not represent actual transactions.

                                   FISCAL 2002

             Months                    Average Low                Average High

             April 2001                       $0.56                     $1.10
             May 2001                         $0.90                     $1.02
             June 2001                        $0.90                     $0.98
             July 2001                        $0.85                     $0.90
             August 2001                      $0.85                     $0.90
             September 2001                   $0.85                     $0.85
             October 2001                     $0.65                     $0.65
             November 2001                    $0.35                     $0.65
             December 2001                    $0.36                     $0.42
             January 2002                     $0.36                     $0.36
             February 2002                    $0.43                     $1.35
             March 2002                       $0.80                     $1.05

The last trading day before the merger was announced as May 1, 2002. On that date the closing price for KFI shares on the OTC Bulletin Board was $_____. On August 6, 2002, the closing price for KFI shares on the OTC Bulletin Board was $1.01.

KFI has never paid cash dividends on its capital stock. KFI currently intends to retain all earnings, if any, to finance the growth and development of its business. KFI does not anticipate paying any cash dividends in the foreseeable future.

BSI is a privately held company and there is no established public trading market for its stock. BSI has never paid, and does not anticipate paying, cash dividends on its common stock.

                         CAUTIONARY STATEMENT REGARDING
                           FORWARD-LOOKING INFORMATION

This joint proxy statement/prospectus and the documents incorporated by reference into this joint proxy statement/prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions, that, if they never materialize or prove incorrect, could cause the results of KFI, on the one hand, or BSI, on the other, to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new products, services, developments or industry rankings; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing.

The principal risks and uncertainties include the fact that BSI's business model is untested and BSI has not sold any products to date; and that BSI may need to raise capital to stay in business or expand its scope of operations and other risks that are described in the section entitled "RISK FACTORS," which follows on the next page.

                                  RISK FACTORS

KFI and BSI will operate as a combined company in a market environment that cannot be predicted and that involves significant risks, many of which will be beyond the combined company's control. In addition to the other information contained in, or incorporated by reference into, this joint proxy statement/prospectus, you should carefully consider the risks described below before deciding how to vote your shares.

Risk Factors Involving BSI

You could lose your investment if BSI's untested business model is not successful. BSI has not sold any products to date and has a working capital deficit of $712,920 at March 31, 2002. It has an exclusive contract to sell optical cards and systems in Italy but has not received orders yet. Together with a large company, BSI intends to submit to the United States Immigration and Naturalization Service a bid to sell its systems to the INS, but it may not win a contract.

Even after the merger, BSI will need more capital to stay in business or expand the scope of operations. BSI has limited capital for operating expenses and working capital. It may well need more capital to fund manufacturing costs ahead of revenues if it receives significant product orders, and to pay for extended overhead expenses. Terms of subsequent offerings could adversely impact you:
Institutional investors could negotiate favorable terms (debt or preferred stock, and/or representation on the board of directors), and/or an offering of common stock could be at prices lower than the price paid by you. Although closing of the merger agreement with KFI should make capital raising easier than at present, there are no agreements in place to raise capital after this offering.

If BSI lost the services of Jack Harper, the business would suffer. Jack Harper, president and a director, helps to develop and market the company's products. It is unlikely the company would be able to find a replacement if he were unable to continue service. There is no "Key Man" insurance policy and no present plans to obtain such insurance against a loss of Mr. Harper's service.

BSI's business depends on the viability and continued relationship with LaserCard Corporation. BSI might not be able to find a suitable replacement vendor of the cards and reader head equipment it needs if LaserCard Corporation does not continue its relationship with it. BSI is dependent on this company. See "Information About BSI-Current Contracts-LaserCard Systems."

BSI may not be able to compete if large companies enter the business, and patent laws may not fully protect it. There are several manufacturers of optical cards and card reader technology, and BSI's agreement with one manufacturer (LaserCard Systems Corporation) is nonexclusive. Currently BSI believes there are few if any companies with features like BSI's products, but optical card technology may soon attract large companies with significant capital and marketing resources to develop their own systems and compete directly with BSI. BSI's intellectual property is proprietary and it has applied to the United States Patent & Trademark Office for patent protection on several of its systems. BSI will continue filing for patents on each application it develops. However, even if patents are issued, it is possible that competitors could develop applications which do not infringe on BSI's rights, but which provide similar benefits overall to customers.

Risk Factors Involving KFI Stock

If the merger agreement is closed, our shares would be "penny stock" under rule 3a51-1 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934. In general, "penny stock" includes securities of companies which are not listed on the principal stock exchanges or the National Association of Securities Dealers Automated Quotation, National Market System, "Nasdaq NMS" and have a bid price in the market of less than $5.00; and companies with net tangible assets of less than $2 million ($5 million if the issuer has been in continuous operation for less than three years), or which has recorded revenues of less than $6 million in the last three years. As "penny stock," our stock therefore would be subject to rule 15g-9, which imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and "accredited investors" (generally, individuals with net worth in excess of $1 million or annual incomes exceeding $200,000, or $300,000 together with their spouses, or individuals who are the officers or directors of the issuer of the securities). For transactions covered by rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, this rule may adversely affect the ability of broker-dealers to sell our stock, and therefore may adversely affect our stockholders' ability to sell the stock in the public market.

You should be aware that, according to Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. We are aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to the KFI shares you will receive.

There Is A Limited Market For KFI Common Stock. Currently only a limited trading market exists for KFI common stock. KFI common stock trades on the OTC Bulletin Board under the symbol "KNFD." The Bulletin Board is a limited market and subject to substantial restrictions and limitations in comparison to the NASDAQ system. Any broker/dealer that makes a market in our stock or other person that buys or sells our stock could have a significant influence over its price at any given time. Effective January 1, 2003, the OTC Bulletin Board will no longer offer companies a market on which to trade. The new BBX Exchange, which is intended to replace the OTC Bulletin Board, will have stricter listing standards. Management intends to apply to be listed on the BBX Exchange as soon as applications become available but there is no assurance that KFI will meet the minimum criteria required. If KFI fails to meet the BBX Exchange listing requirements, then it will be forced to trade solely on the pink sheets, a market with very limited liquidity and minimal listing standards. We cannot assure the BSI shareholders that a market for KFI stock will be sustained. There is no assurance that the KFI shares will have any greater liquidity than shares which do not trade on a public market.

Resale of your shares will be limited even if the merger agreement is completed. A condition to closing of the merger agreement with KFI is execution of one year lockup agreements by all BSI shareholders of the company (two years for officers, directors, and employees of BSI). Therefore, after the merger is closed, the now-current shareholders of KFI (except for three individuals not subject to lockup agreements) will be able to sell their shares even though the BSI shareholders will then own most of the stock of KFI. See "Merger-Lock-up Agreements."

No fairness opinion or independent valuation of the assets of KFI will be completed prior to the spin-off. Although the KFI Board believes there is a limited market for the sale of the knowledge engineering software, it has not made any inquiries, solicited any offers, or retained any independent appraiser or investment banker to determine whether a market exists and, if so, at what price the KFI assets could be sold. Because the knowledge engineering software is still in the alpha stage, without significant additional development by Dr. Ballard or other software developers, the KFI Board believes it remains an unattractive investment opportunity, particularly in a market which is difficult for software companies with developed products. However, there may be circumstances unknown to the KFI Board permitting it to sell the knowledge engineering software for a substantial amount. If the spin-off is approved, the shareholders who benefit from the spin-off may be receiving a significant windfall and those who do not benefit may be losing the opportunity for substantial profits. Regardless, without a substantial capital infusion and additional development to reach the beta stage (which are not available to KFI at this time), KFI would distribute the intellectual property to shareholders pro rata, who individually at its current stage of development could probably not sell it.

                     THE SPECIAL MEETING OF KFI SHAREHOLDERS

                              Date, Time and Place

The KFI special meeting will be held at ___________, local time, on ____________, 2002 at _________________________________

Items of Business

At the KFI special meeting, KFI shareholders will be asked to consider and vote upon the proposal to approve and adopt the separation and distribution agreement and approve the spin-off. KFI shareholders also will consider any other business that may properly come before the KFI special meeting or any adjournment or postponement of the KFI special meeting. KFI currently does not contemplate that any other matters will be considered at the KFI special meeting.

Recommendation of the KFI Board of Directors

After careful consideration, the KFI board of directors unanimously determined that the spin-off is advisable, and is fair to and in the best interests of KFI and its shareholders and unanimously approved the separation and distribution agreement. The KFI board of directors recommends that KFI shareholders vote "FOR" the proposal to approve and adopt the separation and distribution agreement and approve the spin-off.

Admission to the Special Meeting

Only KFI shareholders, including joint holders, as of the close of business on _______________, 2002 and other persons holding valid proxies for the special meeting are entitled to attend the special meeting. All shareholders and their proxies should be prepared to present photo identification. In addition, if you are a record holder, your name is subject to verification against the list of record holders on the record date prior to being admitted to the meeting. KFI shareholders who are not record holders but hold shares through a broker or nominee (i.e., in street name) should be prepared to provide proof of beneficial ownership on the record date, such as a recent account statement prior to ______________, 2002, or similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the special meeting.

Method of Voting; Record Date; Stock Entitled to Vote; Quorum

KFI shareholders are being asked to vote both shares held directly in their name as shareholders of record and any shares they hold in street name as beneficial owners. Shares held in street name are shares held in a stock brokerage account or shares held by a bank or other nominee.

The method of voting differs for shares held as a record holder and shares held in street name. Record holders will receive proxy cards. Holders of shares in street name will receive voting instruction cards in order to instruct their brokers or nominees how to vote.

Proxy cards and voting instruction cards are being solicited on behalf of the KFI board of directors from KFI shareholders in favor of the proposal to approve and adopt the separation and distribution agreement and approve the spin-off.

Shareholders may receive more than one set of voting materials, including multiple copies of this joint proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, shareholders who hold shares in more than one brokerage account will receive a separate voting instruction card for each brokerage account in which shares are held. Shareholders of record whose shares are registered in more than one name will receive more than one proxy card. Therefore, KFI shareholders should complete, sign, date and return each proxy card and voting instruction card they receive.

Only shareholders of record of KFI at the close of business on ____________, 2002, the record date for the KFI special meeting, are entitled to receive notice of, and have the right to vote at, the KFI special meeting. On the record date, approximately _________________ shares of KFI common stock were issued and outstanding. Shareholders of record of KFI on the record date are entitled to one vote per share of KFI common stock on the proposal to approve and adopt the separation and distribution agreement and approve the spin-off.

A quorum of shareholders is necessary to have a valid meeting of KFI shareholders. A majority of the shares of KFI common stock issued and outstanding and entitled to vote on the record date must be present in person or by proxy at the KFI special meeting in order for a quorum to be established.

Abstentions and broker "non-votes" count as present for establishing a quorum. A broker "non-vote" occurs on an item when a broker is not permitted to vote on that item without instructions from the beneficial owner of the shares and no instructions are given. Shares held by KFI in its treasury do not count toward establishing a quorum.

Adjournment and Postponement

KFI shareholders may be asked to vote upon a proposal to adjourn or postpone the KFI special meeting.

Required Vote

Approval and adoption of the separation and distribution agreement and approval of the spin-off will require the affirmative vote of the holders of a disinterested majority of the shares of KFI common stock outstanding on the record date. While shares of common stock owned by those shareholders who will benefit from the spin-off through owning stock in the CKI Group will be counted for the purposes of having a quorum, only shares owned by those shareholders who will not own any shares of CKI Group will be counted to determine whether the spin-off has been approved. Under Delaware law, abstentions will be counted and have the same effect as a vote "against" the proposal. In addition, failing to vote will have the same effect as a vote "against" the proposal. A broker or nominee who holds shares for customers, who are the beneficial owners of those shares, are prohibited from giving a proxy to vote those customers' shares with respect to the proposal to be voted on at the KFI special meeting without instructions from the customer. Shares held by a broker or nominee which are not voted because the customer has not provided instructions to the broker or nominee will have the same effect as a vote "against" the proposal.

Share Ownership of KFI Directors and Executive Officers

At the close of business on the record date for the KFI special meeting, directors and executive officers of KFI and their affiliates beneficially owned and were entitled to vote 85% percent of the 39,133,718 shares of KFI common stock outstanding on that date.

Voting Procedures

      Submitting Proxies or Voting Instructions

KFI shareholders of record may vote their shares by attending the KFI special meeting and voting their shares in person at the special meeting, or by completing their proxy cards and signing, dating and mailing them in the enclosed self-addressed envelopes. If a proxy card is signed by a shareholder of record of KFI and returned without voting instructions, the shares represented by the proxy will be voted "FOR" the proposal to approve and adopt the separation and distribution agreement and approve the spin-off, and in the discretion of Michael Dochterman and Robert Dietrich as the proxy holders, on any other business that may properly come before the KFI special meeting or any adjournment or postponement of the KFI special meeting.

KFI shareholders whose shares are held in the name of a broker or nominee must either direct the record holder of their shares as to how to vote their shares of KFI common stock or obtain a proxy from the record holder to vote at the KFI special meeting.

      Revoking Proxies or Voting Instructions

KFI shareholders of record may revoke their proxies at any time prior to the time their proxies are voted at the KFI special meeting. Proxies may be revoked by written notice to the corporate secretary of KFI, by a later-dated proxy signed and returned by mail, or by attending the KFI special meeting and voting in person.

KFI shareholders whose shares are held in the name of a broker or nominee may change their votes by submitting new voting instructions to their brokers or nominees. Those KFI shareholders may not vote their shares in person at the KFI special meeting unless they obtain a signed proxy from the record holder giving them the right to vote their shares.

      Proxy Solicitation

KFI is soliciting proxies for the KFI special meeting from KFI shareholders. Each company will share equally the cost of printing and filing this joint proxy statement/prospectus and the registration statement on Form S-4, of which it forms a part, that has been filed by KFI with the Securities and Exchange Commission.

Other than the costs shared with BSI, the cost of soliciting proxies from KFI shareholders will be paid by KFI. In addition to solicitation by mail, directors, officers and employees of KFI may also solicit proxies from shareholders by telephone, telecopy, telegram or in person. KFI will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners. Upon request, KFI will reimburse those brokerage houses and custodians for their reasonable expenses in so doing.

      Contact for Questions and Assistance in Voting

Any KFI shareowner who has a question about the merger or how to vote or revoke a proxy should contact:

                                    Knowledge Foundations, Inc.
                                    7852 Colgate Avenue
                                    Westminster, CA 92683
                                    Attention:  Robert Dietrich, CFO
                                    (949) 857-1133

Any KFI shareowner who needs additional copies of this joint proxy statement/prospectus or voting materials should contact Robert Dietrich as described above or send an e-mail to radietrich@earthlink.net.

Other Matters

KFI is not aware of any other business to be acted upon at the KFI special meeting. If, however, other matters are properly brought before the KFI special meeting or any adjournment or postponement of the KFI special meeting, the persons named as proxy holders, Michael Dochterman and Robert Dietrich, will have discretion to act on those matters, or to adjourn or postpone the KFI special meeting.

                     THE SPECIAL MEETING OF BSI SHAREHOLDERS

                              Date, Time and Place

The BSI special meeting will be held at ___________, local time, on ____________, 2002 at _________________________________.

Items of Business

At the BSI special meeting, BSI shareholders will be asked to consider and vote upon the proposal to approve and adopt the merger agreement and approve the merger. BSI shareholders also will consider any other business that may properly come before the meeting or any adjournment or postponement. BSI currently does not contemplate that any other matters will be considered at the meeting.

Recommendation of the BSI Board of Directors

After careful consideration, the BSI board of directors unanimously determined that the merger is advisable, and is fair to and in the best interests of BSI and its shareholders and unanimously approved the merger agreement. The BSI board of directors recommends that BSI shareholders vote "FOR" the proposal to approve and adopt the merger agreement and approve the merger.

Admission to the Special Meeting

Only BSI shareholders, including joint holders, as of the close of business on _______________, 2002 and other persons holding valid proxies for the special meeting are entitled to attend the special meeting. All shareholders and their proxies should be prepared to present photo identification. In addition, if you are a record holder, your name is subject to verification against the list of record holders on the record date prior to being admitted to the meeting.

Method of Voting; Record Date; Stock Entitled to Vote; Quorum

BSI shareholders are being asked to vote the shares held directly in their name. Proxy cards and voting instruction cards are being solicited on behalf of the BSI board of directors from BSI shareholders in favor of the proposal to approve and adopt the merger agreement and approve the merger.

Shareholders may receive more than one set of voting materials, including multiple copies of this joint proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, shareholders of record whose shares are registered in more than one name will receive more than one proxy card. Therefore, BSI shareholders should complete, sign, date and return each proxy card and voting instruction card they receive.

Only shareholders of record of BSI at the close of business on ____________, 2002, are entitled to receive notice of, and have the right to vote at, the BSI special meeting. On the record date, approximately _________ shares of BSI common stock were issued and outstanding. Shareholders of record of BSI on the record date are entitled to one vote per share of BSI common stock on the proposal to approve and adopt the merger agreement and approve the merger.

A quorum of shareholders is necessary to have a valid meeting of BSI shareholders. A majority of the shares of BSI common stock issued and outstanding and entitled to vote on the record date must be present in person or by proxy at the meeting in order for a quorum to be established.

Abstentions and broker "non-votes" count as present for establishing a quorum. A broker "non-vote" occurs on an item when a broker is not permitted to vote on that item without instructions from the beneficial owner of the shares and no instructions are given.

Required Vote

The merger agreement and the merger will require the affirmative vote of the holders of a majority of the shares of BSI common stock outstanding on the record date. Under Colorado law, abstentions will not be counted as votes in favor or against the merger agreement and the merger.

Share Ownership of BSI Directors and Executive Officers

At the close of business on the record date for the BSI special meeting, directors and executive officers of BSI and their affiliates beneficially owned and were entitled to vote [45.5] percent of the [6,759,554] shares of BSI common stock outstanding on that date.

Voting Procedures

      Submitting Proxies or Voting Instructions

BSI shareholders of record may vote their shares by attending the BSI special meeting and voting their shares in person at the special meeting, or by completing their proxy cards and signing, dating and mailing them in the enclosed self-addressed envelopes. If a proxy card is signed by a shareholder of record of BSI and returned without voting instructions, the shares represented by the proxy will be voted "FOR" the proposal to approve and adopt the merger agreement and approve the merger, and in the discretion of Jack Harper and Richard A. Kirk, as the proxy holders, on any other business that may properly come before the BSI special meeting or any adjournment or postponement of the BSI special meeting.

      Revoking Proxies or Voting Instructions

BSI shareholders of record may revoke their proxies at any time prior to the time their proxies are voted at the BSI special meeting. Proxies may be revoked by written notice to the corporate secretary of BSI, by a later-dated proxy signed and returned by mail, or by attending the BSI special meeting and voting in person.

      Proxy Solicitation

BSI is soliciting proxies for the BSI special meeting from BSI shareholders. Each company will share equally the cost of printing and filing this joint proxy statement/prospectus and the registration statement on Form S-4, of which it forms a part, that has been filed by KFI with the Securities and Exchange Commission.

Other than the costs shared with KFI, the cost of soliciting proxies from BSI shareholders will be paid by BSI. In addition to solicitation by mail, directors, officers and employees of BSI may also solicit proxies from shareholders by telephone, telecopy, telegram or in person.

Please do not send in any BSI stock certificates with your proxy cards or voting instruction cards. Signature Stock Transfer (current KFI transfer agent), the exchange agent for the merger, will send transmittal forms with instructions for the surrender of certificates representing shares of BSI common stock to former BSI shareholders shortly after the merger is completed.

      Contact for Questions and Assistance in Voting

Any BSI shareowner who has a question about the merger or how to vote or revoke a proxy should contact:

                  Jack Harper
                  BSI2000, Inc. 12600 W. Colfax Ave., Suite B410
                  Lakewood, CO  80215
                  (303) 231-9095

Any BSI shareowner who needs additional copies of this joint proxy statement/prospectus or voting materials should contact Jack Harper as described above or send an e-mail to jharper@bsi2000.com

Other Matters

BSI is not aware of any other business to be acted upon at the BSI special meeting. If, however, other matters are properly brought before the meeting or any adjournment or postponement of the meeting, the persons named as proxy holders, Jack Harper and Richard A. Kirk, will have discretion to act on those matters, or to adjourn or postpone the BSI special meeting.

                                   THE MERGER

The following is a description of the material aspects of the merger, including the merger agreement, and the spin-off, including the separation and distribution agreement. While we believe that the following description covers the material terms of the merger, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire joint proxy statement/prospectus, including the merger agreement attached to this joint proxy statement/prospectus as Annex A, for a more complete understanding of the merger.

General Terms of the Transaction; The Merger Agreement

On April 23, 2002, BSI and KFI signed a merger agreement which was amended on August 8, 2002 (the "Merger Agreement"). In general, the Merger Agreement, and the separation and distribution agreement (the "Spin-Off Agreement") between KFI and certain of the KFI shareholders, will result in the BSI shareholders becoming KFI shareholders (holding 19,680,150 (78.1%) of the total of 25,201,088 KFI shares outstanding after completion of the merger). The continuing KFI shareholders will hold 5,520,938 KFI shares (21.9%). The total KFI shares outstanding and the percentages owned may change after the merger is completed if Pursuit Capital, LLC exercises its warrants (see below).

Under the Spin-Off Agreement, all the assets of KFI immediately before the merger will be assigned to Cyber Knowledge, Inc. ("CKI"), a new corporation formed by the principal shareholders (including officers and directors) of KFI. Most of the KFI liabilities before completion of the merger will be assumed by CKI (other than payables for legal, accounting and stock transfer services which will remain KFI's obligation), and the rest will be forgiven or paid off. When the merger is completed, KFI's assets and liabilities (other than payables for legal, accounting and stock transfer services which will remain KFI's obligation) will consist only of BSI's assets and liabilities on a consolidated basis. KFI will change its name to "BSI2000, Inc.," and the subsidiary, KFI, Inc., will be named "BSI Operating Corp." KFI will continue as a Delaware corporation. The current officers and directors of KFI will resign their positions, and the new officers and directors will be the officers and directors of BSI, with the addition of Richard Gibson, a nominee of Lance Mullins, manager of Pursuit Capital. (In the discussion below, "KFI" may be used to refer to the name of the post-merger company.)

Pursuit Capital, LLC (a private Arizona limited liability company) has loaned $500,000 to BSI (see "Information About BSI-Certain Relationships and Related Transactions"). In connection with the loan, BSI has issued to Pursuit warrants to purchase 800,000 shares of BSI common stock at $0.625 per share. BSI does not expect these warrants to be exercised until after completion of the merger. After completion of the merger, (i) the number of shares underlying these warrants will be adjusted (using the merger ratio of 3.021415 KFI shares for 1 BSI share) to become exercisable to purchase 2,417,132 KFI shares, at the same $0.625 exercise price; and (ii) KFI will owe Pursuit the $500,000 borrowed by BSI. Pursuit may pay the exercise price through canceling the debt. If the warrants are exercised in full, there will be 27,618,220 KFI shares outstanding:
19,680,150 shares (71.3%) held by the former BSI shareholders; 2,417,132 shares (8.75%) held by Pursuit; and 5,520,938 shares (20%) held by the continuing KFI shareholders.

Summary of Principal Conditions to Completing the Merger

Completion of the Merger Agreement is subject to the satisfaction of the following principal conditions:

      o Approval by the BSI shareholders of the Merger Agreement and the merger at the BSI meeting, with the holders of not more than 5% of the BSI shares exercising dissenter's rights.

      o     Approval by the KFI shareholders of the Spin-Off Agreement.

      o Execution of lock-up agreements by all BSI shareholders prohibiting sale of the KFI shares they will receive. The duration of the lock-up agreements is two years for BSI officers, directors, affiliates, and employees, and one year for all other BSI shareholders, except that all the lock-up agreements will terminate at such time as KFI generates $10,000,000 in gross revenues after completion of the merger. (See "Information About BSI-Certain Relationships and Related Transactions").

      o Execution of lock-up agreements by three KFI shareholders prohibiting sale into the public market of the KFI shares they will retain after the merger. The duration of the lock-up agreements is one year for 100,000 KFI shares held by Dr. Richard Ballard; six months for 50,000 shares held by Michael Dochterman, and one year for another 50,000 shares he holds; and six months for 25,000 shares held by Robert Dietrich.

      o BSI's debt shall not exceed $225,000 in principal amount, plus accrued interest (owed to director Richard A. Kirk, see "Information About BSI-Certain Relationships and Related Transactions").

      o Satisfaction by BSI and KFI of customary representations and warranties regarding accuracy of information delivered, absence of litigation, and similar matters.

Reasons for the Merger

BSI needs to raise capital quickly to take advantage of the need by governmental agencies to use its technology to monitor border crossings and other security measures. The events of September 11, 2001 have brought heightened awareness of the need for enhanced technology for tracking border crossings. Management of BSI believes that the liquidity offered by a public company such as KFI will provide an attractive opportunity for investors who would not be willing to invest in BSI if it were to remain a private company. Management of KFI believes that the business of BSI is more likely to provide a return to its investors sooner than development of its existing technology which will require substantially more capital than originally anticipated. Although there is no synergy between the technology under development by KFI (which will be transferred to certain shareholders if the merger is completed) and the technology of BSI, a merger with BSI will permit KFI to remain in the technology sector and acquire a business which as much less research and development requirements than that required by the existing business of KFI.

Consideration of the Merger by the KFI Board of Directors

The ongoing research and development conducted primarily by Dr. Richard Ballard has taken longer than anticipated and required a substantial amount of capital. In the current market it has become much more difficult to raise capital to complete the necessary research and development to make the software viable. The KFI Board believes it is difficult to justify remaining a public company and continuing to incur the professional fees and other expenses associated with being public without a strategic plan to produce revenue to allay those expenses. Management has no viable plan for producing revenues and therefore the Board believes that it is prudent to merge with a company with a business capable of generating near-term revenue.

Consideration of the Merger by the BSI Board of Directors

To implement the strategic plan of BSI, it will continue to need to raise significant working capital to meet payroll and complete software development. The Board believes that becoming a public entity through the merger with KFI will provide better opportunities to attract capital from investors and also will enhance its credibility when it competes for government contracts.

Interests of KFI and BSI Directors and Executive Officers in the Merger

Richard A. Kirk, a director, is owed notes with principal of $195,000 plus accrued interest ($30,076 at May 31, 2002, of which a portion has subsequently been paid). Richard Ballard, Michael Dochterman and Robert Dietrich shall keep an aggregate of 300,000 shares of KFI common stock in addition to benefiting from the spin-off of the business of KFI to Cyber Knowledge, Inc., a company controlled by them. See "Information About BSI-Certain Relationships and Related Transactions."

United States Federal Income Tax Consequences of the Merger

The following discussion describes the material United States federal income tax considerations relevant to the exchange of shares of BSI common stock for KFI common stock pursuant to the merger that are generally applicable to holders of BSI common stock. This discussion is based on currently existing provisions of the Internal Revenue Code, existing and proposed treasury regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any change, which may or may not be retroactive, could alter the tax consequences to BSI shareholders as described herein.

BSI shareholders should be aware that this discussion does not deal with all federal income tax considerations that may be relevant to particular BSI shareholders in light of their particular circumstances, such as shareholders who are dealers in securities, who are subject to the alternative minimum tax provisions of the Internal Revenue Code, who are foreign persons, who do not hold their BSI common stock as a capital asset or who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions. In addition, the following discussion does not address the tax consequences of the merger under foreign, state or local tax laws, the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the merger (whether or not any such transactions are undertaken in connection with the merger), including, without limitation, any transaction in which shares of BSI common stock are acquired or shares of KFI common stock are disposed of, the tax consequences of the assumption by KFI of the outstanding BSI stock options or the tax consequences of the receipt of rights to acquire KFI common stock. Accordingly, BSI SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

The merger is intended to constitute a reorganization within the meaning of the Internal Revenue Code. If the merger does qualify as a reorganization, then, subject to the limitations and qualifications referred to herein, the merger will generally result in the following federal income tax consequences to the BSI shareholders:

      o No gain or loss will be recognized by holders of BSI common stock solely upon their receipt of KFI common stock in exchange for BSI common stock in the merger (except to the extent of cash received in lieu of a fractional share of KFI common stock).

      o The aggregate tax basis of the KFI common stock received by BSI shareholders in the merger (including any tax basis attributable to fractional shares deemed to be disposed of) will be the same as the aggregate tax basis of the BSI common stock surrendered in exchange therefor.

      o The holding period of the KFI common stock received by each BSI shareholder in the merger will include the period for which the BSI common stock surrendered in exchange therefor was considered to be held, provided that the BSI common stock so surrendered is held as a capital asset at the time of the merger.

      o Cash payments received by holders of BSI common stock in lieu of a fractional share will be treated as if the fractional share of KFI common stock had been issued in the merger and then redeemed by KFI. A BSI shareholder receiving cash payments will recognize gain or loss, upon payment, measured by the difference, if any, between the amount of cash received and the basis in the fractional share.

The parties are not requesting and will not request a ruling from the Internal Revenue Service as to the tax consequences of the merger nor will KFI or BSI request any opinion to the effect that the merger will constitute a reorganization within the meaning of the Internal Revenue Code.

A successful Internal Revenue Service challenge to the reorganization status of the merger would result in BSI shareholders recognizing taxable gain or loss with respect to each share of common stock of BSI surrendered equal to the difference between the shareholder's basis in the share and the fair market value, as of the merger, of the KFI common stock received in exchange therefor. In this event, a shareholder's aggregate basis in the KFI common stock so received would equal its fair market value, and the shareholder's capital gains holding period for such stock would begin the day after the merger.

Accounting Treatment of the Merger

The merger of BSI into KFI will result in the owners and management of BSI having operating control of the combined company after the transaction, with shareholders of KFI continuing only as passive investors. A transaction of this nature is considered to be a capital transaction in substance, rather than a business combination. Accordingly, the business combination will be accounted for as an additional capitalization of KFI (a reverse acquisition with BSI as the acquirer). That is, the transaction is equivalent to the issuance of stock by BSI for the net assets of KFI accompanied by a recapitalization. Therefore, no goodwill or other intangible will be recorded as part of the transaction. For financial accounting purposes, BSI is considered the surviving entity.

Directors and Executive Officers of KFI Following the Merger

The executive officers and directors of KFI will be:

Jack Harper: President, CEO and Chairman of the Board (age 50). Mr. Harper has been president and chairman of the board of BSI since late 1995. Previously, from 1989 until 1994, Mr. Harper was President of Technology Fusion, Inc., a company that specialized in low-cost add-in video hardware products for the Apple Macintosh. Mr. Harper received an MBA from the University of Denver in 2000.

In 1975, Mr. Harper received a B.S. Electrical Engineering and a B.A. Mathematics with a Minor in Russian Language from the University of Houston
(1975).

Richard A. Kirk: Director. Mr. Kirk has been a director of BSI since August 1995 and acting secretary since July 1999. He was Chairman of the Board of Access Long Distance, a long distance provider which was sold in 2001. Mr. Kirk worked for United Bank of Denver/Norwest Bank/Wells Fargo from 1958 through 1990, ultimately serving as chairman, president and chief executive officer. In 1986, Mr. Kirk was elected Vice Chairman of the United Banks of Colorado, Inc. (now Wells Fargo). In 1992, he retired from the Norwest Bank Denver but continues as chairman emeritus and serves on its Advisory Board. Mr. Kirk serves on boards of several nonprofit institutions and is an appointed Commissioner of the Denver Water Board.

Fritz Keefner: Director. Mr. Keefner has served as a director of BSI since January, 1998.

Mr. Keefner served as the principal of Peak Asset Management, LLC of Lewisville, Colorado from July 1997 to April 2000, a registered investment advisory company that manages in excess of $40-million of assets. In 1986, Mr. Keefner founded and continues to serve as president of Vencap Resources, Inc. which is a private investment company that engages in seed-level financing and private placements for early stage technology companies.

Mr. Keefner received a B.A. Sociology and Psychology from the State University of Iowa in 1962.

He received his A.B. from Temple University in Philadelphia (1953); his M.D.(Pediatrics) from Temple University Medical School (1957); and his M.S. from Temple University (1961).

Marshall Kaplan: Director. Mr. Kaplan has served as a director of BSI since September, 1995. He is Executive Director of the Institute for Policy Research and Implementation at the University of Colorado in Denver. He provides policy guidance to the Institute's several centers and programs: The International Center for Administration and Policy; the Center for Public Private Sector Cooperation; the Center for the Improvement of Public Management; the Center for Human Investment Policy; the Norwest Public Policy Research Program; and the University of Denver/Colorado University Consortium on Health Ethics and Policy. Through its centers and programs, the Institute helps public, non-profit, community, and private sector leaders translate policy studies into effective action programs. Through the International Center at the Institute, Mr. Kaplan has initiated the Aspen Global Forums, between key government and business leaders from the United States, Russia, and Mexico, currently twice each year with each nation. Prior to becoming head of the Institute, Mr. Kaplan was Dean of the University of Colorado's Graduate School of Public Affairs (1981-1995). He served as the Deputy Assistant Secretary of the U.S. Department of Housing and Urban Development in Washington, D.C. (1976-1981). Before joining HUD, Professor Kaplan was a Principal in the national policy advisory firm of Kaplan, Gans, and Kahn in San Francisco.

He has his M.A. from Boston University and his M.C.P. from the Massachusetts Institute of Technology.

Richard Gibson: Director. Mr. Gibson is currently the Director of External Business Development, Global Infrastructure Solutions for Motorola, Inc. Prior to joining Motorola, Mr. Gibson was a principal of Gibson & Associates, a sales and marketing consulting firm. Mr. Gibson was the Senior Vice President - Sales and Marketing for Netsafe, Inc. from 1998 to 1999. Mr. Gibson has more than 20 years experience in sales and marketing management, 15 of which have been with IT companies and internet-based operations.

Mr. Gibson received a B.S. International Relations from the University of Minnesota in 1975, and an MBA from American Graduate School of International Management in 1978.

Employee Agreements. BSI presently employs four persons under written employment agreements. Jack Harper, president ($80,000 per year); Robert B. Luman, technician and sales ($70,530 per year); David Burlingame, technician ($34,272 per year); and Michael Witcher, government affairs liaison ($60,000 per year). Each agreement provides for employment at will by BSI (there is no set term of employment).

Dissenters' Rights as to BSI Shares

The Colorado Business Corporation Act ("CBCA") provides that if a shareholder in a company which is party to a merger follows specific procedures, the shareholder is entitled to be paid the fair value of his or her shares. The following summarizes the procedures to be followed if a BSI shareholder desires to be paid cash for his or her BSI shares instead of receiving KFI shares, and the procedures BSI must follow to inform its shareholders of dissenter's rights. See Annex C (a copy of the relevant parts of the Act) for the details. "You" refers to BSI shareholders who desire to dissent and be paid the fair value of their shares.

      o Send written notice to BSI that you intend to demand payment for your shares if the merger is completed, and not vote in favor of the merger agreement and merger.

      o If the merger is completed, KFI will send you written dissenter's notice, stating that the merger has been completed, where to send demands for payment and where to deposit your share certificates. You also will receive a form for demanding payment.

      o KFI will pay you in cash an amount KFI believes is the fair value for your shares.

      o You may give KFI your own estimate of the fair value of your shares and demand payment of that amount, less what KFI has paid you.

      o If your demand for payment remains unresolved, KFI may start a court proceeding and ask the court to determine the fair value of the shares. The court would appoint appraisers to held determine fair value. Dissenters will be entitled to judgment for the amount, if any, by which the court finds the fair value of the shares, plus interest, exceeds what KFI has paid already. KFI would pay the costs of the court proceeding, including appraisers, unless you are found to have acted not in good faith. Attorney fees would be awarded as determined by the court.

                                  THE SPIN-OFF

General

Immediately before the merger with BSI is completed, KFI will have no assets and no liabilities, and when the merger is completed, KFI's assets and liabilities will be comprised of all the assets and liabilities (other than payables for accounting, legal and stock transfer services which will remain with KFI) of BSI (BSI will be a wholly-owned subsidiary of KFI, and BSI's assets and liabilities will be consolidated with KFI for accounting purposes). The divestiture of KFI's assets and liabilities will be effected through the Separation and Distribution Agreement (the "Spin-Off Agreement"), the completion of which is a condition to the Merger Agreement with BSI.

Reasons for the Spin-Off and Consideration of the Spin-Off by the KFI Board of Directors

The licensing agreement with Dr. Ballard is in default because KFI was never capable of raising the capital necessary to develop the software beyond the alpha stage. The board of directors of KFI have determined that KFI does not have the capital to fund the substantial additional development and marketing of Dr. Ballard's software that must be done before the software can be sold to the marketplace. The board of directors of KFI has determined that the assignment to Cyber Knowledge, Inc. ("CKI"), an affiliate of KFI, of assets of KFI, and the assumption of all KFI liabilities (other than payables for accounting, legal and stock transfer services which will remain with KFI), in consideration for the return to KFI of all but 300,000 of the KFI shares owned by the CKI Group (Dr. Ballard, Mr. Dochterman and Mr. Dietrich will retain these shares) and distribution of CKI shares to the CKI Group, is fair to KFI and its shareholders.

The Separation and Distribution Agreement

KFI, CKI and Dr. Richard Ballard, Jan Pettitt, Michael Dochterman, Robert A. Dietrich, Joel Vest (who are directors, officers and/or principal shareholders of KFI), and certain other persons who are shareholders of KFI (altogether, the "CKI Group"), have entered into a Separation and Distribution Agreement (the "Spin-Off Agreement"). The Spin-Off Agreement provides that subject to approval by the disinterested majority of KFI shareholders at the KFI special meeting, effective on the completion of the merger with BSI, KFI will assign to CKI all of the assets of KFI, including the licensing agreement with Dr. Ballard for development and marketing of the "knowledge engineering" computer software developed by Dr. Ballard and the knowledge engineering software itself which is in the alpha stage of development (collectively, the "transfer assets"). CKI will assume all the liabilities of KFI as of the date of completion of the merger. KFI shall also distribute all CKI shares owned by it to the CKI Group.

As of the completion of the merger with BSI, the CKI Group will transfer to KFI a total of 33,612,780 KFI shares they own, in consideration of KFI assigning the transfer assets to CKI. These shares will be canceled.

Immediately upon the filing of an Amendment to the Certificate of Incorporation of KFI changing its name to "BSI 2000, Inc.", CKI shall have the right to file an amendment to its Articles of Incorporation changing its name from "Cyber Knowledge, Inc." to "Knowledge Foundations, Inc."

CKI is required to take an active role in developing the transfer assets and therefore does not plan on liquidating or distributing the transfer assets and dissolving.

Interests of KFI Officers and Directors in the Spin-Off

The following directors and officers of KFI have interests in the Spin-Off, because they will become officers and directors of CKI and major shareholders of its stock: Dr. Ballard (63.3%); Michael Dochterman (12.5%); Robert Dietrich (7.4%); Jan Pettitt (wife of Dr. Ballard) (12.7%); and Joel Vest (1.2%). Following the spin-off, Dr. Ballard's software license will be transferred to CKI. CKI intends to become a separate company and raise capital in the future to continue development of Dr. Ballard's software. CKI has no financing arrangements in place for such capital. Neither KFI nor any of its continuing shareholders, nor BSI or BSI's shareholders, will have any rights to CKI stock or the business of CKI.

No Dissenters' Rights as to KFI Shares

Delaware law does not provide dissenters' rights to KFI shareholders with respect to approval of the Spin-Off Agreement. KFI shareholders will not be paid fair market value for their shares if the spin-off is consummated.

                              INFORMATION ABOUT BSI

General. BSI was incorporated under the name Unified Data Link, Incorporated in July, 1993, and changed its name to Bank Systems 2000, Inc. in April, 1995. The company changed its name to BSI2000, Inc. on May 19, 1995. It has a contract to buy optical cards, card reader heads, and software from LaserCard Systems Corporation, a division of Drexler Technology (Nasdaq "DRXR") under a value adder reseller volume pricing agreement. See "Current Contracts - LaserCard Systems." BSI has developed and markets proprietary applications of optical card technology, using the LaserCard products.

Government institutions and companies in many industries have expressed interest in developing new identification systems and end user data management techniques that integrate carried data that can be updated on site. Most of the business in this area to date has been through "smart chip cards," similar to ATM or telephone cards, that hold a limited amount of data which is accessed and updated through a computer chip imbedded in the card. A personal or mainframe computer usually must be on-line to the card user terminal for the "agent" (a security person, a bank, etc.) to access the card data and process the transaction.

BSI has developed technology that integrates special hardware and proprietary, patent-pending software, to provide turnkey optical card systems for the national identification card market. It develops software applications for commercial and government customers. It expects to sell secure encrypted optical cards for distribution to customers' end users (employees, patients, immigrants, etc.), as well as reading/writing transaction processing units that confirm the card carrier's identity with biometrics and allow updating of the information on the card, as well as providing a complete audit trail of the use of the card. Each optical card system is developed specifically for the customer's needs. Categories of development for prospective customers include government agencies, industrial companies, and health care providers.

The cards are designed to securely store identification data (name, address, photograph, fingerprint, etc.), and other information desired by the customer (for example, pension or health and medical data, police records, or border crossing and employment dates) in an updateable digital form. Optical cards are essential due to their extreme high data capacity (equivalent to 1,500 typewritten pages); reliability and high security; their ability to have data partitioned to separate physical secure areas on the card; and ease of use and updating.

The plastic cards (about the same size as routine credit cards) are produced by the end user to a customer employee at a transaction station (in a hospital, at a border crossing, etc.). The cards are first "read" at the station: User identification is visually confirmed by display of a color photograph (stored in the card) on the monitor, and digitally confirmed by comparing the user's fingerprint (also stored in the card) to the optical reading of the user's finger print at the station. Then, the station reads extensive data from the card, and new information can be added with a computer keyboard. The units run on AC current and are about the size of a shoebox. In contrast to "smart card" systems in which the card reader usually run off a personal computer, all the optical card unit's computing power is contained in the unit; the unit cannot be used for any other purpose, and usually is much cheaper than smart card systems, which require a reader unit and a personal computer (not just the keyboard). Also, the card data is personal to the carrier. The station manager cannot store or copy the card identification or any other data, because the system is inherently off-line (no on-line communications with a personal or main frame computer are needed to access the card).

Other biometric verification procedures include digital signature recognition and hand scanners.

In May 2001, BSI signed an exclusive contract to sell transaction processing units for use in the Italian national identification card project. In May, 2000, BSI signed an exclusive contract with Drug Intervention Services of America, Inc. (now named DrugTest, Inc.) giving DISA and its agents the exclusive right to market and sell our products worldwide into the drug and alcohol testing market. See "Current Contracts."

BSI has been asked to submit a bid to sell transaction processing units to the United States Immigration and Naturalization Service. BSI expects to submit a proposal to the INS as soon as the INS solicitation for bids is released. See "INS Proposal."

Optical cards provide about 1,000 times the memory, 30 times as fast update speed, and far more security and reliability than smart chip cards. Optical cards can store thousands of transaction records, account balances, audit trails, medical and insurance information, digital photographs, and personal databases. Any information that can be stored in a computer can be recorded and managed on an optical card.

Current Products. BSI has developed a family of three related products, each with biometric verification procedures:

      Securus 2000 Access Control and Site Security. This product is designed to meet the most demanding security needs. Any number of these units can be linked together over an integrated and crypto-secure local network to cover any number of doors and buildings in a site. The entire system may be linked over the internet to a remote control site. Each security officer has an administrative card to monitor and enable specific actions of controlling personnel. The system provides complete audit trails, and has an easy to use graphical site map on a large external monitor to allow current locations of any employee.

      DISA 2000 Employee Tracking System. Developed for the compliance industry, this product tracks gate entries/exits, drug and alcohol testing status, medical and training records, and other status values. All information mandated by federal or state laws, or company policies, is stored on the card, with the data backed up at DISA's headquarters. Like the Securus, this product utilizes full Ethernet LAN/WAN architecture and provides a location map.

      Civilitas 2000 Government ID. The Civilitas (Latin for citizen) card is for government issue, to record identification data, and allows up to 16 separate government programs to be tracked and monitored on a single card, including border crossings, medical records, social pension eligibility and cash transfers, medical records, police records, etc. Each partition has its own crypto key. Border crossings also may be monitored and flagged by advanced heuristic software techniques to automatically flag suspicious events for closer inspection by personnel.

Technical Information. BSI's systems use the optical cards to provide automatic fingerprint and signature verification, and photographic confirmation, to prevent card use by unauthorized person. The data is safe and secure, in contrast to smart chip cards which can be unstable due to static electricity and magnetic fields such as used in airport security.

The optical cards may be partitioned into separate physical areas, each used for a different program: Basic identification information may be stored in a common area; pension payments data in another; medical and health in another (itself partitioned for sensitive information such as psychiatric, HIV/AIDS etc). Each partitioned data area is protected by its own security system.

Permanent data storage capacity on the card allows a complete audit trail to be maintained for all transactions. Such audit mechanisms are mandatory in order to reconstruct events after fraudulent use or system malfunction. Laws in many countries require such mechanisms to be in place.

The large card capacity means that if the end user wishes, almost all sensitive information (such as digital fingerprints) can reside only on the card and not in a central database, an important feature to gain citizen acceptance of identification cards.

BSI's systems all use a specific variation or application of the standard BSI developed transaction software and hardware protocol (named the "ToolKit 2000"). The ROM-resident real-time process control software, that is embedded in the processing unit, consists of a combination of the standard BSI2000 C/C++ coded modules from the following list: Embedded Windows NT multitasking operating system interface; optical drive interface and control; TCP/IP communications control for partially on-line systems; digital I/O module control; external interface control; printer formatting and control; database systems; crypto system; magnetic stripe reader control; barcode scanner control; fingerprint identification and control; signature verification and control; and components. The optical card reader head and related software is purchased from LaserCard Systems Corporation.

BSI continues to develop (and apply for patent protection covering) software in the area of strong encryption techniques and high-performance data management methods for optical card systems. These methods are required for secure and efficient optical card systems to be safely used in the field. Other patent applications cover the use of the technology.

The hardware for most applications is fairly straightforward and consists of a metal or plastic shell, internal bracketry, power supply and switching, control button and status LEDs, color LCD screen, single board process control computer, integrated optical card device, sound transducer, thermal printer, and others.

Devices integrated into BSI systems include fingerprint scanners, signature verification pads, and external door lock controls. The device is about the same size and shape as a shoebox.

Patents. BSI's business model is to contract with much larger companies to develop or expand specific vertical markets for their products and sell our products through them. In this way competitors must evaluate the cost of overtaking the larger partner company which is already dominant in the market - a significant barrier to entry. A primary value of BSI's patents, if awarded, will be to attract larger companies to contract with BSI, and protect their market share as well as protect BSI's technology from copying by its partners and their competitors.

BSI has applied to the United States Patent & Trademark Office for a patent covering the uses or methods of using certain technology which it has developed, including methods for entering and storing medical records by using bar codes and optical scanning to rapidly update records in less than several minutes; drug testing, personnel access to controlled areas (for controlling checkout of company or agency tools and equipment), and the use of biometric data (digital fingerprint, signature and photograph) for controlling access. To date the PTO has not issued a patent to the company.

Additional patent applications are expected to be filed in 2002 as new technology is developed.

Sales and Marketing, and Sources of Revenue. BSI's sales and marketing strategy and its plan to create sources of revenue has three primary components:

1. Contract with a larger company that is dominant in the sector or country (for examples, DrugTest, Inc. for drug testing worldwide, and L.C. Sistemia for Italy's national identification project).

2. Where possible, negotiate contracts to include ongoing transaction fees which will be earned each time an optical card is used (e.g., $0.02 - $0.06 per use). The contract with L.C. Sistemia does not include a transaction fee, but BSI expects many future contracts to include this provision. Transaction fees are priced in the contract to what the market will bear, and will vary from application to application. Records of the accrued fees accumulate in processing unit and will be transmitted to the company monthly. This data transmission does not include any data from the individual cards.

BSI expects transaction fees to become the major source of revenues over time (i.e., within 12-18 months from initial sales under a contract, these fees are expected to replace then surpass initial sales revenues from units and cards).

3. Negotiate contracts to include the sale of transaction units, optical cards, replacement optical cards, and maintenance fees. The transaction units will be sold through the dominant companies with which we associate. BSI intend to sell the systems with slim margins, because significantly more revenue can be obtained through selling the cards and through transaction fees. In the typical project, as much as 95% of the initial costs comes from the high margin cards. In some instances BSI may sell units at or below cost to access the revenue streams from cards and transactions. BSI will sell unique optical cards directly to customers, which are then distributed to end users. The cost of optical cards is almost always the dominant initial expense for the customer. BSI's systems require BSI2000-supplied cards that must be cryptologically initialized and embossed with our logo. In addition, BSI will sell replacement cards to customers, who are used to replacing cards (like VISA cards) every two years or so. BSI buys the stock cards from LaserCard Systems Corporation. BSI also warrants the transaction units for one year, then charge for maintenance.

Current Contracts

L.C. Sistemia. On May 7, 2001, BSI signed a strategic alliance agreement with L.C. Sistemia ("LCS," an Italian systems engineering and project management company with offices in Rome). Pursuant to legislation enacted in 2000 to implement a secure national identification card system, the Italian government awarded two contracts. One contract is held by Siemens A.G. (to install and operate card initialization systems, i.e., issuance of secure optical cards for ultimately up to 58,000,000 people), The second contract is held by LCS (to supply the optical cards and card transaction units for use 'in passport offices, medical clinics, police stations, post offices, and other government offices).

Until May 7, 2011, BSI has the exclusive right to develop and market the transaction units into Italy through LCS, as required to satisfy LCS' contract with the Italian government. LCS has agreed not to design, market or sell any other company's optical card transaction units to the Italian government. The price for the units will be BSI's actual direct cost plus 25%. Development costs and changes in products will be borne by BSI. BSI will be paid an additional amount equal to a one percent royalty on all amounts paid for optical cards sold into Italy by LaserCard Systems Corporation, and this royalty will be paid to BSI by LaserCard Systems Corporation. As of the date of this statement, BSI has not received an initial order for transaction processing units or an estimate of the amount of the initial order or the timing thereof.

BSI has the right to terminate the agreement with LCS if sales into Italy are less than target levels.

BSI has developed the Civilitas 2000 national identification card system, which will be used in the LCS portion of the encryption and data programming of cards for the Italian government system. BSI retains all rights to this technology, and intends to market similar systems to other governments in the future.

DrugTest, Inc. On May 4, 2000 BSI signed a five year strategic alliance agreement with Drug Intervention Services of America, Inc. ("DISA," now DrugTest, Inc.), based in Houston, Texas, to develop and market worldwide a family of drug and alcohol testing optical card products (the "DISA 2000"). DISA develops and administers federal, state, and company drug and alcohol testing programs. Under the agreement, DISA has the exclusive right to market and sell BSI products into the following segments: mandated government, company and contractor drug and alcohol testing (including U.S. Dept.

of Transportation regulated personnel on federal highways, pipelines, airlines, coast guard, railroads and nuclear plants); site access and control for the petroleum and chemical industries; administration of worker's compensation for DISA customers in these industries; and other segments. DISA's customers include Texaco, BP, Shell and others, and BSI is working with DISA to develop card systems for DISA's customers.

The DISA 2000 product will be purchased by DISA from BSI, at a discount from DISA's resale price to customers, but BSI's selling price to DISA never will be less than BSI's cost plus a reasonable markup. DISA will sell its customers cards, transaction processing units, and software. BSI has the right to change its minimum price from time to time, which would be effective not less than 60 days after notice to DISA.

The agreement also provides BSI will receive a transaction fee for each use by a DISA customer. DISA will pay BSI a percentage of the transaction fees it collects from the DISA customers.

As of the date of this statement, DISA has purchased seven units for demonstration purposes.

LaserCard Systems. BSI signed a one year agreement with LaserCard Systems Corporation on April 28, 2000 (renewed in May, 2002 for a term expiring in May,
2003) to purchase optical cards, optical card drives and readers, software and other items. LaserCard has the right to sell its products to other resellers and end users. To date, BSI has bought a limited amount of products from LaserCard but will rely upon this vendor for cards and parts to satisfy orders received in the future. '

INS Proposal. BSI has been asked to submit a proposal to the United States Immigration and Naturalization Service to sell transaction processing units to the United States Immigration and Naturalization Service.

Section 104 of the Illegal Immigration and Immigrant Responsibility Act of 1996 requires the inclusion of a biometrics identifier in all border crossing cards ("BCC") issued on or after April 1, 1998, and further requires that no alien can cross the border on or after October 1, 2001, using a BCC unless the biometrics identifier is matched to the presenting alien. The INS and the U.S. Department of State have produced and issued over 5,000,000 BCCs. However, the INS has not procured or deployed systems able to read the optical stripe on the cards at ports-of-entry.

Based on initial presentations of product to the INS in April and May, 2002, BSI believes its product meets the INS' specifications. Consistent with its business strategy, BSI anticipates entering into a strategic agreement with a Fortune 500 company to act as prime contractor for the INS proposal. BSI expects to submit a proposal to the INS as soon as the INS releases the formal solicitation for bids. The possibility exists, however, that the formal solicitation may contain provisions that will preclude BSI from effectively bidding.

Titan. On July 25, 2002, BSI signed a contract with Titan Secure Solutions, a division of the Titan Corporation. Titan has a letter of intent from the Kingdom of Saudi Arabia Ministry of Interior, pursuant to which Titan has advised that it expects to win the a contract from the Kingdom for implementation of a national identification card project. The contract between Titan and BSI will remain in force so long as Titan has an active contract for the project in the Kingdom.

Under the agreement with BSI, Titan has the exclusive right to sell BSI's optical cards, optical card drives and readers, software and other items into the Kingdom for its identification project. Titan has agreed not to design, market or sell, by itself or with any third party, any products that perform essentially similar functions to BSI's products, without BSI's consent (provided that Titan and BSI enter into mutually agreeable purchase orders for each of the products required to fulfill Titan's project for the Kingdom). BSI is to provide pricing to Titan on an individual basis that will depend on the specifications of BSI products to be provided for the project.

BSI has agreed not to design, market or sell, by itself or with any third party, any such products into the Kingdom without Titan's express consent.

Competition. BSI has two sources of competition: The most serious competition comes from chip cards which are plastic credit card sized cards that contain embedded computer chips. Chip cards address markets where only very small amounts of low-value data is manipulated (e.g., telephone cards). Applications that require larger amounts of data manipulation (e.g., medical cards) or higher security (e.g. Bank Cards) are better served by optical cards with their larger memory (1,000x), greater speed (30x for writing in data), and more robust reliability (impervious to static electricity and other environmental damage). However, most consumers are familiar with chip cards but not with optical cards.

The other source of competition is tactical. BSI is aware of only one other company (Zerco Systems, Inc.), a small company which markets embedded optical card systems of any form. It believes it will compete effectively against Zerco; Zerco sells to end users (to our knowledge, only in the United States), in contrast to BSI's strategy of selling to larger companies like L.C. Sistemia and DISA, on a worldwide basis. Also, to BSI's knowledge, Zerco has no competing patents filed or awarded.

Manufacturing, Support and Facilities. BSI outsources hardware manufacturing to one or more contract assembly houses on a turn-key basis; the manufacturer manages all parts purchasing, inventory control, quality control, fabrication and assembly, testing, as well as burn-in operations.

Fully tested and finished hardware product will be shipped to BSI's office in Lakewood where the proprietary control and security software is loaded and crypto keys installed. After complete checkout, the finished software and hardware units are packaged, inventoried, and shipped to the end user.

The primary advantages to this approach include the ability to control inventory on an agile 30-day (or less) schedule; the ability to benefit from the parts purchasing power of a large assembler; and the elimination of direct purchasing and components overhead.

Except for the card reader drives and heads BSI buys from LaserCard Systems, all purchased electronic components for the products are standard and commercially available from multiple sources. A typical BSI2000 machine has several hundred inventoried components and subassemblies including a number of custom machined pieces.

Facilities. BSI leases 2,800 square feet of space, under lease through January 31, 2002, at $4,231.50 per month plus its share of the building operating expenses (real estate taxes, insurance and utilities). The offices house sales and marketing, software and hardware research and development, as well as manufacturing control, limited inventory, and other administrative tasks.

                    Security Ownership of Directors, Officers
                          and Certain Beneficial Owners

The following table sets forth certain information about beneficial ownership of BSI common stock, by each executive officer and director of BSI, by any person or group who is known by us to own more than five percent of our common stock, and by the officers and directors as a group.

      Name and Address                        Amount of Shares  Percent of Class

      Jack Harper
      12600 West Colfax Ave., Suite B410
      Lakewood, Colorado 80215                     2,512,673         45.6%

      Richard Kirk
      12600 West Colfax Ave., Suite B410
      Lakewood, Colorado 80215                       546,250(1)       9.9%

      Dr. Vincent Fulginiti
      12600 West Colfax Ave., Suite B410
      Lakewood, Colorado 80215                        16,110            *

      Fritz Keefner
      12600 West Colfax Ave., Suite B410
      Lakewood, Colorado 80215                         - 0 -            *

      Marshall Kaplan
      12600 West Colfax Ave., Suite B410
      Lakewood, Colorado 80215                         - 0 -            *

      David Breen
      5806 East Ithaca Place
      Denver, Colorado 80237                         500,000          8.3%

(1)   All options expired on 6-28-02 with none being exercised.

              Certain Relationships and Related Transactions of BSI

Stock Issued to an Officer and Employee. On September 11, 2001, BSI issued 2,500,000 shares of common stock to Jack Harper, president and director, for $2,500.00 ($0.001 per share) and forgiveness of accrued wages. Also in 2001, BSI issued 212,045 shares of common stock to Robert B. Lumen for $212.05 ($0.001 per share). When these shares were issued, BSI was insolvent with negative working capital, and unable to pay salaries to employees.

Consulting Agreement. On January 7, 2002 , BSI signed an agreement with D. David Breen, a business consultant, for 24 months of services including the updating of financial data into the accounting system, bringing tax reporting current, prepare internal financial statements and coordinate review with independent audit firm, consulting on restructuring of debt and equity transactions, and establishing internal accounting controls and financial administrative procedures. Additional services are covered in the areas of workout negotiations with lenders, creditors and other parties, and the evaluation of funding proposals. The consultant is not an officer of BSI.

The consultant was paid a monthly cash fee of $5,000 through July 7, 2002, and now is paid $8,000 per month. As an incentive for the consultant undertaking the economic risk associated with performing services for BSI at its current stage of development and lack of capital, BSI has issued 500,000 shares of common stock to the consultant, as being fully earned when issued.

Loans by Director. From March 30, 2000 through December 31, 2001, Richard A. Kirk, director of BSI, had loaned $259,000 to BSI, all with annual interest at 10% (accrued interest at March 31, 2002 was $19,935). Of the total debt, $64,000 plus interest was paid in July 2002, and $195,000 is due when BSI has received cumulative funding of $3,000,000.

Loans by Pursuit Capital LLC. BSI has borrowed $500,000 under a loan agreement signed on February 19, 2002 with Pursuit Capital LLC, a private company in Scottsdale, Arizona. The $500,000 is to be used for general and administrative overhead expense, product development and production costs, capital expenditures (patent processing, marketing materials and computers, legal and audit fees, and reduction of current liabilities). All the amounts borrowed under the agreement are due on the earlier of January 31, 2003 or the cumulative receipt of $2,000,000 or more of equity financing. BSI has the right to prepay the note without penalty.

Warrants issued to Pursuit Capital LLC. Warrants have been issued to Pursuit to purchase 800,000 shares of BSI common stock at $0.625, expiring January 31, 2003. It is anticipated that these warrants will not be exercised until after the merger agreement is closed. The number of shares issuable upon the exercise of these warrants will be adjusted using the exchange ratio for the merger of
3.021415 shares of KFI common stock for each share of BSI common stock to result in the warrants being exercisable for 2,417,132 restricted KFI shares, at the same $0.625 price per share. BSI expects that the warrant exercise price will be paid by Pursuit's forgiving the $500,000 principal amount of the loan owed by BSI2000.

Finder's Agreement. BSI signed an agreement with Bernie Ciaza and John Sloan to compensate them for introducing BSI to investors. In accordance with the terms of this agreement, BSI has issued the finders 300,000 restricted shares of its common stock as the fee for these services. These shares were issued in July 2002, at the end of agreement's six month term. The shares were issued in the amounts of 150,000 shares to Mr. Ciaza and 150,000 shares to Mr. Sloan. As a condition to closing the merger agreement with KFI, Mr. Ciaza and Mr. Sloan will be required to sign lock-up agreements as to the KFI shares to be issued for 240,000 of their BSI shares (120,000 shares each); the KFI shares to be issued for the remaining 60,000 shares (30,000 shares each) will not be subject to the lock-up agreements.

                        COMPARISON OF SHAREHOLDER RIGHTS

The rights of the BSI shareholders are governed by the Colorado Business Corporation Act, the BSI articles of incorporation, as amended, and the BSI bylaws, as amended. Upon completion of the merger, you will receive shares of KFI common stock in exchange for your shares of BSI common stock. The rights of KFI shareholders are governed by Delaware law, the KFI certificate of incorporation, as amended, and the KFI bylaws, as amended. The following discussion summarizes the material differences between the current rights of holders of BSI common stock and holders of KFI common stock. Additionally, the following discussion summarizes relevant provisions of Colorado law, Delaware law, the BSI articles of incorporation and the BSI bylaws, the KFI certificate of incorporation and the KFI bylaws.

The following is not intended to be a complete statement of the rights of holders of KFI common stock under applicable Delaware law, the KFI certificate of incorporation and the KFI bylaws or a comprehensive comparison with the rights of holders of BSI common stock under applicable Colorado law, the BSI ..articles of incorporation and the BSI bylaws, or a complete description of the specific provisions referred to in this joint proxy statement/prospectus. This summary is qualified in its entirety by reference to Delaware and Colorado law and the governing corporate instruments of KFI and BSI, to which holders of BSI common stock are referred. Copies of these corporate documents will be sent to shareholders of BSI upon request. See "Where You Can Find More Information."

Authorized Capital Stock

KFI. Delaware law requires that a corporation's certificate of incorporation set forth the total number of shares of all classes of capital stock that the corporation has authority to issue and a statement of the designations and the powers, preferences and rights and qualifications, limitations and restrictions of those shares. The KFI certificate of incorporation provides that KFI has the authority to issue 120 million shares of capital stock, which are currently divided into two classes as follows:

      o 100 million shares of common stock, par value $0.001 per share, referred to as the common stock; and

      o     20 million shares of undesignated preferred stock.

Delaware law permits a corporation's certificate of incorporation to allow its board of directors to issue, without shareholder approval, series of preferred or preference stock and to designate their rights, preferences, privileges and restrictions. The KFI certificate of incorporation does not grant this power to the KFI board of directors with respect to the KFI undesignated preferred stock.

The rights, preferences, privileges and restrictions of KFI common stock are summarized in "Terms of KFI Common Stock."

BSI. Colorado law similarly requires that a corporation's articles of incorporation prescribe the classes of shares and the number of shares of each class that the corporation is authorized to issue. The BSI articles of incorporation provide that BSI has authority to issue:

      o     11 million shares of common stock, par value $0.00 per share.

Terms of KFI Common Stock

Dividends. Subject to the declaration and payment of dividends upon any KFI preferred stock at the time outstanding, to the extent of any preference to which that preferred stock is entitled, and after the provision for any sinking or purchase fund or funds for any series of any preferred stock has been complied with, the KFI board of directors may declare and pay dividends on the common stock, payable in cash or other consideration, out of funds legally available.

KFI has not paid any cash dividends on its common stock and does not plan to pay any cash dividends on its common stock for the foreseeable future.

Liquidation, Subdivision, or Combination. In the event of any liquidation, dissolution or winding up of KFI or upon the distribution of its assets, all assets and funds remaining after payment in full of KFI debts and liabilities, and after the payment to holders of any then outstanding preferred stock of the full preferential amounts to which they were entitled, would be divided and distributed among holders of the common stock.

Terms of KFI Preferred Stock

The authorized KFI preferred stock is undesignated.

Terms of BSI Common Stock

Dividends. The BSI board of directors may declare and pay dividends on BSI common stock, payable in cash or other consideration, out of funds legally available.

Liquidation. In the event of any liquidation, dissolution or winding up of BSI, or upon the distribution of its assets, all assets and funds remaining after payment in full of BSI debts and liabilities, would be divided and distributed among holders of the common stock.

Voting Groups

KFI.  Delaware law has no provision for voting groups.

BSI. Under Colorado law, the BSI shareholders are entitled to vote in voting groups under given circumstances. A voting group consists of all the shares of one or more classes or series that, under the BSI articles of incorporation or under Colorado law, are entitled to vote and be counted together collectively on a matter at a meeting of shareholders. If multiple voting groups are entitled to vote on a matter, favorable action on the matter is taken only when it is duly approved by each voting group. Although the BSI common stock is the only issued and outstanding voting stock of BSI and the BSI articles of incorporation do not provide for voting by voting groups, any other class or series of capital stock that may be issued by BSI in the future is entitled to vote separately as a voting group under Colorado law in connection with some amendments to the BSI articles of incorporation and some plans of merger and share exchange. See "Amendments to the Articles or Certificate of Incorporation."

Cumulative Voting

KFI. Under Delaware law, in an election of directors under cumulative voting, each share of stock normally having one vote is entitled to a number of votes equal to the number of directors to be elected. A shareholder may then cast all of these votes for a single candidate or may allocate them among as many candidates as the shareholder may choose. Without cumulative voting, holders of a majority of the shares present at an annual meeting or any special meeting held to elect directors would have the power to elect all the directors to be elected at that meeting, and no person could be elected without the support of holders of a majority of the shares voting at that meeting. Under Delaware law, cumulative voting in the election of directors is not mandatory but is a permitted option if provided for in the certificate of incorporation. The KFI certificate of incorporation does not provide for cumulative voting in the election of directors.

BSI. Under Colorado law, if cumulative voting is not desired in the election of directors, a statement to that effect must be made in the articles of incorporation. If the statement is not made, cumulative voting will be mandatory in the election of directors, subject to the cumulative voting procedures set forth under Colorado law. The BSI articles of incorporation expressly state that cumulative voting is allowed in the election of directors.

Voting Rights Generally

KFI. Delaware law states that, unless a corporation's certificate of incorporation or bylaws specifies otherwise:

      o     each share of its capital stock is entitled to one vote;

      o a majority of voting power of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a shareholders meeting; and

      o in all matters other than the election of directors, the affirmative vote of the majority of the voting power of shares, present in person or represented by proxy at the meeting and entitled to vote on the subject matter, shall be the act of the shareholders.

Holders of the common stock are entitled to one vote per share on all matters to be voted on by KFI's shareholders.

BSI. Generally, under Colorado law, each outstanding share, regardless of class, is entitled to one vote, and each fractional share is entitled to a corresponding fractional vote, on each matter voted on at a shareholders' meeting. Unless otherwise provided by law or in the articles of incorporation, a majority of the votes entitled to be cast on a matter by the voting group constitutes a quorum of that voting group for action on that matter. The BSI articles of incorporation do not otherwise provide.

Amendments to the Articles or Certificate of Incorporation

KFI. Delaware law allows amendment of a corporation's certificate of incorporation if its board of directors adopts a resolution setting forth the amendment proposed, declaring its advisability, and the shareholders thereafter approve the proposed amendment. The proposed amendment generally must be approved by a majority of the outstanding shares entitled to vote. Holders of the outstanding shares of a class are entitled to vote as a separate class upon a proposed amendment if the amendment would increase or decrease the aggregate number of authorized shares of that class, increase or decrease the par value of the shares of that class or alter or change the powers, preferences or special rights of the shares of that class so as to affect them adversely. If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class so as to affect them adversely, but not affect the entire class, then only the shares of the series so affected by the amendment will be considered a separate class for the purposes of a vote on the amendment. Under Delaware law, a corporation's certificate of incorporation also may require the vote of a greater number or proportion than is required by Delaware law.

The KFI certificate of incorporation does not contain provisions requiring a vote greater than that specified in Delaware law to amend the KFI certificate of incorporation.

BSI. Under Colorado law, an amendment to the BSI articles of incorporation, with exceptions for routine amendments, must be proposed by the BSI board of directors or by holders of shares representing at least ten percent of all of the votes entitled to be cast on the amendment and must then be approved by the vote of more shares than are cast against the proposal within the voting groups entitled to vote on the amendment. Under Colorado law, if shareholder voting is required, holders of shares of a class are entitled to vote as a separate voting group on any amendment of the BSI articles of incorporation that would:

      o increase or decrease the aggregate number of authorized shares of the class;

      o effect an exchange or reclassification of all or part of the shares of the class into shares of another class;

      o effect an exchange or reclassification, or create the right of exchange, of all or part of the shares of another class into shares of the class;

      o change the designation, preferences, limitations, or relative rights of all or part of the shares of the class;

      o change the shares of all or part of the class or series into a different number of shares of the same class;

      o create a new class of shares having rights or preferences with respect to distributions or dissolution that are prior, superior or substantially equal to the shares of the class;

      o increase the rights, preferences, or number of authorized shares of any class that, after giving effect to the amendment, have rights or preferences with respect to distributions or to dissolutions that are prior, superior, or substantially equal to the shares of the class;

      o limit or deny an existing preemptive right of all or part of the shares of the class; or

      o cancel or otherwise affect rights to distributions or dividends that have accumulated but have not yet been declared on all or part of the shares of the class.

Amendments to Bylaws

KFI. Under Delaware law, the power to adopt, amend or repeal a corporation's bylaws resides with the shareholders, and with the directors of the corporation if conferred upon the board of directors by the certificate of incorporation. As permitted under Delaware law, the KFI certificate of incorporation authorizes the KFI board of directors to make, alter, amend or repeal the KFI bylaws without any action on the part of the shareholders; provided that any provision providing for the classification of directors for staggered terms must be approved by shareholders.

BSI. Under Colorado law, the board of directors of a corporation may amend the bylaws at any time unless the Colorado Business Corporation Act or the articles of incorporation reserve that power exclusively to the shareholders. The BSI bylaws provide that the bylaws may be amended, supplemented or repealed by the vote of 51% of the shares outstanding.

Vote Required for Merger and Other Transactions

KFI. Under Delaware law, an agreement of merger or a sale, lease or exchange of all or substantially all of KFI's assets must be approved by the KFI board of directors and then adopted by holders of a majority of the voting power of the outstanding shares of stock entitled to vote thereon. The certificate of incorporation of a Delaware corporation may provide for a greater vote, however, the KFI certificate of incorporation does not contain any similar provision.

BSI. Under Colorado law, except for some specific situations, a plan of merger or share exchange or a transaction involving the sale, lease, exchange or other disposition of all or substantially all of a corporation's property, other than in the usual and regular course of business, must be adopted by the board of directors and then approved by each voting group entitled to vote separately on the plan, share exchange or transaction by holders of a majority of all the votes entitled to be cast on the plan, share exchange or transaction by that voting group.

Directors

KFI. Under Delaware law, unless a corporation's certificate of incorporation specifies the number of directors, the number shall be fixed by its bylaws. If a corporation's certificate of incorporation expressly authorizes its board of directors to amend its bylaws, its board of directors may change the authorized number of directors by an amendment to the corporation's bylaws. If the certificate of incorporation specifies the number of directors, the number of directors can only be changed by amending the certificate of incorporation.

The KFI bylaws require that the number of members of the KFI board of directors will be established from time to time by resolution of the KFI board of directors or by the shareholders. The number of directors on the KFI board of directors is currently five.

BSI. Under Colorado law, the number of members of the board of directors is fixed by the corporation's bylaws. The BSI articles of incorporation require that the number of directors will be fixed by the BSI bylaws. The BSI bylaws provide that the BSI board of directors will consist of five members. The number of directors on the BSI board of directors is currently five.

Classification of Board of Directors

KFI. A classified board of directors is one with respect to which a designated number of directors, but not necessarily all, are elected on a rotating basis each year. Under Delaware law, classification of a board of directors is permitted but not required; therefore, the directors may be divided into as many as three classes with staggered terms of office, with only one class of directors standing for election each year. The KFI certificate of incorporation does not divide the members of the KFI board of directors into classes.

BSI. Under Colorado law, classification of a board of directors is permitted but not required; therefore, the directors may be divided into as many as three classes with staggered terms of office, with only one class of directors standing for election each year. BSI does not have a classified board of directors. Each BSI director is elected at the annual meeting of the shareholders or at a special meeting called for that purpose.

Election of Board of Directors

KFI. Delaware law requires that a corporation's directors be elected by a plurality of the votes of the shares present in person or represented by proxy at a meeting and entitled to vote on the election of directors. Under Delaware law, shareholders of a corporation cannot elect directors by cumulative voting unless the corporation's certificate of incorporation so provides. The KFI certificate of incorporation does not provide for cumulative voting. See "Voting Rights Generally."

BSI. Under Colorado law, unless a corporation's articles of incorporation provide otherwise, all shareholders are entitled to vote in an election of directors, and the candidates having the highest number of votes cast in favor of their election are elected to the board of directors. Colorado law further provides that, for corporations formed after 1958, the shareholders' rights to cumulate votes in an election of directors may be eliminated by placing a statement to that effect in the corporation's articles of corporation. BSI's articles of incorporation explicitly provide that the BSI shareholders are entitled to cumulative voting.

Removal of Directors

KFI. In general, under Delaware law, any or all of the directors of a corporation may be removed, with or without cause, by vote of holders of a majority of the shares then entitled to vote at an election of directors, except that Delaware law authorizes removal of a member of a classified board of directors by the shareholders only for cause.

BSI. Under Section 7-108-108 of Colorado law, the shareholders may remove one or more directors with or without cause unless the articles of incorporation provide that the directors may be removed only for cause. A director may be removed only if:

      o the number of votes cast in favor of removal exceeds the number of votes cast against removal; and

      o a meeting of shareholders is called for the purpose of removing him or her, and the meeting notice states that the purpose, or one of the purposes, of the meeting is the removal of a director.

Under the BSI bylaws, a member of the BSI board of directors may be removed by the shareholders of the corporation, with or without cause, at a meeting called for that purpose.

Under Section 7-108-109 of Colorado law, a director may be removed by the district court of the county in Colorado in which BSI's principal or registered office is located, in a proceeding commenced either by BSI or by the BSI shareholders holding at least ten percent of the outstanding shares of any class, if the court finds that the director engaged in fraudulent or dishonest conduct or gross abuse of authority or discretion with respect to BSI and that removal is in BSI's best interests.

Newly Created Directorships and Vacancies

KFI. Under Delaware law and the KFI bylaws, newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Unless displaced sooner, a director chosen in this manner will hold office until the next annual election and until his or her successor is duly elected and qualified.

BSI. Under Colorado law and the BSI bylaws, vacancies in the BSI board of directors, including any vacancy effected by an increase in the number of directors on the BSI board of directors, may be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by an election at an annual meeting or special meeting of shareholders called for that purpose. A vacant office held by a director that is required to be elected by a voting group, may only be filled by an affirmative vote of a majority of the remaining directors who were elected by the same voting group as the departing director or by holders of shares of that voting group. A director will hold office until the next annual meeting of shareholders and, thereafter, until his or her successor shall have been elected and qualified.

Limitation of Director's Liability

KFI. Delaware law provides that a corporation may limit or eliminate a director's personal liability for monetary damages to the corporation or its shareholders, except that a corporation cannot limit or eliminate a director's liability for:

      o any breach of the director's duty of loyalty to the corporation or its shareholders;

      o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

      o     paying a dividend or approving a stock repurchase in violation of
            Section 174 of the Delaware General Corporation Law; or

      o any transaction from which the director derived an improper personal benefit.

The KFI certificate of incorporation provides that, to the fullest extent provided by law, a director will not be personally liable for monetary damages to the corporation or its shareholders for breach of his or her fiduciary duty as a director.

BSI. As permitted by Colorado law, the BSI articles of incorporation eliminate or limit the personal liability of a director to BSI or its shareholders for monetary damages based on his or her breach of fiduciary duty, except that a director's liability cannot be eliminated or limited for:

      o any breach of the director's duty of loyalty to the corporation or its shareholders;

      o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

      o acts of the directors as specified in Section 7-108-403 of Colorado law which section relates to unlawful distributions to shareholders; or

      o any transaction from which the director directly or indirectly derived an improper personal benefit.

Indemnification of Directors and Officers

KFI. Delaware law does not permit a corporation to indemnify directors against judgments in actions brought by or in the right of the corporation in which the director was adjudged liable to the corporation and extends this limitation to indemnification of officers. However, Delaware law does permit indemnification for reasonable expenses in these situations if the indemnification is ordered by a court.

Under Delaware law, directors and officers as well as other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation as a derivative action) if they acted in a manner they reasonably believed to be in, or not opposed to, the best interest of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. In addition, Delaware law permits the corporation to advance expenses upon a written undertaking for their repayment if the person receiving the advance is not ultimately entitled to indemnification. Delaware law specifies that the statutory provisions are not exclusive of other rights to indemnification or advancement of expenses that may be provided by bylaws, agreements, votes of shareholders or disinterested directors, or otherwise.

The KFI certificate of incorporation provides to directors and officers indemnification to the full extent provided by law; therefore, the directors and officers of KFI will have all the protections available to directors and officers of Delaware corporations. The KFI certificate of incorporation provides that, to the full extent provided by law, a director will not be personally liable for monetary damages to the corporation for which he acts as a director or its shareholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the corporation.

BSI. Colorado law provides that a Colorado corporation such as BSI may indemnify each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was a director, an officer, employee or other agent of the corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against all expense, liability, and loss reasonably incurred by any indemnitee in that connection. If the Colorado Business Corporation Act requires, an advancement of expenses incurred by an indemnitee will be made only upon delivery to the corporation of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the person did not meet the required standard of conduct.

Article IV of BSI's bylaws provides that BSI shall indemnify any person who was or is a party to any suit or proceeding by reason of the fact that he is or was a director or officer of the corporation, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with an action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. However, no indemnification shall be made in respect of any claim, issue, or matter as to which that person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation.

Special Meeting of Shareholders; Action by Consent

KFI. Under Delaware law, special meetings of shareholders of a corporation may be called by its board of directors and by any person authorized to do so by its certificate of incorporation or bylaws. Under the KFI bylaws, special meetings of the shareholders, for any purpose, unless otherwise prescribed by statute or by the KFI certificate of incorporation, may be called by the board of directors or by any officer instructed by the directors to call the meeting.

Under Delaware law, any action by a corporation's shareholders must be taken at a meeting of the shareholders, unless a consent in writing setting forth the action so taken is signed by the shareholders having not less than the minimum number of votes necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted. Actions by written consent, however, may not be taken if otherwise provided in the certificate of incorporation. The KFI certificate of incorporation does not preclude actions by written consent. The KFI bylaws provide that any action required or permitted to be taken by KFI shareholders at a duly called annual or special meeting of KFI shareholders may be effected by a consent in writing of such shareholders.

BSI. Under Colorado law special meetings of shareholders may be called by the board of directors of the corporation or any person authorized by the bylaws or holders of shares representing at least ten percent of the votes entitled to be cast. Under the BSI bylaws, a special meeting of the shareholders of BSI may be called for any purpose by the BSI board of directors, or the president, and must be called upon written request of holders of not less than ten percent of all of the votes entitled to be cast on any issue to be determined at the meeting. Under Colorado law, unless the BSI articles of incorporation require that action be taken at a shareholders meeting, any action required or permitted to be taken at a shareholders meeting may be taken without a meeting if all of the shareholders entitled to vote consent to the action in writing.

Business Combinations Involving a Change of Control

KFI. Delaware law generally requires approval of any reorganization, consolidation or sale of substantially all the assets of a corporation by a vote of holders of a majority of all outstanding shares entitled to vote on the transaction; however, the certificate of incorporation may provide for a greater vote. The KFI certificate of incorporation does not contain any provisions to alter the effect of Delaware law in this regard.

BSI. Colorado law generally requires approval of any merger, share exchange or sale of substantially all the assets of a corporation by a vote of holders of a majority of all outstanding shares entitled to vote on the transaction; however, the articles of incorporation, the bylaws or the board of directors may require a greater vote. Separate voting by voting groups is required in the case of a plan of merger, if the plan contains a provision that amends the articles of incorporation and Colorado law requires that this amendment of the articles be approved by separate voting of voting groups. Neither the BSI articles of incorporation nor the BSI bylaws contain any special provisions regarding business combinations involving a change of control.

Anti-takeover Provisions

KFI. Delaware law prohibits some transactions between a Delaware corporation, the shares of which are quoted on a national securities exchange, or authorized for quotation on the Nasdaq Stock Market or are held of record by more than 2,000 shareholders and an "interested shareholder," unless the certificate of incorporation of the corporation contains a provision expressly electing not to be governed by this prohibition. The KFI certificate of incorporation does not contain a provision electing not to be governed by this prohibition. An "interested shareholder" generally includes a person that is directly or indirectly a beneficial owner of 15% or more of the voting power of the outstanding voting stock of the corporation together with the person's affiliates and associates. The provision prohibits particular business combinations between an interested shareholder and a corporation for a period of three years after the date the interested shareholder became an interested shareholder, unless:

      o the business combination is approved by the corporation's board of directors prior to the date the shareholder became an interested shareholder;

      o the interested shareholder acquired at least 85% of the voting stock of the corporation in the transaction in which the shareholder became an interested shareholder; or

      o the business combination is approved by a majority of the board of directors and the affirmative vote of two-thirds of the outstanding stock that is not owned by the interested shareholder.

It is anticipated that these provisions of Delaware law may encourage companies interested in acquiring KFI to negotiate in advance with the board of directors since the shareholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder.

BSI.  Colorado law does not have a comparable statute.

Dissenters' Rights

KFI. Generally, shareholders of a Delaware corporation who object to mergers or consolidations of the corporation are entitled to appraisal rights, requiring the surviving corporation to pay the "fair value" of the dissenting shares. There are, however, no statutory rights of appraisal with respect to shareholders of a Delaware corporation whose shares of stock are either:

      o     quoted on a national securities exchange or The Nasdaq Stock Market;
            or

      o     held of record by more than 2,000 shareholders.

In addition, no appraisal rights shall be available for any shares of stock of a surviving corporation in a merger if the merger did not require the approval of the shareholders of the corporation. Further, Delaware law does not provide appraisal rights to shareholders who dissent from the sale of all or substantially all of the corporation's assets, unless the certificate of incorporation provides otherwise. The KFI certificate of incorporation does not provide shareholders with appraisal rights. In the event that (i) KFI shares are traded on The Nasdaq Stock Market in the future, or (ii) KFI shares are held by more than 2,000 shareholders, holders of KFI common stock may not be entitled to appraisal rights in certain circumstances.

BSI. Generally, under Colorado law, shareholders who comply with Sections 7-113-202 and 7-113-204 of Colorado law, whether or not entitled to vote, are entitled to dissent from mergers, share exchanges, sales of assets and the like and obtain payment for the "fair value" of the shareholder's shares, including interest. Section 7-113-101(4) of Colorado law defines the term "fair value," with respect to a dissenters' shares, to mean the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable. Dissenters' appraisal rights are triggered in the event of consummation of:

      o a plan of merger to which the corporation is a party, if approval by shareholders is required for the merger or if the corporation is a subsidiary that is merged with its parent corporation;

      o a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

      o a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation, if a shareholder vote is required for the disposition under Colorado law; or

      o a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the corporation's shareholders are entitled to vote on the consent of the corporation to the disposition pursuant to
            Section 7-112-102 of Colorado law.

Shareholders are not entitled to dissenters' appraisal rights if their shares are quoted on a national securities exchange or on The Nasdaq Stock Market or are held of record by more than 2,000 shareholders. Shareholders will, however, have dissenters' appraisal rights if they receive anything for their shares except the following:

      o shares of the corporation surviving the consummation of the plan of merger or share exchange;

      o shares of any other corporation that at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange or on The Nasdaq Stock Market or will be held of record by more than 2,000 shareholders;

      o     cash in lieu of fractional shares; or

      o any combination of the shares described above or cash in lieu of fractional shares.

Because BSI's shares are not listed on a national securities exchange, are not quoted on The Nasdaq Stock Market and are held of record by less than 2,000 shareholders, BSI shareholders are entitled to dissenters' appraisal rights in connection with the merger.

Dividends

KFI. Under Delaware law, a dividend may be paid on the shares of KFI common stock out of either surplus, defined as the excess of net assets over capital, or if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Dividends may not be paid on the stock out of surplus if the capital of KFI is less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.

BSI. Under Colorado law, unless otherwise restricted by the articles of incorporation, a board of directors may pay dividends unless, after payment of the dividend:

      o the corporation would not be able to pay its debts as they become due in the usual course of business; or

      o the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights of shareholders whose preferential rights are superior to those holders receiving the dividend.

Transactions with Directors and Officers of the Corporation

KFI. Delaware law contains provisions regarding transactions with directors and officers that are substantially similar to those of Colorado law described below. In addition, Delaware law provides that KFI may loan money to, or guaranty any obligation incurred by, its officers, including those who are also directors, if, in the judgment of the KFI board of directors, the loan or guarantee may reasonably be expected to benefit KFI.

BSI. Under Colorado law, no conflicting interest transaction (as defined in Section 7-108-501(1)(a) of Colorado law) will be void or voidable or be enjoined, set aside or give rise to an award of damages or other sanctions in a proceeding by a shareholder or by or in the right of BSI, solely because the transaction involves a director of BSI or an entity in which a director of BSI is a director or officer or has a financial interest, or solely because the director is present at or participates in the meeting of the BSI board of directors or committee of the BSI board of directors which authorizes, approves or ratifies the conflicting interest transaction, or solely because the director's votes are counted for that purpose, if:

      o the fact of that relationship or interest is disclosed or known to the BSI board of directors or the committee, which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose, without counting the votes or consents of the interested directors;

      o the fact as to the director's relationship or interest is disclosed or known to the shareholders entitled to vote, and the conflicting interest transaction is specifically authorized, approved or ratified in good faith by a vote of the shareholders or by their written consent; or

      o     the conflicting interest transaction is fair and reasonable to BSI.

In addition, under Colorado law, the BSI board of directors or a committee of the board of directors may not authorize a loan by BSI to a BSI director or to an entity in which a BSI director is a director or officer or has a financial interest or a guaranty by BSI of an obligation of a BSI director or of an obligation of an entity in which a BSI director is a director or officer or has a financial interest, unless the entity, where an entity is involved, is one that owns, directly or indirectly, all of the outstanding shares of BSI or all of the outstanding shares or other equity interests of which are owned, directly or indirectly, by BSI, until at least ten days after written notice of the proposed authorization of the loan or guaranty has been given to holders of BSI common stock who would be entitled to vote on the transaction.

Preemptive Rights

KFI. Under Delaware law, the shareholders of KFI do not have preemptive rights unless specifically granted in the certificate of incorporation. The KFI certificate of incorporation does not grant KFI shareholders preemptive rights.

BSI. With some exceptions, Colorado law provides shareholders of corporations formed in Colorado, and in existence on June 30, 1994, with preemptive rights to acquire unissued shares or securities or securities convertible into these shares or rights to purchase these shares of the corporation before the corporation may offer them to other persons unless these rights are denied or limited in the articles of incorporation. The BSI articles of incorporation provide that shareholders of BSI are entitled to preemptive rights to subscribe for any additional shares of stock, or for other securities of any class, or for rights, warrants or options to purchase stock.

                              SHAREHOLDER PROPOSALS

Due to the contemplated consummation of the merger, BSI does not currently expect to hold a 2002 annual meeting of shareholders. In the event that the merger is not consummated, BSI intends to schedule an annual meeting. To be eligible for inclusion in BSI's proxy statement and form of proxy relating to that meeting, proposals of shareholders of BSI must have been received by BSI within a reasonable time after BSI announces publicly the date of the meeting and before BSI mails its proxy statement to its shareholders in connection with the meeting.

                                     EXPERTS

The consolidated financial statements of KFI that are incorporated in this joint proxy statement/prospectus by reference from KFI's Annual Report on Form 10-KSB for the year ended March 31, 2002 have been audited by Corbin & Wertz independent auditors, as stated in their report, which is incorporated into this joint proxy statement/prospectus by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of BSI as of the year ended December 31, 2001 included in this joint proxy statement/prospectus and elsewhere in the registration statement of which this joint proxy statement/prospectus forms a part have been audited by Ehrhardt Keefe Steiner & Hottman PC, independent public accountants, as indicated in their reports with respect to those financial statements and schedules and are included in this joint proxy statement/prospectus and elsewhere in the registration statement in reliance upon the authority of Ehrhardt Keefe Steiner & Hottman PC as experts in giving those reports. Reference is made to those reports.

                                  LEGAL MATTERS

Certain legal matters relating to the validity of the shares of KFI common stock issuable in connection with the merger will be passed upon for KFI by Gammage & Burnham, P.L.C., Phoenix, Arizona.

                         INDEPENDENT PUBLIC ACCOUNTANTS

Representatives of Ehrhardt Keefe Steiner & Hottman PC will be present at BSI's special meeting. These representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                       WHERE YOU CAN FIND MORE INFORMATION

Available Information

KFI files reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy this information at the public reference facilities maintained by the Commission at the Commission's Public Reference Room, which is located at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549.

You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. These filings are also available on the Commission's web site on the Internet at http://www.sec.gov.

Statements in this proxy statement/ prospectus concerning the contents of any contract, agreement or other document are not necessarily complete. If KFI filed as an exhibit to any of its public filings any of the contracts, agreements or other documents referred to in this proxy statement/ prospectus, you should read the exhibit for a more complete understanding of the document or matter involved.

KFI has filed with the Securities and Exchange Commission a registration statement on Form S-4 with respect to the shares of KFI common stock that may be issued to BSI's shareholders pursuant to the merger. This proxy statement/ prospectus constitutes the prospectus of KFI that is filed as part of that registration statement. Other parts of the registration statement are omitted from this proxy statement/ prospectus in accordance with the rules and regulations of the Securities and Exchange Commission. Copies of the registration statement, including exhibits, may be inspected, without charge, at the offices of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained from the Securities and Exchange Commission at prescribed rates.

Incorporation of Documents by Reference

KFI has incorporated information into this joint proxy statement/prospectus by reference. This means KFI has disclosed information to you by referring you to another document it filed with the Commission. KFI will make those documents available to you without charge upon your oral or written request. Requests for these documents should be directed to Knowledge Foundations, Inc., 7852 Colgate Avenue, Westminster, California 92683, Attention: Robert Dietrich, telephone:
(949) 857-1133.

The information in the following documents KFI filed with the Commission (File No. 000-28287) is incorporated by reference in this joint proxy statement/prospectus:

      o Annual Report on Form 10-KSB for the year ended March 31, 2001, filed with the Commission on July 16, 2001;

      o Annual Report on Form 10-KSB for the year ended March 31, 2002, filed with the Commission on June 28, 2002;

KFI is also incorporating by reference additional documents it may file under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this joint proxy statement/prospectus and before the special meeting. This additional information is a part of this joint proxy statement/prospectus from the filing date of those documents.

Any statements made in this proxy statement/ prospectus or in a document incorporated or deemed to be incorporated by reference in this proxy statement/ prospectus will be deemed to be modified or superseded for purposes of this proxy statement/ prospectus to the extent that a statement contained in this proxy statement/ prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this proxy statement/ prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this joint proxy statement/prospectus.

The information relating to KFI contained in this proxy statement/ prospectus should be read together with the information in the documents incorporated or deemed to be incorporated by reference.

                                     ANNEX A
                                MERGER AGREEMENT

                                MERGER AGREEMENT
                                      AMONG
                          KNOWLEDGE FOUNDATIONS, INC.,
                                   KFI, INC.,
                              CERTAIN SHAREHOLDERS,
                                       AND
                                  BSI2000, INC.
                                 APRIL 23, 2002

                                TABLE OF CONTENTS
1.       DEFINITIONS .......................................................   6
2.       BASIC TRANSACTION .................................................  10
   2.1   The Merger ........................................................  10
   2.2   The Closing .......................................................  10
   2.3   Actions at the Closing ............................................  11
   2.4   Effect of Merger ..................................................  11
   2.5   Closing of Transfer Records .......................................  12
   2.6   Dissenting Shares .................................................  12
3        REPRESENTATIONS AND WARRANTIES OF THE TARGET;
         MAJOR SHAREHOLDERS ................................................  12
   3.1   Organization, Qualification, and Corporate Power ..................  12
   3.2   Capitalization ....................................................  13
   3.3   Authorization of Transaction ......................................  13
   3.4   Noncontravention ..................................................  13
   3.5   Financial Statements ..............................................  14
   3.6   Books And Records .................................................  14
   3.7   Title To Properties; Encumbrances .................................  14
   3.8   Condition And Sufficiency Of Assets ...............................  15
   3.9   Accounts Receivable ...............................................  15
   3.10  Inventory .........................................................  15
   3.11  No Undisclosed Liabilities ........................................  15
   3.12  Taxes .............................................................  15
   3.13  No Material Adverse Change ........................................  16
   3.14  Employee Benefits .................................................  16
   3.15  Compliance With Legal Requirements; Governmental Authorizations ...  17
   3.16  Legal Proceedings; Orders .........................................  18
   3.17  Absence Of Certain Changes And Events .............................  19
   3.18  Contracts; No Defaults ............................................  20
   3.19  Insurance .........................................................  22
   3.20  Environmental Matters .............................................  23
   3.21  Employees .........................................................  24
   3.22  Labor Relations; Compliance .......................................  24
   3.23  Intellectual Property .............................................  24
   3.24  Certain Payments ..................................................  27
   3.25  Relationships With Related Persons ................................  27
   3.26  Brokers' Fees .....................................................  28
   3.27  Disclosure ........................................................  28
4.       REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE TRANSITORY ....  ..
         SUBSIDIARY ........................................................  28
   4.1   Organization ......................................................  28
   4.2   Filings with the SEC ..............................................  29
   4.3   Financial Statements ..............................................  29
   4.4   No Business Conducted .............................................  29
   4.5   Undisclosed Liabilities ...........................................  29
   4.6   Authorization of Transaction ......................................  29
   4.7   Noncontravention ..................................................  29
   4.8   Buyer's Shares ....................................................  30
   4.9   Reporting Company Status; NASD Compliance .........................  30

   4.10  No Injunctions ....................................................  30
   4.11  Brokers' Fees .....................................................  30
   4.12  Disclosure ........................................................  30
5.       COVENANTS .........................................................  31
   5.1   General ...........................................................  31
   5.2   Notices and Consents ..............................................  31
   5.3   Regulatory Matters and Approvals ..................................  31
   5.4   Operation of Business .............................................  32
   5.5   Full Access .......................................................  33
   5.6   Notice of Developments ............................................  33
   5.7   Exclusivity .......................................................  33
6.       CONDITIONS TO OBLIGATION TO CLOSE .................................  34
   6.1   Conditions to Obligation of the Buyer and the Transitory Subsidiary  34
   6.2   Conditions to Obligation of the Target ............................  35
7.       INDEMNIFICATION ...................................................  37
   7.1   Indemnification ...................................................  37
   7.2   Warranty of No Claims .............................................  37
   7.3   Time Limitations ..................................................  37
   7.4   Target Indemnity ..................................................  37
   7.5   Buyer Indemnity ...................................................  37
   7.6   Indemnity Procedure ...............................................  38
8.       TERMINATION .......................................................  38
   8.1   Termination of Agreement ..........................................  38
   8.2   Effect of Termination .............................................  39
9.       MISCELLANEOUS .....................................................  39
   9.1   Survival ..........................................................  39
   9.2   Press Releases and Public Announcements ...........................  39
   9.3   Other Agreements ..................................................  39
   9.4   No Third-Party Beneficiaries ......................................  39
   9.5   Entire Agreement ..................................................  39
   9.6   Succession and Assignment .........................................  39
   9.7   Counterparts ......................................................  39
   9.8   Headings ..........................................................  40
   9.9   Notices ...........................................................  40
   9.10  Governing Law .....................................................  40
   9.11  Amendments and Waivers ............................................  41
   9.12  Severability ......................................................  41
   9.13  Expenses ..........................................................  41
   9.14  Construction ......................................................  41
   9.15  Incorporation of Exhibits and Schedules ...........................  41

Exhibit A - Articles of Merger
Exhibit B -- Certificate of Merger
Exhibit C -- the Reorganization, Redemption and Recapitalization Agreement Exhibit D -- Lock-Up and Escrow Agreement
Disclosure Schedule -- Exceptions to Representations and Warranties

                                MERGER AGREEMENT


Agreement entered into as of April 23, 2002, by and among Knowledge Foundations, Inc., a Delaware corporation (the "Buyer"), KFI, Inc., a Delaware corporation and a wholly-owned Subsidiary of the Buyer (the "Transitory Subsidiary"), and BSI2000, Inc., a Colorado corporation (the "Target"). The Buyer, the Transitory Subsidiary, and the Target are referred to collectively herein as the "Parties."

      A. Target is engaged in the business of providing "value-added" manufacturing to laser cards with a wide variety of applications, developing software to support various applications, and reselling and distributing cards and software under private label to the end user.

      B. Buyer is a public company without any ongoing business operations whose shareholders would like to acquire Target as it has operations which Buyer believes could be financed by the public markets.

      C. Target needs financing to meet its business objectives and Target's management believes the needed financing may be raised through Buyer if it completes a merger with the Transitory Subsidiary.

      D. Transitory Subsidiary has been formed to merge with and into the Target pursuant to a non-taxable reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended ("Code"), and specifically as a reverse triangular merger as authorized by Section 368(a)(2)(E) of the Code whereby the Common Stock of the Buyer shall be used as consideration for the transaction.

      Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

1. DEFINITIONS.

      "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

      "Articles of Merger" has the meaning set forth in Section 2.3 below.

      "Balance Sheet"has the meaning set forth in Section 3.5 below.

      "Buyer" has the meaning set forth in the preface above.

      "Buyer-owned Share" means any Target Share beneficially owned by the Buyer or the Transitory Subsidiary.

      "Buyer Shares" means any shares of Common Stock, $.001 par value per share, issued by Buyer.

      "Certificate of Merger" has the meaning set forth in Section 2.3 below.

      "Closing" has the meaning set forth in Section 2.2 below.

      "Closing Date" has the meaning set forth in Section 2.2 below.

         "Colorado Business Corporation Act" means the Business Corporation Act of the State of Colorado, as amended.

      "Confidential Information" means any information concerning the businesses and affairs of the Target and its Subsidiaries that is not already generally available to the public.

      "Consent" means any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

      "Contract" means any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

      "Definitive Proxy Materials" means the definitive proxy materials relating to the Special Meeting of Buyer and of Target.

      "Delaware General Corporation Law" means the General Corporation Law of the State of Delaware, as amended.

      "Derivative Securities" shall mean those securities as defined in Section
3.2 below.

      "Disclosure Schedule" has the meaning set forth in Section 3 below.

      "Dissenting Share" has the meaning set forth in Section 2.6 below.

      "Effective Time" has the meaning set forth in Section 2.4(a) below.

      "Encumbrance" means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

      "ERISA" means the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

      "GAAP" means United States generally accepted accounting principles as in effect from time to time.

      "Governmental Authorization" means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

      "Governmental Body" means any:

            (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

            (b) federal, state, local, municipal, foreign, or other government;

            (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

            (d) multi-national organization or body; or

            (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

      "Intellectual Property Assets" has the meaning set forth in Section 3.23 below.

      "Joint Disclosure Document" means the disclosure document combining the Prospectus and the Definitive Proxy Materials.

      "Knowledge" means an individual shall be deemed to have "Knowledge" of a particular fact or other matter if (i) such individual is actually aware of such fact or other matter, or (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

      "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

      "Major Shareholders" shall mean Richard Kirk and Jack Harper, who collectively own approximately 51% of the outstanding Target Shares.

      "Merger" has the meaning set forth in Section 2.1 below.

      "Merger Consideration" has the meaning set forth in Section 2.4(e) below.

      "Most Recent Fiscal Quarter End" has the meaning set forth in Section 4.3 below.

      "National Association of Securities Dealers" has the meaning set forth in
Section 4.10 below.

      "Order" means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

      "Ordinary Course of Business" means an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

            (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

            (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

            (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

      "Organizational Documents" shall mean (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

      "Over-the-Counter Bulletin Board" shall have the meaning set forth in
Section 4.10 below.

      "Party" has the meaning set forth in the preface above.

      "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

      "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body, or arbitrator.

      "Prospectus" means the final prospectus relating to the registration of the Buyer Shares under the Securities Act.

      "Related Person" means, with respect to a particular individual:

            (a) each other member of such individual's Family;

            (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

            (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

            (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

With respect to a specified Person other than an individual:

            (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

            (b) any Person that holds a Material Interest in such specified Person;

            (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

            (d) any Person in which such specified Person holds a Material Interest;

            (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

            (f) any Related Person of any individual described in clause (b) or
(c).

For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse and former spouses, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.

"Registration Statement" has the meaning set forth in Section 5.3(a) below.

"Requisite Stockholder Approval" means the affirmative vote of the holders of ninety-five percent (95%) of the Target Shares in favor of this Agreement and the Merger.

"SEC" means the Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended.

"Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialman's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

"Special Meeting" has the meaning set forth in Section 5.3(b) and Section 5.3(c) below.

"Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

"Surviving Corporation" has the meaning set forth in Section 2.1 below.

"Target" has the meaning set forth in the preface above.

"Target Share" means any share of the Common Stock, no par value per share, of the Target.

"Target Stockholder" means any Person who or which holds any Target Shares.

"Tax Return" means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any tax.

"Threatened" means that a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

"Transitory Subsidiary" has the meaning set forth in the preface above.

2. BASIC TRANSACTION.

      2.1 The Merger.

On and subject to the terms and conditions of this Agreement, the Transitory Subsidiary will merge with and into the Target (the "Merger") at the Effective Time. The Target shall be the corporation surviving the Merger (the "Surviving Corporation").

      2.2 The Closing.

The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Gammage & Burnham PLC in Phoenix, Arizona, commencing at 10:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date").

      2.3 Actions at the Closing.

At the Closing, (i) the Target will deliver to the Buyer and the Transitory Subsidiary the various certificates, instruments, and documents referred to in
Section 6.1 below, (ii) the Buyer and the Transitory Subsidiary will deliver to the Target the various certificates, instruments, and documents referred to in
Section 6.2 below, (iii) the Target and the Transitory Subsidiary will file with the Secretary of State of the State of Colorado Articles of Merger in the form attached hereto as Exhibit A (the "Articles of Merger"), (iv) the Target and the Transitory Subsidiary will file with the Secretary of State of the State of Delaware a Certificate of Merger in the form attached hereto as Exhibit B (the "Certificate of Merger"), and (v) the Buyer will cause the Buyer Shares to be exchanged in the manner provided in the Articles of Merger and the Certificate of Merger.

      2.4 Effect of Merger.

            (a) General. The Merger shall become effective at the time (the "Effective Time") the Target and the Transitory Subsidiary file the Articles of Merger with the Secretary of State of the State of Colorado and the Certificate of Merger with the Secretary of State of the State of Delaware (with the later of the time of acceptance by the Secretary of State of the State of Colorado and the Secretary of State of the State of Delaware being referred to herein as the "Effective Time"). The Merger shall have the effect set forth in the Colorado Business Corporation Act and in the Delaware General Corporation Law. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Target or the Transitory Subsidiary in order to carry out and effectuate the transactions contemplated by this Agreement.

            (b) Articles of Incorporation. Unless otherwise determined by Buyer prior to the Effective Time, the Articles of Incorporation of the Target shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation. The name of Buyer shall be changed to "BSI2000, Inc." and the name of the Surviving Corporation shall be changed to "BSI Operating Corp."

            (c) Bylaws. The Bylaws of the Target, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended, and the Bylaws of the Buyer shall remain unchanged until later amended by the Buyer's new Board of Directors.

            (d) Directors and Officers. The directors and officers of the Target shall become the directors and officers of the Surviving Corporation at and as of the Effective Time (retaining their respective positions and terms of office). At the Effective Time, all of the directors and officers of the Buyer shall resign and the directors and officers of the Target shall become the directors and officers of Buyer in addition to a director to be selected by Lance Mullins.

            (e) Conversion of Target Shares. At and as of the Effective Time, each Target Share (other than any Dissenting Share or Buyer-owned Share) shall be converted into the right to receive Buyer Shares as set forth in the Articles of Merger attached hereto as Exhibit A. No Target Share shall be deemed to be outstanding or to have any rights other than those set forth above in this
Section 2.4 after the Effective Time.

            (f) Conversion of Capital Stock of the Transitory Subsidiary. At and as of the Effective Time, each share of Common Stock, no par value per share, of the Transitory Subsidiary shall be converted into one share of Common Stock, no par value per share, of the Surviving Corporation as set forth in the Articles of Merger attached hereto as Exhibit A. Each stock certificate of Transitory Subsidiary evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

      2.5 Closing of Transfer Records.

After the close of business on the Closing Date, transfers of Target Shares outstanding prior to the Effective Time shall not be made on the stock transfer books of the Surviving Corporation.

      2.6 Dissenting Shares.

            (a) Notwithstanding any provision of this Agreement to the contrary, any Target Shares issued and outstanding immediately prior to the Effective Time that are held by a Target Stockholder who has exercised and perfected appraisal rights for such shares in accordance with Article 113 of the Colorado Business Corporation Act and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares"), shall not be converted into or represent a right to receive Buyer Shares pursuant to Section 2.4, but the holder thereof shall only be entitled to such rights as are granted by the Colorado Business Corporation Act .

            (b) Notwithstanding the provisions of subsection (a), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) his or her appraisal rights, then, as of the later of Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the Buyer Shares to which such Target Stockholder would otherwise be entitled under
Section 2.4 upon surrender of the certificate representing such shares.

            (c) The Target shall give the Buyer prompt notice of any written demand for appraisal received by the Target pursuant to the applicable provisions of the Colorado Business Corporation Act and the opportunity to participate in all negotiations and proceedings with respect to such demands. The Target shall not, except with the prior written consent of the Buyer, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands.

            (d) After payments of fair value in respect of Dissenting Shares have been made to dissenting shareholders pursuant to the Colorado Business Corporation Act, such Dissenting Shares shall be canceled.

3. REPRESENTATIONS AND WARRANTIES OF THE TARGET; MAJOR SHAREHOLDERS.

The Target and the Major Shareholders represent and warrant to Buyer and the Transitory Subsidiary that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the Disclosure Schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

      3.1 Organization, Qualification, and Corporate Power.

Each of the Target and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of the Target and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required except where the lack of such qualification would not have a material adverse effect on the financial condition of the Target and its Subsidiaries taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement. Each of the Target and its Subsidiaries has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

      3.2 Capitalization.

The entire authorized capital stock of the Target consists of 11,000,000 Target Shares, of which 6,005,323 Target Shares are issued and outstanding and none are held in treasury. All of the issued and outstanding Target Shares have been duly authorized and are validly issued, fully paid, and nonassessable, free and clear of all Encumbrances. Other than as set forth in Schedule 3.2, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Target to issue, sell, or otherwise cause to become outstanding any of its capital stock (collectively, "Derivative Securities"). There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Target. Schedule 3.2 contains a complete list of the holders of and the date of issuance of the Target Shares and the Derivative Securities and the number of shares held by each. None of the Target Shares or Derivative Securities was issued in violation of the Securities Act or any other Legal Requirement. No registration rights have been given to any holder of capital stock or Derivative Securities. The Target does not have any Contract to acquire any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

      3.3 Authorization of Transaction.

The Target has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that the Target cannot consummate the Merger unless and until it receives the Requisite Stockholder Approval. This Agreement constitutes the valid and legally binding obligation of the Target, enforceable in accordance with its terms and conditions.

      3.4 Noncontravention.

Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will, directly or indirectly, (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Target and its Subsidiaries is subject or any provision of the charter or bylaws of any of the Target and its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of the Target and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets) or (iii) cause Buyer or Target or its Subsidiaries to become subject to, or to become liable for the payment of, any tax, or (iv) cause any of the assets owned by Target or its Subsidiaries to be reassessed or revalued by any taxing authority or other Governmental Body. Other than in connection with the Colorado Business Corporation Act, the Delaware General Corporation Law, the Securities Exchange Act, the Securities Act, and the state securities laws, none of the Target and its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this

Agreement. Except as set forth in Schedule 3.4, neither Target nor its Subsidiaries will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated herein.

      3.5 Financial Statements.

Major Shareholders have delivered to Buyer unaudited consolidated balance sheets of Target and its Subsidiaries as of December 31 in each of the two years ended 2000 and 2001 and as of the three-month period ended March 31, 2002 (collectively, "Unaudited Statements"); and shall deliver on or before May 1, 2002: (a) audited consolidated balance sheets of Target and its Subsidiaries as at December 31 in each of the two years ended 2000 and 2001, and the related audited consolidated statements of income, changes in stockholders' equity, and cash flow for each of the fiscal years then ended, together with the report thereon of Erhardt, Keefe, Steiner, and Hottman, P.C., independent certified public accountants (collectively, "Audited Statements"), and (b) an unaudited consolidated balance sheet of the Target and its Subsidiaries as at March 31, 2002, (the "Interim Balance Sheet") and the related unaudited consolidated statements of income, changes in stockholders' equity, and cash flow for the three months then ended, including in each case the notes thereto. Such financial statements and notes do and shall fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Target and its Subsidiaries as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP. The financial statements referred to in this Section 3.5 shall reflect the consistent application of such accounting principles throughout the periods involved. No financial statements of any Person other than the Target and its Subsidiaries are required by GAAP to be included in the consolidated financial statements of the Company. It shall constitute a material breach of this Agreement if the Unaudited Statements are substantially different than the Audited Statements.

      3.6 Books And Records.

The books of account, minute books, stock record books, and other records of the Target and its Subsidiaries, all of which have been made available to Buyer, have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Securities Exchange Act (regardless of the fact that the Target and its Subsidiaries are not subject to that Section), including the maintenance of an adequate system of internal controls. The minute books of the Target and its Subsidiaries contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Target and its Subsidiaries, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Target and its Subsidiaries.

      3.7 Title To Properties; Encumbrances.

Schedule 3.7 contains a complete and accurate list of all real property, leaseholds, or other interests therein owned by Target and its Subsidiaries. The Target and its Subsidiaries own (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own, including all of the properties and assets reflected in the Balance Sheet and the Interim Balance Sheet (except for assets held under capitalized leases disclosed in Schedule 3.7 and personal property sold since the date of the Balance Sheet and the Interim Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Target and its Subsidiaries since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business and consistent with past practice). All material properties and assets reflected in the

Balance Sheet and the Interim Balance Sheet are free and clear of all Security Interests other than as set forth in Schedule 3.7.

      3.8 Condition And Sufficiency Of Assets.

The equipment of the Target and its Subsidiaries is in good operating condition and repair, and is adequate for the uses to which it is being put. The equipment will be sufficient for the continued conduct of the Target and its Subsidiaries' businesses after the Closing in substantially the same manner as conducted prior to the Closing.

      3.9 Accounts Receivable.

All accounts receivable of the Target and its Subsidiaries that are reflected on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Target and its Subsidiaries as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Target and its Subsidiaries as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Interim Balance Sheet represented of the Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within ninety days after the day on which it first becomes due and payable. There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Schedule 3.9 contains a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of such Accounts Receivable.

      3.10 Inventory.

All inventory of the Target and its Subsidiaries, whether or not reflected in the Balance Sheet or the Interim Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Target and its Subsidiaries as of the Closing Date, as the case may be. All inventories not written off have been priced at the lower of cost or market on a first in, first out basis. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Target and its Subsidiaries.

      3.11 No Undisclosed Liabilities.

Except as set forth in Schedule 3.11, the Target and its Subsidiaries have no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for current liabilities incurred in the Ordinary Course of Business since the respective dates thereof which in no event shall exceed a total of Seventy-Five Thousand Dollars ($75,000) as of the Closing.

      3.12 Taxes.

            (a) Except as set forth in Schedule 3.12, the Target and its Subsidiaries have filed or caused to be filed (on a timely basis since inception of the Company) all Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. Major Shareholders have delivered to Buyer copies of all such Tax Returns filed since inception of the Company. The Target and its Subsidiaries have paid all taxes that have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Major Shareholders or Target and its Subsidiaries, except such taxes, if any, as are listed in Schedule 3.12 and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet and the Interim Balance Sheet. All Tax Returns not filed for the periods ended after June 30, 1996 shall be prepared and filed on or before May 15, 2002 and none of said Tax Returns will show any income to be reported for federal or state tax purposes.

            (b) The United States federal and state income Tax Returns of each of Target and its Subsidiaries subject to such taxes have been audited by the IRS or relevant state tax authorities or are closed by the applicable statute of limitations for all taxable years through June 30, 1996.
      Schedule 3.12 contains a complete and accurate list of all audits of all such Tax Returns, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in
      Schedule 3.12, are being contested in good faith by appropriate proceedings. Schedule 3.12 describes all adjustments to the United States federal income Tax Returns filed by Target and its Subsidiaries or any group of corporations including Target and its Subsidiaries for all taxable years since 1996, and the resulting deficiencies proposed by the IRS. Except as described in Schedule 3.12, no Seller or Target and its Subsidiaries has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of taxes of Target and its Subsidiaries or for which Target and its Subsidiaries may be liable.

            (c) The charges, accruals, and reserves with respect to Taxes on the respective books of each of Target and its Subsidiaries are adequate (determined in accordance with GAAP) and are at least equal to that Target and its Subsidiaries's liability for Taxes. There exists no proposed tax assessment against Target and its Subsidiaries except as disclosed in the Balance Sheet or in Schedule 3.12. No consent to the application of
      Section 341(f)(2) of the Internal Revenue Code has been filed with respect to any property or assets held, acquired, or to be acquired by Target and its Subsidiaries. All taxes that Target and its Subsidiaries is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

            (d) All Tax Returns filed by (or that include on a consolidated basis) Target and its Subsidiaries are true, correct, and complete. There is no tax sharing agreement that will require any payment by Target and its Subsidiaries after the date of this Agreement. Neither the Target nor its Subsidiaries is, or within the five-year period preceding the Closing Date has been, an "S" corporation.

      3.13 No Material Adverse Change.

Since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of Target or its Subsidiaries, and no event has occurred or circumstance exists that may result in such a material adverse change.

      3.14 Employee Benefits.

            (a) Target is not a party to or obligated to contribute to any employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") (an "Employee Benefit Plan"), guaranteed annual income plan, fund or arrangement, or any collective bargaining agreement, or any other agreement, plan or arrangement similar to or in the nature of the foregoing, oral or written.

            (b) There has not been any (i) termination or partial termination of any Employee Pension Benefit Plan maintained by Target (or any person, firm or corporation which is or was under common control within the meaning of Section 4001(b) of ERISA, with Target (hereinafter called "affiliate") during the period of such common control, at a time when Title IV of ERISA applied to such Plan, (ii) commencement of any proceeding to terminate any such Plan pursuant to ERISA, or otherwise, or
      (iii) written notice given to Target or any affiliate of the intention to commence or seek the commencement of any such proceeding, which (under
      (i)) resulted or (under (ii) or (iii) would result in an insufficiency of plan assets necessary to satisfy benefit commitments under Title IV of ERISA or benefits vested under the Plan. Neither Target nor any affiliate has incurred withdrawal liability, complete or partial, under the Multiemployer Pension Plan Amendments Act of 1980 on or prior to the date hereof.

      3.15 Compliance With Legal Requirements; Governmental Authorizations.

            (a) Except as set forth in Schedule 3.15:

                  (i) each of Target and its Subsidiaries is, and at all times since inception has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

                  (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by Target and its Subsidiaries of, or a failure on the part of Target and its Subsidiaries to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of Target and its Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                  (iii) neither Target nor its Subsidiaries has received, at any time since inception, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of Target and its Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

            (b) Schedule 3.15 contains a complete and accurate list of each Governmental Authorization that is held by Target and its Subsidiaries or that otherwise relates to the business of, or to any of the assets owned or used by, Target and its Subsidiaries. Each Governmental Authorization listed or required to be listed in Schedule 3.15 is valid and in full force and effect. Except as set forth in Schedule 3.15:

                  (i) each of Target and its Subsidiaries is, and at all times since inception has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Schedule 3.15;

                  (ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Schedule 3.15, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Schedule 3.15;

                  (iii) neither Target nor its Subsidiaries has received, at any time since inception, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

                  (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Schedule 3.15 have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

The Governmental Authorizations listed in Schedule 3.15 collectively constitute all of the Governmental Authorizations necessary to permit Target and its Subsidiaries to lawfully conduct and operate their businesses in the manner they currently conduct and operate such businesses and to permit the Target and its Subsidiaries to own and use their assets in the manner in which they currently own and use such assets.

      3.16 Legal Proceedings; Orders.

            (a) Except as set forth in Schedule 3.16, there is no pending
      Proceeding:

                  (i) that has been commenced by or against Target or its Subsidiaries or that otherwise relates to or may affect the business of, or any of the assets owned or used by, Target or its Subsidiaries; or

                  (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, the Merger.

(1) No such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. Major Shareholders have delivered to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Schedule 3.16. The Proceedings listed in Schedule 3.16 will not have a material adverse effect on the business, operations, assets, condition, or prospects of Target and its Subsidiaries.

            (b) Except as set forth in Schedule 3.16:

                  (i) there is no Order to which any of the Target and its Subsidiaries, or any of the assets owned or used by Target and its Subsidiaries, is subject; (ii) Major Shareholders are not subject to any Order that relates to the business of, or any of the assets owned or used by, Target and its Subsidiaries; and

                  (iii) no officer, director, agent, or employee of Target and its Subsidiaries is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of Target and its Subsidiaries.

            (c) Except as set forth in Schedule 3.16:

                  (i) each of Target and its Subsidiaries is, and at all times since inception has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

                  (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which Target and its Subsidiaries, or any of the assets owned or used by Target and its Subsidiaries, is subject; and

                  (iii) Target and its Subsidiaries have not received, at any time since inception, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which Target and its Subsidiaries, or any of the assets owned or used by Target and its Subsidiaries, is or has been subject.

      3.17 Absence Of Certain Changes And Events.

Except as set forth in Schedule 3.17, since December 31, 2001, Target and its Subsidiaries have conducted their businesses only in the Ordinary Course of Business and there has not been any:

            (a) change in Target and its Subsidiaries' authorized or issued capital stock; grant of any Derivative Securities of Target and its Subsidiaries; grant of any registration rights; purchase, redemption, retirement, or other acquisition by Target and its Subsidiaries of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

            (b) amendment to the Organizational Documents of Target and its Subsidiaries;

            (c) payment or increase by Target and its Subsidiaries of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

            (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of Target and its Subsidiaries;

            (e) damage to or destruction or loss of any asset or property of Target and its Subsidiaries, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of Target and its Subsidiaries, taken as a whole;

            (f) entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to Target and its Subsidiaries of at least $10,000;

            (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of Target and its Subsidiaries or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of Target and its Subsidiaries, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

            (h) cancellation or waiver of any claims or rights with a value to Target and its Subsidiaries in excess of $10,000;

            (i) material change in the accounting methods used by Target and its Subsidiaries; or

            (j) agreement, whether oral or written, by Target and its Subsidiaries to do any of the foregoing.

      3.18 Contracts; No Defaults.

            (a) Schedule 3.18 contains a complete and accurate list, and Major Shareholders have delivered to Buyer true and complete copies, of:

                  (i) each Contract that involves performance of services or delivery of goods or materials by one or more Target and its Subsidiaries of an amount or value in excess of $10,000;

                  (ii) each Contract that involves performance of services or delivery of goods or materials to one or more Target and its Subsidiaries of an amount or value in excess of $10,000;

                  (iii) each Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of one or more Target and its Subsidiaries in excess of $10,000;

                  (iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $10,000 and with terms of less than one year);

                  (v) each licensing agreement or other Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

                  (vi) each collective bargaining agreement and other Contract to or with any labor union or other employee representative of a group of employees;

                  (vii) each joint venture, partnership, and other Contract (however named) involving a sharing of profits, losses, costs, or liabilities by Target and its Subsidiaries with any other Person;

                  (viii) each Contract containing covenants that in any way purport to restrict the business activity of Target and its

      Subsidiaries or any Affiliate of Target and its Subsidiaries or limit the freedom of Target and its Subsidiaries or any Affiliate of Target and its Subsidiaries to engage in any line of business or to compete with any Person;

                  (ix) each Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

                  (x) each power of attorney that is currently effective and outstanding;

                  (xi) each Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by Target and its Subsidiaries to be responsible for consequential damages;

                  (xii) each Contract for capital expenditures in excess of $10,000;

                  (xiii) each written warranty, guaranty, or other similar undertaking with respect to contractual performance extended by Target and its Subsidiaries other than in the Ordinary Course of Business; and

                  (xiv) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

Schedule 3.18 sets forth reasonably complete details concerning such Contracts, including the parties to the Contracts and the amount of the remaining commitment of the Target and its Subsidiaries under the Contracts.

            (b) Except as set forth in Schedule 3.18:

                  (i) no Major Shareholder (and no Related Person of any Major Shareholder) has nor may it acquire any rights under, and no Major Shareholder has nor may it become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, Target and its Subsidiaries; and

                  (ii) no officer, director, agent, employee, consultant, or contractor of Target and its Subsidiaries is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of Target and its Subsidiaries, or (B) assign to Target and its Subsidiaries or to any other Person any rights to any invention, improvement, or discovery.

            (c) Except as set forth in Schedule 3.18, each Contract identified or required to be identified in Schedule 3.18 is in full force and effect and is valid and enforceable in accordance with its terms.

            (d) Except as set forth in Schedule 3.18:

                  (i) each of Target and its Subsidiaries is, and at all times since inception has been, in full compliance with all applicable terms and requirements of each Contract under which such Target and its Subsidiaries has or had any obligation or liability or by which such Target and its Subsidiaries or any of the assets owned or used by such Target and its Subsidiaries is or was bound;

                  (ii) each other Person that has or had any obligation or liability under any Contract under which Target and its Subsidiaries has or had any rights is, and at all times since inception has been, in full compliance with all applicable terms and requirements of such Contract;

                  (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give Target and its Subsidiaries or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract; and

                  (iv) neither Target nor its Subsidiaries has given to or received from any other Person, at any time since inception, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

            (e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to Target and its Subsidiaries under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

      3.19 Insurance.

            (a) On or before Closing, Major Shareholders will deliver to Buyer:

                  (i) true and complete copies of all policies of insurance to which Target and its Subsidiaries is a party or under which Target and its Subsidiaries, or any director of Target and its Subsidiaries, is or has been covered at any time within the five years preceding the date of this Agreement;

                  (ii) true and complete copies of all pending applications for policies of insurance; and

                  (iii) any statement by the auditor of Target and its Subsidiaries's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

            (b) Schedule 3.19 describes:

                  (i) any self-insurance arrangement by or affecting Target and its Subsidiaries, including any reserves established thereunder;

                  (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by Target and its Subsidiaries; and

                  (iii) all obligations of the Target and its Subsidiaries to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

            (c) Except as set forth on Schedule 3.19:

                  (i) All policies to which Target and its Subsidiaries is a party or that provide coverage to either Seller, Target and its Subsidiaries, or any director or officer of Target and its Subsidiaries:

                  (A) shall be valid, outstanding, and enforceable;

                  (B) shall be issued by an insurer that is financially sound and reputable;

                  (C) taken together, shall provide adequate insurance coverage for the assets and the operations of the Target and its Subsidiaries for all risks normally insured against by a Person carrying on the same business or businesses as Target and its Subsidiaries;

                  (D) shall be sufficient for compliance with all Legal Requirements and Contracts to which Target and its Subsidiaries is a party or by which any of them is bound;

                  (E) shall continue in full force and effect following the consummation of the Merger; and

                  (F) shall not provide for any retrospective premium adjustment or other experienced-based liability on the part of Target and its Subsidiaries.

                  (ii) As of Closing, Seller or Target and its Subsidiaries will have received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                  (iii) The Target and its Subsidiaries shall have paid all premiums due, and have otherwise performed all of their respective obligations, under each policy to which Target and its Subsidiaries is a party or that provides coverage to Target and its Subsidiaries or director thereof.

                  (iv) The Target and its Subsidiaries shall give notice to the insurer of all claims that may be insured thereby.

      3.20 Environmental Matters.

Except as disclosed in Schedule 3.20, Target (i) is currently in compliance with all applicable environmental laws, and has obtained all permits and other authorizations needed to operate its facilities, (ii) has not violated any applicable environmental law, (iii) is unaware of any present requirements of any applicable environmental law which is due to be imposed upon it which will increase its cost of complying with the environmental laws, (iv) all past on-site generation, treatment, storage and disposal of waste, including hazardous waste, by Target and its predecessors have been done in compliance with the currently applicable environmental laws; and (v) all past off-site treatment, storage and disposal of waste, including hazardous waste, generated by Target and its predecessors have been done in compliance with the currently applicable environmental laws. As used in this Agreement, the terms (i) "Environmental Laws" include but are not limited to any federal, state or local law, statute, charter or ordinance, and any rule, regulation, binding interpretation, binding policy, permit, order, court order or consent decree issued pursuant to any of the foregoing, which pertains to, governs or otherwise regulates any of the following activities, and (ii) "Waste," "Hazardous Substance," and "Hazardous Waste" include any substance defined as such by any applicable environmental law.

      3.21 Employees.

            (a) Schedule 3.21 contains a complete and accurate list of the following information for each employee or director of Target and its Subsidiaries, including each employee on leave of absence or layoff status; employer; name; job title; current compensation paid or payable and any change in compensation since December 31, 2001; vacation accrued; and service credited for purposes of vesting and eligibility to participate under Target and its Subsidiaries pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, employee pension benefit plan or employee welfare benefit plan, or any other employee benefit plan or any plan for directors.

            (b) No employee or director of Target and its Subsidiaries is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Target and its Subsidiaries, or (ii) the ability of Target and its Subsidiaries to conduct its business, including any Proprietary Rights Agreement with Major Shareholders or the Target and its Subsidiaries by any such employee or director. To Major Shareholders' Knowledge, no director, officer, or other key employee of any Target and its Subsidiaries intends to terminate employment with Target or its Subsidiaries. No employee of Target has terminated employment since February 19, 2002.

            (c) Schedule 3.21 also contains a complete and accurate list of the following information for each retired employee or director of the Target and its Subsidiaries, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

      3.22 Labor Relations; Compliance.

Since inception, no Target or its Subsidiaries has been or is a party to any collective bargaining or other labor Contract. Each Target and its Subsidiaries has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. No Target or its Subsidiaries is liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

      3.23 Intellectual Property.

            (a) Intellectual Property Assets. The term "Intellectual Property Assets" includes:

                  (i) Target's name, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

                  (ii) all patents, patent applications, and inventions and discoveries that may be patentable (collectively, "Patents");

                  (iii) all copyrights in both published works and unpublished works (collectively, "Copyrights");

                  (iv) all rights in mask works (collectively, "Rights in Mask Works"); and

                  (v) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets"); owned, used, or licensed by any Target and its Subsidiaries as licensee or licensor.

            (b) Agreements. Schedule 3.23 contains a complete and accurate list and summary description, including any royalties paid or received by the Target and its Subsidiaries, of all Contracts relating to the Intellectual Property Assets to which Target and its Subsidiaries is a party or by which Target and its Subsidiaries are bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $10,000 under which Target and its Subsidiaries is the licensee. There are no outstanding and, to Major Shareholders' Knowledge, no Threatened disputes or disagreements with respect to any such agreement.

            (c) Know-How Necessary for the Business.

                  (i) The Intellectual Property Assets are all those necessary for the operation of the Target and its Subsidiaries' businesses as they are currently conducted or as reflected in the business plan given to Buyer by Major Shareholders. One or more of the Target and its Subsidiaries is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all Security Interests, equities or other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

                  (ii) Except as set forth in Schedule 3.23, all former and current employees of each Target and its Subsidiaries have executed written Contracts with one or more of the Target and its Subsidiaries that assign to one or more of the Target and its Subsidiaries all rights to any inventions, improvements, discoveries, or information relating to the business of any Target and its Subsidiaries. No employee of any Target and its Subsidiaries has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than one or more of the Target and its Subsidiaries.

            (d) Patents.

                  (i) Schedule 3.23 contains a complete and accurate list and summary description of all Patents. One or more of the Target and its Subsidiaries is the owner of all right, title, and interest in and to each of the Patents, free and clear of all liens, security interests, charges, encumbrances, entities, and other adverse claims.

                  (ii) All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

                  (iii) No Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. To Major Shareholders' Knowledge, there is no potentially interfering patent or patent application of any third party.

                  (iv) No Patent is infringed or, to Major Shareholders' Knowledge, has been challenged or threatened in any way. None of the products manufactured and sold, nor any process or know-how used, by any Target and its Subsidiaries infringes or is alleged to infringe any patent or other proprietary right of any other Person.

                  (v) All products made, used, or sold under the Patents have been marked with the proper patent notice.

            (e) Trademarks.

                  (i) Schedule 3.23 contains a complete and accurate list and summary description of all Marks. One or more of the Target and its Subsidiaries is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                  (ii) All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

                  (iii) No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to Major Shareholders' Knowledge, no such action is Threatened with the respect to any of the Marks.

                  (iv) To Major Shareholders' Knowledge, there is no potentially interfering trademark or trademark application of any third party.

                  (v) No Mark is infringed or, to Major Shareholders' Knowledge, has been challenged or threatened in any way. None of the Marks used by any Target and its Subsidiaries infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

                  (vi) All products and materials containing a Mark bear the proper federal registration notice where permitted by law.

            (f) Copyrights.

                  (i) Schedule 3.23 contains a complete and accurate list and summary description of all Copyrights. One or more of the Target and its Subsidiaries is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                  (ii) All the Copyrights have been registered and are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.

                  (iii) No Copyright is infringed or, to Major Shareholders' Knowledge, has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

                  (iv) All works encompassed by the Copyrights have been marked with the proper copyright notice.

            (g) Trade Secrets.

                  (i) With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

                  (ii) Major Shareholders and the Target and its Subsidiaries have taken all reasonable precautions to protect the secrecy, confidentiality, and value of their Trade Secrets.

                  (iii) One or more of the Target and its Subsidiaries has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to Major Shareholders' Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other than one or more of the Target and its Subsidiaries) or to the detriment of the Target and its Subsidiaries. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

      3.24 Certain Payments.

Since inception, no Target and its Subsidiaries or director, officer, agent, or employee of any Target and its Subsidiaries, or to Major Shareholders' Knowledge any other Person associated with or acting for or on behalf of any Target and its Subsidiaries, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of any Target and its Subsidiaries or any Affiliate of Target and its Subsidiaries, or (iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Target and its Subsidiaries.

      3.25 Relationships With Related Persons.

No Seller or any Related Person of Major Shareholders or of Target and its Subsidiaries has, or since the first day of the next to last completed fiscal year of the Target and its Subsidiaries has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Target and its Subsidiaries' businesses. No Seller or any Related Person of Major Shareholders or of Target and its Subsidiaries is, or since the first day of the next to last completed fiscal year of the Target and its Subsidiaries has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with Target and its Subsidiaries, or (ii) engaged in competition with Target and its Subsidiaries with respect to any line of the products or services of such Target and its Subsidiaries (a "Competing Business") in any market presently served by such Target and its Subsidiaries except for less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in
Schedule 3.25, no Seller or any Related Person of Major Shareholders or of Target and its Subsidiaries is a party to any Contract with, or has any claim or right against, Target and its Subsidiaries.

      3.26 Brokers' Fees.

Other than as set forth in Schedule 3.26, neither the Target nor its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

      3.27 Disclosure.

            (a) The Definitive Proxy Materials will comply with the Securities Exchange Act in all material respects. The Definitive Proxy Materials will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading; provided, however, that the Target makes no representation or warranty with respect to any information that the Buyer and the Transitory Subsidiary will supply specifically for use in the Definitive Proxy Materials. None of the information that the Target will supply specifically for use in the Registration Statement or the Prospectus will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading.

            (b) No representation or warranty of Major Shareholders in this Agreement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

(c) No notice given pursuant to Section 9.9 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

(d) There is no fact known to any Major Shareholder that has specific application to any Major Shareholder or Target and its Subsidiaries (other than general economic or industry conditions) and that materially adversely affects or, as far as either Seller can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of the Target and its Subsidiaries (on a consolidated basis) that has not been set forth in this Agreement.

4. Representations and Warranties of the Buyer and the Transitory Subsidiary.

Each of the Buyer and the Transitory Subsidiary represents and warrants to the Target that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 4.

4.1 Organization.

Each of the Buyer and the Transitory Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

      4.2 Filings with the SEC.

The Buyer has made all filings with the SEC that it has been required to make within the past two years under the Securities Act and the Securities Exchange Act (collectively the "Public Reports"). Each of the Public Reports has complied with the Securities Act and the Securities Exchange Act in all material respects. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Target has delivered to the Buyer a correct and complete copy of each Public Report (together with all exhibits and schedules thereto and as amended to date).

      4.3 Financial Statements.

The Buyer has filed Quarterly Reports on Form 10-QSB for the fiscal quarters ended December 31, 2001 (the "Most Recent Fiscal Quarter End"), September 30, 2001 and June 30, 2001 and an Annual Report on Form 10-KSB for the fiscal year ended March 31, 2001. The financial statements included in or incorporated by reference into these Public Reports (including the related notes and schedules) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the Target and its Subsidiaries as of the indicated dates and the results of operations of the Target and its Subsidiaries for the indicated periods; provided, however, that the interim statements are subject to normal year-end adjustments.

      4.4 No Business Conducted.

Since April 2000, Buyer has conducted no sales or marketing activities nor generated any revenue.

      4.5 Undisclosed Liabilities.

Neither Buyer nor Transitory Subsidiary has any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for (i) liabilities set forth on the face of the balance sheet dated as of the Most Recent Fiscal Quarter End (rather than in any notes thereto) and (ii) liabilities which have arisen after the Most Recent Fiscal Quarter End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

      4.6 Authorization of Transaction.

Each of the Buyer and the Transitory Subsidiary has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each of the Buyer and the Transitory Subsidiary, enforceable in accordance with its terms and conditions.

      4.7 Noncontravention.

Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either the Buyer or the Transitory Subsidiary is subject or any provision of the charter or bylaws of either the Buyer or the Transitory Subsidiary or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which either the Buyer or the Transitory Subsidiary is a party or by which it is bound or to which any of its assets is subject. Other than in connection with the provisions of the Colorado Business Corporation Act, the Delaware General Corporation Law, the Securities Exchange Act, the Securities Act, and the state securities laws, neither the Buyer nor the Transitory Subsidiary needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

      4.8 Buyer's Shares.

The Buyer Shares to be delivered at Closing pursuant to Section 2 have been duly authorized and are validly issued, fully paid, and non-assessable, Buyer only has one class of stock which is not divided into series, and Buyer Shares represent not less than seventy-five percent (75%) of Buyer's common stock and not less than seventy percent (70%) of Buyer's total outstanding securities, whether voting or non-voting. Except as may be disclosed in Schedule 4.8, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or contracts or commitments that could require Buyer to issue, sell, or otherwise cause to become outstanding any of its capital stock, and there are no outstanding authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Buyer (collectively, "Buyer Derivative Securities"). As of the Closing, there shall not be any Buyer Derivative Securities and any Buyer Derivative Securities not exercised prior to the Closing shall be cancelled and rendered null and void.

      4.9 Reporting Company Status; NASD Compliance.

Buyer files reports with the SEC pursuant to Section 12(g) of the Securities Exchange Act. The Company has a duly filed all material and documents required to be filed pursuant to all reporting obligations under either Section 13(a) or 12(g) of the Exchange Act. Buyer has complied with the reporting requirements of the National Association of Securities Dealers ("NASD") to have its common stock quoted on the Over-the-Counter Bulletin Board ("Bulletin Board"), and Buyer's common stock is listed and traded on the Bulletin Board under the symbol "KNFD". Buyer is currently in compliance with the reporting requirements of the NASD.

      4.10 No Injunctions.

To the best of Buyer's Knowledge, neither Buyer, nor any of its present officers or present directors have, during the past five (5) years, been the subject of any injunction, cease and desist order, assurance of discontinuance, suspension or restraining order, revocation or suspension of a license to practice a trade, occupation or profession, denial of an application to obtain or renew same, any stipulation or consent to desist from any act or practice, any disciplinary action by any court or administrative agency, nor has Buyer or any of its present officers or present directors knowingly violated any state or federal laws regulating the offering and sale of securities.

      4.11 Brokers' Fees.

Neither the Buyer nor the Transitory Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any of the Target and its Subsidiaries could become liable or obligated.

      4.12 Disclosure.

The Registration Statement and the Prospectus will comply with the Securities Act in all material respects. The Registration Statement and the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading; provided, however, that the Buyer and the Transitory Subsidiary make no representation or warranty with respect to any information that the Target will supply specifically for use in the Registration Statement and the Prospectus. None of the information that the Buyer and the Transitory Subsidiary will supply specifically for use in the Definitive Proxy Materials will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading.

5. Covenants.

The Parties agree as follows with respect to the period from and after the execution of this Agreement.

      5.1 General.

Each of the Parties will use its best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below).

      5.2 Notices and Consents.

The Target will give any notices (and will cause each of its Subsidiaries to give any notices) to third parties, and will use its best efforts to obtain (and will cause each of its Subsidiaries to use its best efforts to obtain) any third party consents, that the Buyer may request in connection with the matters referred to in Section 3.4 above.

      5.3 Regulatory Matters and Approvals.

Each of the Parties will (and the Target will cause each of its Subsidiaries to) give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3.4 and Section
4.4 above. Without limiting the generality of the foregoing:

            (a) Securities Act, Securities Exchange Act, and State Securities Laws. Buyer and the Target will mutually prepare and file with the SEC preliminary proxy materials under the Securities Exchange Act relating to their respective Special Meetings and will prepare and file with the SEC a Registration Statement under the Securities Act on Form S-4 relating to the offering and issuance of the Buyer Shares. The filing Party in each instance will use its best efforts to respond to the comments of the SEC thereon and will make any further filings (including amendments and supplements) in connection therewith that may be necessary. The Buyer will provide the Target, and the Target will provide the Buyer, with whatever information and assistance in connection with the foregoing filings that the filing Party may request. The Buyer will take all actions that may be necessary under state securities laws in connection with the offering and issuance of the Buyer Shares.

            (b) Colorado Business Corporation Act. The Target will call a special meeting of its stockholders (the "Special Meeting"), as soon as practicable to consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the Colorado Business Corporation Act. The Target will mail the Joint Disclosure Document to its stockholders as soon as practicable. The Joint Disclosure Document will contain the affirmative recommendation of the board of directors of the Target in favor of the adoption of this Agreement and the approval of the Merger.

            (c) Delaware General Corporation Law. The Buyer will call a special meeting of its stockholders (the "Special Meeting"), or if permitted, will obtain a Majority Consent in Lieu of Meeting as soon as practicable to consider and vote on the approval of the Reorganization, Redemption and Recapitalization Agreement substantially in the form attached hereto as
      Exhibit 5.3(c) in accordance with the Delaware General Corporation Law, and on changed name to BSI2000, Inc. The board of directors of the Buyer will recommend approval of the Reorganization, Redemption and Recapitalization to Buyer's shareholders.

            (d) Target Information. Target shall furnish to Buyer all information concerning Target required to be included in the Joint Disclosure Document.

            (e) Buyer Information. Buyer shall furnish to Target all information concerning Buyer and Transitory Subsidiary required to be included in the Joint Disclosure Document.

            (f) Buyer Statements. Buyer agrees that the Joint Disclosure Document will contain all statements which are required to be stated therein in accordance with the Securities Exchange Act, the Securities Act, and the rules and regulations thereunder, and such statements will conform in all material respects with the requirements of such acts and the rules and regulations thereunder, and with respect to Buyer and Transitory Subsidiary will not contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

            (g) Target Statements. Target agrees that the Joint Disclosure Document will contain all statements which are required to be stated therein in accordance with the Securities Exchange Act, the Securities Act, and the rules and regulations thereunder, and such statements will conform in all material respects with the requirements of such acts and the rules and regulations thereunder, and with respect to Target will not contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. Target shall use its best efforts and in good faith shall solicit the favorable vote by its stockholders concerning this Agreement and the Certificate of Merger as promptly as practicable following effectiveness of the Registration Statement.

            (h) Blue Sky Laws. Buyer shall comply with all applicable state securities laws relating to the distribution of Buyer common stock to holders of Target common stock pursuant to this Agreement. Within ten days following the execution of this Agreement, Target shall supply to Buyer a list of the states in which stockholders of Target currently reside. Said list of sates shall be updated by Target five days following the record date established for the Special Meeting of the stockholders of Target contemplated herein.

      5.4 Operation of Business.

Neither the Target nor its Subsidiaries, nor the Buyer nor its Subsidiaries shall engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing:

            (a) other than as set forth in this Agreement, neither the Target nor its Subsidiaries, nor the Buyer nor its Subsidiaries will authorize or effect any change in its charter or bylaws;

            (b) other than as set forth in this Agreement, neither the Target nor its Subsidiaries, nor the Buyer nor its Subsidiaries will grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding);

            (c) neither the Target nor its Subsidiaries, nor the Buyer nor its Subsidiaries will declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or, other than as set forth in this Agreement, redeem, repurchase, or otherwise acquire any of its capital stock;

            (d) neither the Target nor its Subsidiaries will issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business;

            (e) neither the Target nor its Subsidiaries will impose any Security Interest upon any of its assets outside the Ordinary Course of Business;

            (f) neither the Target nor its Subsidiaries will make any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business;

            (g) neither the Target nor its Subsidiaries will make any change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business or hire any new officer or employee or fire any existing officer or employee; and

            (h) other than as set forth in this Agreement, neither the Target nor its Subsidiaries will commit to any of the foregoing.

      5.5 Full Access.

Each of the Parties will (and will cause each of its Subsidiaries to) permit representatives of the other Party to have full access to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to it and its Subsidiaries. Each of the Parties will treat and hold as such any Confidential Information it receives from the other Party in the course of the reviews contemplated by this Section 5.5, will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to the other Party all tangible embodiments (and all copies) thereof which are in its possession as obtained from the other Party.

      5.6 Notice of Developments.

Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of its own representations and warranties in
Section 3 and Section 4 above. No disclosure by any Party pursuant to this
Section 5.6, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

      5.7 Exclusivity.

The Target will not (and will not cause or permit any of its Subsidiaries to) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of any of the Target and its Subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange); provided, however, that the Target, its Subsidiaries, and their directors and officers will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing to the extent their fiduciary duties may require. The Target shall notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

6. Conditions to Obligation to Close.

      6.1 Conditions to Obligation of the Buyer and the Transitory Subsidiary.

The obligation of the Buyer and the Transitory Subsidiary to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

            (a) this Agreement and the Merger shall have received the Requisite Stockholder Approval and the number of Dissenting Shares shall not exceed five percent (5%) of the number of outstanding Target Shares;

            (b) the Target and its Subsidiaries shall have procured all of the third party consents specified in Section 5.2 above;

            (c) the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

            (d) the Target shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

            (e) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Buyer to own the capital stock of the Surviving Corporation and to control the Surviving Corporation and its Subsidiaries, or (D) affect adversely the right of any of the Surviving Corporation and its Subsidiaries to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

            (f) the liabilities set forth in Schedule 6.1(f) shall be reduced to a total of $75,000 through the conversion of each one dollar of principal and interest amount of outstanding loans to Target to one dollar of the Target Shares at a price to be determined by the Board of Directors of Target as approved by Buyer and all notes formerly reflecting said loans shall be cancelled and rendered null and void (other than $500,000 which will be due and owing to Pursuit Capital, Inc., which shall be converted into warrants to receive 1,666,600 shares of Common Stock of Buyer, at $.30 per share, expiring May 1, 2007, as of the Closing);

            (g) the Target shall seek in good faith to negotiate a debt of $100,000 due and owing to Maxy Oil down to a total of $50,000 and regardless of the amount shall have repaid this obligation in full;

            (h) the Target shall have obtained executed lock-up agreements whereby all shareholders of the Target shall agree to lock-up the Buyer Shares (and stop transfer instructions shall be given to the stock transfer agent) to be received by them as follows: (i) all officers, directors, Affiliates and employees of Target shall lock-up all shares owned by them or by Persons controlled by them for two years ending two years after the Effective Date; and (ii) for a one-year period from the Effective Date for all shareholders not covered by Section 6.1(h)(i); however, notwithstanding this Section 6.1(h), (i) Buyer Shares may be sold in private transactions pursuant to Section 4(1) of the Securities Act if the transferee agrees to abide by the remaining term of the lock-up agreement and if the transferee is approved by Buyer and (ii) all lock-up agreements will automatically terminate immediately upon Buyer generating $10 million in gross revenues for any one-year period;

            (i) During the period from December 31, 2001 to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operation of Target taken as a whole;

            (j) To insure that all agreements governing any options, warrants, or stock appreciation rights, which have been granted by Target, are explicitly clear in light of the proposed Merger, Target shall obtain prior to and as a condition of Closing from each such holder of its options, warrants or stock appreciation rights, a written confirmation or certification, in a form satisfactory to Buyer and its counsel, specifying the number and exercise price of the Target options as of the Closing Date of the Merger, for which options or warrants of Buyer will be substituted pursuant to the Certificate of Merger, together with such other clarifications or amendments as shall be mutually acceptable to the parties;

            (k) the Target shall have delivered to the Buyer and the Transitory Subsidiary a certificate to the effect that each of the conditions specified above in Sections 6.1(a)-(j) is satisfied in all respects;

            (l) the Registration Statement shall have become effective under the Securities Act;

            (m) the Buyer and the Transitory Subsidiary shall have received the resignations, effective as of the Closing, of each director and officer of the Target and its Subsidiaries other than those set forth in the Articles of Merger;

            (n) all actions to be taken by the Target in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Buyer and the Transitory Subsidiary.

The Buyer and the Transitory Subsidiary may waive any condition specified in this Section 6.1 if they execute a writing so stating at or prior to the Closing.

      6.2 Conditions to Obligation of the Target.

The obligation of the Target to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

            (a) the Registration Statement shall have become effective under the Securities Act;

            (b) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

            (c) each of the Buyer and the Transitory Subsidiary shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

            (d) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Buyer to own the capital stock of the Surviving Corporation and to control the Surviving Corporation and its Subsidiaries, or (D) affect adversely the right of any of the Surviving Corporation and its Subsidiaries to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

            (e) the Target shall have received a total of Five Hundred Thousand Dollars ($500,000) in debt or equity financing on or before July 1, 2002 and hereby acknowledges already receiving Three Hundred Thousand Dollars ($300,000) as of the date of this Agreement, thereby needing only an additional $200,000;

            (f) Buyer shall have closed a reorganization as approved by its shareholders whereby it exchanges all of its intellectual property, including the name "Knowledge Foundations, Inc.," for the redemption of 35,141,618 Buyer Shares. Dr. Richard Ballard and certain other shareholders as specified pursuant to the Separation and Distribution Agreement which shall be substantially in the form attached hereto as Exhibit C;

            (g) Immediately prior to the Closing, there shall not be greater than 22,924,072 shares of Common Stock, issued and outstanding of Buyer which shall include: 5,022,100 shares issued prior to the execution of this Agreement and 17,901,972 shares to be issued pursuant to this Agreement to shareholders of Target; as of the Closing, there shall not be any Buyer Derivative Securities outstanding other than a warrant to Pursuit Capital, Inc. to receive 1,666,600 shares of Common Stock of Buyer.

            (h) Buyer shall have obtained an executed lock-up and escrow agreement in the form approved by Target whereby (i) Dr. Richard Ballard agrees to escrow 100,000 Buyer Shares owned by him until one (1) year after the Effective Time, (ii) Michael Dochterman agrees to escrow 50,000 Buyer Shares owned by him until six (6) months after the Effective Time and 50,000 Buyer Shares owned by him until one (1) year after the Effective Time, and (iii) Robert Dietrich agrees to escrow 25,000 Buyer Shares owned by him until six (6) months after the Effective Time;

            (i) each of the Buyer and the Transitory Subsidiary shall have delivered to the Target a certificate to the effect that each of the conditions specified above in Sections 6.2(a)-(h) is satisfied in all respects;

            (j) this Agreement and the Merger shall have received the Requisite Stockholder Approval; and

            (k) all actions to be taken by the Buyer and the Transitory Subsidiary in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Target.

The Target may waive any condition specified in this Section 6.2 if it executes a writing so stating at or prior to the Closing.

7. INDEMNIFICATION.

      7.1 Indemnification.

The Major Shareholders jointly and severally agrees to indemnify and hold Buyer and its officers, directors and affiliates harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation incurred by Buyer, its officers, directors or affiliates (including the Surviving Corporation) directly or indirectly as a result of (i) any inaccuracy or breach of a representation or warranty of the Target or the Major Shareholders contained in this Agreement, or
(ii) any failure of the Target or the Major Shareholders to perform or comply with any covenant contained in this Agreement.

      7.2 Warranty of No Claims.

Target hereby represents and warrants, and the Major Shareholders hereby severally represent and warrant, that to the best of its and their knowledge and belief, there is no known past condition or set of facts relating to the executive officers and directors of Target which will give rise to any claims, demands, obligations, actions or causes of action, of any nature whatsoever, which a party may now have, or which may hereafter accrue or otherwise be acquired, arising out of tort, contract, securities, or other theories of liability related to the duties and obligations imposed upon the executive officers and directors of Target.

      7.3 Time Limitations.

The indemnification granted by Section 7.1, Section 7.4 and Section 7.5 and the representations and warranties contained in Section 7.2 shall be effective so long as the statute of limitations for any claim or cause of action brought against a director or executive officer fails to bar such claim or cause of action; provided, however, the indemnified party shall be entitled to reimbursement of expenses necessary to cause such statute of limitations to be raised as a defense to a claim which would have been barred pursuant to this Section.

      7.4 Target Indemnity.

With respect to information provided by Target to Buyer for purposes of preparing the Joint Disclosure Document, Target shall indemnify Buyer and Transitory Subsidiary and their respective officers, directors and controlling persons, if any, against all claims, losses, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of a material fact made by Target or from any failure on the part of Target to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

      7.5 Buyer Indemnity.

With respect to information provided by Buyer and Transitory Subsidiary to Target for purposes of preparing the Joint Disclosure Document to be delivered to Target's stockholders, Buyer shall indemnify Target, its officers, directors and controlling persons, if any, against all claims, losses, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of a material fact made by Buyer or Transitory Subsidiary or from any failure on the part of Buyer or Transitory Subsidiary to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

      7.6 Indemnity Procedure.

Within 15 days after service upon an indemnified party of a summons or other first legal process in connection with the commencement of any action brought against it relating to the Joint Disclosure Document, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; the omission to notify the indemnifying party will relieve it from any liability which it may have to any indemnified party under this Section (but not otherwise) if the indemnifying party proves that it has been materially prejudiced by such omission. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

8. Termination.

      8.1 Termination of Agreement.

Any of the Parties may terminate this Agreement with the prior authorization of its board of directors (whether before or after stockholder approval) as provided below:

            (a) the Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

            (b) the Buyer and the Transitory Subsidiary may terminate this Agreement by giving written notice to the Target at any time prior to the Effective Time (A) in the event the Target has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer or the Transitory Subsidiary has notified the Target of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before October 1, 2002, by reason of the failure of any condition precedent under Section 6.1 hereof (unless the failure results primarily from the Buyer or the Transitory Subsidiary breaching any representation, warranty, or covenant contained in this Agreement);

            (c) the Target may terminate this Agreement by giving written notice to the Buyer and the Transitory Subsidiary at any time prior to the Effective Time (A) in the event the Buyer or the Transitory Subsidiary has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Target has notified the Buyer and the Transitory Subsidiary of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before October 1, 2002, by reason of the failure of any condition precedent under Section 6.2 hereof (unless the failure results primarily from the Target breaching any representation, warranty, or covenant contained in this Agreement); or

            (d) any Party may terminate this Agreement by giving written notice to the other Parties at any time after the Special Meeting in the event this Agreement and the Merger fail to receive the Requisite Stockholder Approval.

      8.2 Effect of Termination.

If any Party terminates this Agreement pursuant to Section 8.1 above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in
Section 5.7 above shall survive any such termination.

9. Miscellaneous.

      9.1 Survival.

Each of the representations, warranties, and covenants of the Parties shall survive the Effective Time by two years.

      9.2 Press Releases and Public Announcements.

No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Party prior to making the disclosure).

      9.3 Other Agreements.

By executing this Agreement, the Major Shareholders hereby agree to vote all shares of the stock of Target owned by them respectively in favor of the adoption of the Merger.

      9.4 No Third-Party Beneficiaries.

This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that the provisions in Section 2 above concerning payment of the Merger Consideration are intended for the benefit of the Target Stockholders.

      9.5 Entire Agreement.

This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

      9.6 Succession and Assignment.

This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

      9.7 Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

      9.8 Headings.

The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      9.9 Notices.

All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

      If to the Target:                BSI2000, Inc.
                                       12600 West Colfax Avenue, Suite B410
                                       Lakewood, Colorado  80215

      Copy to:                         Steve Rounds, Esq.
                                       4635 E. 18th Avenue
                                       Denver, Colorado

      If to the Buyer:                 Knowledge Foundations, Inc.
                                       c/o Michael Dochterman, CEO
                                       7852 Colgate Avenue
                                       Westminster, California  92683

      Copy to:                         Stephen R. Boatwright, Esq.
                                       Gammage & Burnham
                                       2 North Central Avenue, 18th Floor
                                       Phoenix, Arizona  85004

      If to the Transitory Subsidiary: KFI, Inc.
                                       c/o Michael Dochterman, CEO
                                       7852 Colgate Avenue
                                       Westminster, California  92683

      Copy to:                         Stephen R. Boatwright, Esq.
                                       Gammage & Burnham
                                       2 North Central Avenue, 18th Floor
                                       Phoenix, Arizona  85004

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

      9.10 Governing Law.

This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of

Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

      9.11 Amendments and Waivers.

The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the Colorado Business Corporation Act and the Delaware General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      9.12 Severability.

Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

      9.13 Expenses.

Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

      9.14 Construction.

The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

      9.15 Incorporation of Exhibits and Schedules.

The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                                      *****

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


                                       KNOWLEDGE FOUNDATIONS, INC.



                                       By: /s/ Michael W. Dochterman
                                           -------------------------------------
                                           Michael Dochterman, CEO

                                       BSI2000, INC.



                                       By: /s/ Jack Harper
                                           -------------------------------------
                                           Jack Harper, President



                                       KFI, Inc.


                                       By: /s/ Michael W. Dochterman
                                           -------------------------------------
                                           Michael Dochterman, CEO

                                       MAJOR SHAREHOLDERS


                                       /s/ Jack Harper
                                       -----------------------------------------
                                       Jack Harper


                                       /s/ Richard Kirk
                                       -----------------------------------------
                                       Richard Kirk

                             INDEX OF DEFINED TERMS

Accounts Receivable...........................................................10
affiliate.....................................................................12
Affiliate......................................................................1
Balance Sheet..................................................................1
Bulletin Board................................................................24
Buyer..........................................................................1
Buyer Derivative Securities...................................................24
Buyer Shares...................................................................1
Buyer-owned Share..............................................................1
Certificate of Merger..........................................................1
Closing........................................................................1
Closing Date...................................................................1
Competing Business............................................................21
Confidential Information.......................................................2
Consent........................................................................2
Contract.......................................................................2
Copyrights....................................................................19
Definitive Proxy Materials.....................................................2
Delaware General Corporation Law...............................................2
Derivative Securities..........................................................2
Disclosure Schedule............................................................2
Dissenting Share...............................................................2
Effective Time.................................................................2
Employee Benefit Plan.........................................................11
Encumbrance....................................................................2
ERISA..........................................................................2
Family.........................................................................4
GAAP...........................................................................2
Governmental Authorization.....................................................2
Governmental Body..............................................................2
Intellectual Property Assets...................................................2
Interim Balance Sheet..........................................................9
Joint Disclosure Document......................................................2
Knowledge......................................................................3
Legal Requirement..............................................................3
Major Shareholders.............................................................3
Marks.........................................................................19
Material Interest..............................................................4
Merger.........................................................................3
Merger Consideration...........................................................3
Most Recent Fiscal Quarter End.................................................3
NASD..........................................................................24
National Association of Securities Dealers.....................................3
Order..........................................................................3
Ordinary Course of Business....................................................3
Organizational Documents.......................................................3
Over-the-Counter Bulletin Board................................................3
Parties........................................................................1

Party..........................................................................3
Patents.......................................................................19
Person.........................................................................3
Proceeding.....................................................................4
Proprietary Rights Agreement..................................................18
Prospectus.....................................................................4
Public Reports................................................................22
Registration Statement.........................................................4
Related Person.................................................................4
Requisite Stockholder Approval.................................................4
Rights in Mask Works..........................................................19
SEC............................................................................4
Securities Act.................................................................4
Securities Exchange Act........................................................4
Security Interest..............................................................5
Special Meeting................................................................5
Subsidiary.....................................................................5
Surviving Corporation..........................................................5
Target.........................................................................1
Target Share...................................................................5
Target Stockholder.............................................................5
Tax Return.....................................................................5
Threatened.....................................................................5
Trade Secrets.................................................................19
Transitory Subsidiary..........................................................1

                                    ANNEX A-1
                       FIRST AMENDMENT TO MERGER AGREEMENT

                       FIRST AMENDMENT TO MERGER AGREEMENT
                                      AMONG
                     KNOWLEDGE FOUNDATIONS, INC., KFI, INC.,
                     CERTAIN SHAREHOLDERS AND BSI2000, INC.

This First Amendment (the "Amendment") to Merger Agreement (the "Merger Agreement") among Knowledge Foundations, Inc. ("Buyer"), KFI, Inc. ("Transitory Subsidiary"), Certain Shareholders and BSI2000, Inc. ("Target") dated April 23, 2002 shall be agreed to as of August 8, 2002. Buyer, the Transitory Subsidiary and the Target are referred to collectively herein as the "Parties."

WHEREAS, the parties entered into a Merger Agreement dated April 23, 2002.

WHEREAS, the terms of the Merger Agreement and related Separation and Distribution Agreement have changed and the Parties desire to document the changes pursuant to this written Amendment.

NOW, THEREFORE, for the mutual benefits of the parties and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is hereby agreed as follows:

1. Section 4.3 is hereby deleted in its entirety and the following provision substituted therefor:

      4.3   Financial Statements.

            The Buyer has filed Quarterly Reports on Form 10-QSB for the fiscal quarters ended December 31, 2001 (the "Most Recent Fiscal Quarter End"), September 30, 2001 and June 30, 2001 and Annual Reports on Form 10-KSB for the fiscal years ended March 31, 2002 and March 31, 2001. The financial statements included in or incorporated by reference into these Public Reports (including the related notes and schedules) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the Target and its Subsidiaries as of the indicated dates and the results of operations of the Target and its Subsidiaries for the indicated periods; provided, however, that the interim statements are subject to normal year-end adjustments.

2. Section 5.3(c) and Exhibit 5.3(c) are hereby deleted in their entirety and the following provision and new Exhibit 5.3(c) are substituted therefor:

            (c) Delaware General Corporation Law. The Buyer will call a special meeting of its stockholders (the "Special Meeting") to consider and vote on the approval of the Separation and Distribution Agreement substantially in the form attached hereto as Exhibit 5.3(c) in accordance with the Delaware General Corporation Law. The board of directors of the Buyer will recommend approval of the Separation and Distribution Agreement to Buyer's shareholders.

3. Section 6.1(f) is deleted in its entirety and the following substituted therefor:

            (f) the liabilities set forth in Schedule 6.1(f) shall be reduced to a total of $225,000 through the proceeds of the exercise of options and warrants and the sale of the Target Shares at a price to be determined by the Board of Directors of Target as approved by Buyer; the $500,000 due and owing to Pursuit Capital, Inc. shall be offset against the exercise price of warrants to purchase 800,000 shares of Target which shall be converted to receive shares of Buyer subsequent to the closing of the Merger.

4.    Section 6.2(e) of the Agreement is hereby deleted in its entirety.

5. Sections 6.2(f) and (g) are hereby deleted and the following provisions are substituted therefor:

            (f) Buyer shall have closed a reorganization as approved by its shareholders whereby it exchanges all of its intellectual property and assets, including the name "Knowledge Foundations, Inc.," for the redemption of 33,612,780 Buyer Shares from Dr. Richard Ballard and certain other shareholders as specified pursuant to the Separation and Distribution Agreement which shall be substantially in the form attached hereto as Exhibit C;

            (g) Immediately prior to the Closing, there shall not be greater than 25,201,088 shares of Common Stock, issued and outstanding of Buyer which shall include: 5,520,938 shares issued prior to the execution of this Agreement and 19,680,150 shares to be issued pursuant to this Agreement to shareholders of Target; as of the Closing, there shall not be any Buyer Derivative Securities outstanding other than a warrant to Pursuit Capital, Inc. to receive 800,000 shares of Common Stock of Target which shall be converted to receive shares of Buyer.

      All terms not defined herein shall be defined as in the Agreement.

IN WITNESS WHEREFOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above written.

KNOWLEDGE FOUNDATIONS, INC.                  BSI2000, INC.


By: /s/ Michael Dochterman                  By: /s/Jack Harper
    ------------------------------              -------------------------------
    Michael Dochterman, CEO                     Jack Harper, President


KFI, Inc.                                   MAJOR SHAREHOLDERS

By: /s/ Michael Dochterman                  /s/Jack Harper
   -------------------------------          Jack Harper
    Michael Dochterman, CEO

                                            /s/Richard Kirk
                                            ------------------------------------
                                            Richard Kirk

                                     ANNEX B
                      SEPARATION AND DISTRIBUTION AGREEMENT

                      SEPARATION AND DISTRIBUTION AGREEMENT

                                 BY AND BETWEEN

                           KNOWLEDGE FOUNDATIONS, INC.

                                       AND

                              CYBER KNOWLEDGE, INC.

                                       AND

                                  THE CKI GROUP

                                   DATED AS OF

                                -----------------

                                TABLE OF CONTENTS

1.    DEFINITIONS .........................................................    5
2.    THE SEPARATION ......................................................    8
  2.1   TRANSFER OF ASSETS AND ASSUMPTION OF LIABILITIES ..................    8
  2.2   CKI ASSETS ........................................................    9
  2.3   CKI LIABILITIES ...................................................    9
  2.4   TERMINATION OF AGREEMENTS .........................................   10
  2.5   DISCLAIMER OF REPRESENTATIONS AND WARRANTIES ......................   10
  2.6   GOVERNMENTAL APPROVALS AND CONSENTS; DEFERRED TRANSFERS ...........   10
  2.7   ASSIGNMENT OF ASSUMED CKI LIABILITIES .............................   11
  2.8   KFI CONSIDERATION .................................................   11
3.    THE DISTRIBUTION ....................................................   12
  3.1   THE DISTRIBUTION ..................................................   12
  3.2   ACTIONS PRIOR TO THE DISTRIBUTION .................................   12
  3.3   CONDITIONS TO DISTRIBUTION ........................................   12
  3.4   FRACTIONAL SHARES .................................................   13
4.    INDEMNIFICATION .....................................................   13
  4.1   INDEMNIFICATION BY CKI ............................................   13
  4.2   INDEMNIFICATION BY KFI ............................................   13
  4.3   INDEMNIFICATION OBLIGATIONS NET OF INSURANCE PROCEEDS AND
        OTHER AMOUNTS .....................................................   14
  4.4   PROCEDURES FOR INDEMNIFICATION OF THIRD PARTY CLAIMS ..............   14
  4.5   ADDITIONAL MATTERS ................................................   15
  4.6   SURVIVAL OF INDEMNITIES ...........................................   16
5.    CERTAIN COVENANTS AND OTHER AGREEMENTS OF THE PARTIES ...............   16
  5.1   RESTRICTION ON EMPLOYEE SOLICITATION OR HIRING ....................   16
  5.2   COMPETITION .......................................................   16
  5.3   MANAGEMENT OF INTERESTS ...........................................   17
6.    CONFIDENTIALITY .....................................................   17
  6.1   CONFIDENTIALITY ...................................................   17
  6.2   PROTECTIVE ARRANGEMENTS ...........................................   17
7.    ACCESS TO INFORMATION AND SERVICES ..................................   18
  7.1   PROVISION OF CORPORATE RECORDS ....................................   18
  7.2   ACCESS TO INFORMATION .............................................   18
  7.3   PRODUCTION OF WITNESSES ...........................................   19
  7.4   REIMBURSEMENT .....................................................   19
  7.5   RETENTION OF RECORDS ..............................................   19
  7.6   PRIVILEGED MATTERS ................................................   19
8.    INSURANCE ...........................................................   20
  8.1   POLICIES AND RIGHTS INCLUDED WITHIN THE CKI ASSETS ................   20
  8.2   POST-DISTRIBUTION DATE CLAIMS .....................................   21
9.    ARBITRATION; DISPUTE RESOLUTION .....................................   21
  9.1   DISPUTES ..........................................................   21
  9.2   ALTERNATIVE DISPUTE RESOLUTION ....................................   21
  9.3   ARBITRATION PROCEDURE .............................................   21
  9.4   CONFIDENTIALITY ...................................................   24
10.   FURTHER ASSURANCES ..................................................   24
  10.1  FURTHER ASSURANCES ................................................   24
11.   TERMINATION .........................................................   24
  11.1  TERMINATION BY MUTUAL CONSENT .....................................   24

12.   MISCELLANEOUS .......................................................   25
  12.1  COUNTERPARTS; ENTIRE AGREEMENT ....................................   25
  12.2  GOVERNING LAW .....................................................   25
  12.3  ASSIGNABILITY .....................................................   25
  12.4  THIRD PARTY BENEFICIARIES .........................................   25
  12.5  NOTICES ...........................................................   25
  12.6  SEVERABILITY ......................................................   26
  12.7  PUBLICITY .........................................................   26
  12.8  EXPENSES ..........................................................   26
  12.9  HEADINGS ..........................................................   26
  12.10 SURVIVAL OF COVENANTS .............................................   26
  12.11 WAIVERS OF DEFAULT ................................................   27
  12.12 SPECIFIC PERFORMANCE ..............................................   27
  12.13 AMENDMENTS ........................................................   27
  12.14 INTERPRETATION ....................................................   27
  12.15 LEGAL COUNSEL .....................................................   27

                      SEPARATION AND DISTRIBUTION AGREEMENT

THIS SEPARATION AND DISTRIBUTION AGREEMENT (including all exhibits and schedules hereto, the "Agreement"), dated as of ___________________, is by and between KNOWLEDGE FOUNDATIONS, INC. ("KFI"); CYBER KNOWLEDGE, INC. ("CKI"); and Richard Ballard, Jan Pettitt, Michael Dochterman, Robert A. Dietrich, Joel B. Vest, Martha Nawrocki, Robert Fournier, Ann Wujcik, Robert Ballard, Ballard Trust, Richard Freeman, and Christine Donavan, hereinafter the "CKI Group". Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in Article 1 hereof.

WHEREAS, on April 6, 2000, Knowledge Foundations, Inc. and Richard L. Ballard and Janet J. Pettitt entered into an agreement, the "Ballard IP Agreement," wherein according to the terms and conditions of the Ballard IP Agreement, KFI was to utilize its reasonable efforts to achieve the development and commercialization of the licensed technology set forth in the Ballard IP Agreement. As a result of KFI's inability to obtain the required cash infusion, KFI is in default of the Ballard IP Agreement; and

WHEREAS, the Board of Directors of KFI has determined that it is in the best interests of KFI and its stockholders to transfer the Ballard IP Agreement, to CKI and to cause CKI to assume the liabilities (the "Assumed Liabilities") set forth in Schedule 2, attached hereto, all as more fully described in this Agreement and the Ancillary Agreements (the "Separation"); and

WHEREAS, the Board of Directors of KFI has further determined that it is appropriate and desirable, on the terms and conditions contemplated hereby, for KFI to distribute to the holders of shares of KFI Common Stock set forth in Exhibit B, attached hereto, (the "CKI Group") all of the outstanding shares of common stock, (__________ shares) $0.001 par value (the "CKI Common Stock"), owned directly or indirectly by KFI (the "Distribution"); and

WHEREAS, the Board of Directors of KFI has entered into an agreement with BSI2000, Inc., a Colorado corporation, to complete a reverse triangular merger whereby BSI2000, Inc. will become a wholly-owned subsidiary of KFI and the former shareholders of BSI2000 will become the controlling shareholders of KFI (the "Merger"); and

WHEREAS, a condition of the Merger is that the Distribution be completed and a condition of the Distribution is that the Merger be completed; and

WHEREAS, it is appropriate and desirable to set forth the principal corporate transactions required to effect the Separation and the Distribution and certain other agreements that will govern certain matters relating to the Separation and the Distribution and the relationship of KFI and CKI following the Distribution.

NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

1. DEFINITIONS

For the purpose of this Agreement the following terms shall have the following meanings:

ACTION means any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any federal, state, local, foreign or international Governmental Authority or any arbitration or mediation tribunal.

AFFILIATE of any Person means a Person that controls, is controlled by, or is under common control with such Person. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

ANCILLARY AGREEMENTS means the assignment of the Ballard IP Agreement, (the "Assignment of Ballard IP Agreement"), the employment agreement between KFI and Dr. Richard L. Ballard, (the "Ballard Employment Agreement"), the employment agreement between KFI and Robert A. Dietrich, (the "Dietrich Employment Agreement"), and the employment agreement between KFI and Michael W. Dochterman, (the "Dochterman Employment Agreement"), the Merger Agreement ("Merger Agreement") by and among KFI, KFI, Inc., a wholly-owned subsidiary of KFI, and BSI2000, a Colorado corporation, any amendments and/or assignments related thereto.

CKI ASSETS has the definition set forth in Section 2.2.

CKI BUSINESS means the business of operating CKI Operating Assets.

CKI GROUP means CKI and each Person (other than any member of the KFI Group) that is an Affiliate of CKI immediately after the Distribution Date

CKI OPERATING ASSETS means all of KFI's right, title and interest in and to; the assignment of the Ballard IP Agreement entered into between CKI and KFI and, any amendments and/or assignments related thereto.

CKI POLICIES means all Policies, current or past, which are owned or maintained by or on behalf of KFI or any of its Affiliates or predecessors, which relate to the CKI Business but do not relate to the KFI Business and which Policies are either maintained by the KFI Group or assignable to the CKI Group.

CONSENTS means any consents, waivers or approvals from, or notification requirements to, any third parties.

CONTINGENT GAIN means any claim or other right of KFI or CKI or any of their respective Affiliates, whenever arising, against any Person other than KFI, CKI or any of their respective Affiliates, if and to the extent that (i) such claim or right has accrued as of the Distribution Date (based on then existing law) and (ii) the existence or scope of the obligation of such other Person as of the Distribution Date was not acknowledged, fixed or determined in any material respect, due to a dispute or other uncertainty as of the Distribution Date or as a result of the failure of such claim or other right to have been discovered or asserted as of the Distribution Date. A claim or right meeting the foregoing definition shall be considered a Contingent Gain regardless of whether there was any Action pending, threatened or contemplated as of the Distribution Date with respect thereto.

CONTINGENT LIABILITY means any Liability, other than Liabilities for Taxes, of KFI, CKI or any of their respective Affiliates, whenever arising, to any Person other than KFI, CKI or any of their respective Affiliates, if and to the extent that (i) such Liability has accrued as of the Distribution Date (based on then existing law) and (ii) the existence or scope of the obligation of KFI, CKI or any of their respective Affiliates as of the Distribution Date with respect to such Liability was not acknowledged, fixed or determined in any material respect, due to a dispute or other uncertainty as of the Distribution Date or as a result of the failure of such Liability to have been discovered or asserted as of the Distribution Date (it being understood that the existence of a litigation or other reserve with respect to any Liability shall not be sufficient for such Liability to be considered acknowledged, fixed or determined).

DISTRIBUTION DATE means the date on which the Distribution to the CKI stockholders is effective, and the concurrent exchange of KFI Shares held by the CKI Group, i.e., 33,612,780 shares, which shall be effective contemporaneously with the Merger.

FORM 10-SB means the Registration Statement on Form 10-SB which may be filed by CKI, at the options of the Majority Holders, with the Securities and Exchange Commission (the "Commission") relating to the CKI Common Stock upon receipt by the CKI Group of the CKI Shares.

GOVERNMENTAL APPROVALS means any notices, reports or other filings to be made, or any consents, registrations, approvals, permits or authorizations to be obtained from, any Governmental Authority.

GOVERNMENTAL AUTHORITY shall mean any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

INTEREST in any Person means any loan or advance in excess of $10,000, in aggregate, to such Person, any purchase or other acquisition of a material portion of the assets of such Person or of a business unit of such Person, or any purchase or other acquisition of any capital stock or other ownership or profit interest, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any arrangements pursuant to which a Person guarantees, directly or indirectly in any manner, any indebtedness in excess of $10,000, in aggregate, of such Person.

KFI BUSINESS means the collective business of KFI, excluding the CKI Business.

KFI COMMON STOCK means the Common Stock, $0.001 par value per share, of KFI.

KFI GROUP means KFI and each Person (other than any member of the CKI Group) that is an Affiliate of KFI immediately after the Distribution Date.

KFI POLICIES means all Policies, current or past, which are owned or maintained by or on behalf of KFI (or any of its predecessors) which relate to the KFI Business but do not relate to the CKI Business.

LIABILITIES means any and all losses, claims, charges, debts, demands, actions, causes of action, suits, damages, obligations, payments, costs and expenses, sums of money, accounts, reckonings, bonds, specialties, indemnities and similar obligations, exonerations, covenants, contracts, controversies, agreements, promises, doings, omissions, variances, guarantees, make whole agreements and similar obligations, and other liabilities, including all contractual obligations, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, and including those arising under any law, rule, regulation, Action, threatened or contemplated Action (including the costs and expenses of demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all costs and expenses (including allocated costs of in-house counsel and other personnel), whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened or contemplated Actions), order or consent decree of any Governmental Authority or any award of any arbitrator or mediator of any kind, and those arising under any contract, commitment or undertaking, including those arising under this Agreement or any Ancillary Agreement, in each case, whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person.

PERSON means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

POLICIES means insurance policies and insurance contracts of any kind relating to the CKI Business or the KFI Business as conducted prior to the Distribution Date, including without limitation primary and excess policies, comprehensive general liability policies, automobile and workers' compensation insurance policies, and self-insurance and captive insurance company arrangements, together with the rights, benefits and privileges thereunder.

PRIVILEGES means all privileges that may be asserted under applicable law, including, without limitation, privileges arising under or relating to the attorney-client relationship (including but not limited to the attorney-client and work product privileges), the accountant-client privilege, and privileges relating to internal evaluative processes.

PRIVILEGED INFORMATION means all Information as to which KFI, CKI or any of their Subsidiaries are entitled to assert the protection of a Privilege.

RELATED ENTITY means any Person (i) in which CKI, directly or indirectly through one or more intermediaries, holds an interest of ten percent (10%) or more of the aggregate issued and outstanding ownership interests of such Person, (ii) that CKI or an Affiliate of CKI, by means of a reseller agreement, management contract, debt financing agreement or otherwise, has the ability to substantially influence the management and control of such Person, or (iii) that is an Affiliate of CKI.

SECURITY INTEREST means any mortgage, security interest, pledge, lien, charge, claim, option, right to acquire, voting or other restriction, right-of-way, covenant, condition, easement, encroachment, restriction on transfer, or other encumbrance of any nature whatsoever.

SUBSIDIARY of any Person means any corporation or other organization whether incorporated or unincorporated of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; provided, however that no Person that is not directly or indirectly wholly owned by any other Person shall be a Subsidiary of such other Person unless such other Person controls, or has the right, power or ability to control, that Person.

2. THE SEPARATION

      2.1 TRANSFER OF ASSETS AND ASSUMPTION OF LIABILITIES.

Effective as of the date the Merger is consummated:

            (a) KFI shall assign, transfer, convey and deliver to CKI, and agree to cause its applicable Subsidiaries to assign, transfer, convey and deliver to CKI, and CKI shall accept from KFI and its respective Subsidiaries, all of KFI's and its applicable Subsidiaries' respective right, title and interest in and to the CKI Assets (as defined in Section 2.2 below).

            (b) CKI shall assume and agree to faithfully perform and fulfill all CKI Liabilities (as defined in Section 2.3), in accordance with their respective terms. Notwithstanding the foregoing, CKI shall not assume any Liability attributable to the failure of KFI or its officers, directors, employees, agents, Subsidiaries or Affiliates to perform KFI's obligations to CKI pursuant to this Agreement or the Ancillary Agreements.

            (c) In the event that at any time or from time to time (whether prior to or after the Distribution Date) any party hereto (or any member of the KFI Group or CKI Group, as applicable), shall receive or otherwise possess an asset that is allocated to any other Person pursuant to this Agreement or any Ancillary Agreement, such party shall promptly transfer or cause to be transferred, such Asset to such Person so entitled thereto. Prior to such transfer, the Person receiving or possessing such Asset shall hold such Asset in trust for such other Person. In the event that at any time or from time to time (whether prior to or after the Distribution Date) any party hereto or any member of the KFI Group or CKI Group, as applicable, shall hold or otherwise possess any information or otherwise be required to cooperate to allow a Person to avoid a Liability assumed pursuant to this Agreement or any Ancillary Agreement, such Person shall, to the extent reasonable, promptly provide such information and/or cooperation and/or cause such information or cooperation to be provided to the Person so entitled thereto.

            (d) In furtherance of the assignment, transfer and conveyance of the CKI Assets and the assumption of CKI Liabilities set forth in Section 2.1(b), simultaneously with the effectiveness of this Agreement, (i) KFI shall execute and deliver, and shall cause its Subsidiaries to execute and deliver, such bills of sale, stock powers, certificates of title, assignments of contracts and other instruments of transfer, conveyance and assignment as and to the extent necessary to evidence the transfer, conveyance and assignment of all of KFI's and its respective Subsidiaries' right, title and interest in and to the Ballard IP Agreement to CKI and (ii) CKI shall execute and deliver, to KFI and its respective Subsidiaries such bills of sale, stock powers, certificates of title, assumptions of contracts, indemnity agreements and other instruments of assumption as and to the extent necessary to evidence the valid and effective assumption of the CKI Liabilities by CKI.

      2.2 CKI ASSETS.

For the purpose of this Agreement, "CKI Assets" shall mean (i) the name CYBER KNOWLEDGE, INC., (ii) the name KNOWLEDGE FOUNDATIONS, INC., and the Ballard IP Agreement dated April 6, 2000.

      2.3 CKI LIABILITIES.

(a)   For the purposes of this Agreement, "CKI Liabilities" shall mean:

            (i) the Liabilities listed on Schedule 2 hereto;

            (ii) any and all Liabilities that are expressly contemplated by this Agreement or any Ancillary Agreement (or the schedules hereto or thereto) as Liabilities to be assumed by CKI, and all agreements, obligations and Liabilities under this Agreement of any member of the CKI Group or any of the Ancillary Agreements;

            (iii) all Liabilities (other than Taxes based on, or measured by reference to, net income, and liabilities expressly retained by KFI pursuant to this Agreement and/or the Ancillary Agreements), including any employee-related Liabilities and any Liabilities relating to environmental laws, rules and regulations of any jurisdiction ("Environmental Laws") (such Liabilities, "Environmental Liabilities"), relating to, arising out of or resulting from:

                  (1) the operation of the CKI Business, as conducted at any time after the Distribution (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person's authority));

                  (2) the operation of any business relating to the CKI Assets conducted by any member of the CKI Group at any time after the Distribution (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person's authority); or

                  (3) to the extent the Liability arises after the Distribution other than those to parties listed in Schedule 2 hereto; or

                  (4) any agreements or understandings, whether oral or written, relating to future business, equity participation, employment or similar arrangements with respect to the CKI

Business, whether or not such agreements or understandings were entered into prior to, on or after the Distribution Date;

            (iv) any and all Contingent Liabilities primarily relating to the CKI Business or expressly assumed by CKI pursuant to this Agreement or any Ancillary Agreement; and

            (v) all other Liabilities of CKI relating to, arising out of or resulting from CKI's performance or obligations under any Ancillary Agreement or this Agreement.

Notwithstanding the foregoing, the CKI Liabilities shall not include the following Liabilities (the "Excluded Liabilities"): (i) Liabilities based upon or relating to the Distribution, except for those Liabilities set forth in
Section 4.1(d) and Liabilities arising out of or attributable to actions or inaction of CKI; (ii) Liabilities based upon or relating to Actions against or by employees of KFI who become employees of CKI as of or following the Separation, to the extent such Actions are based upon or relate to actions or conduct of such employees in their capacities as employees prior to the Merger;
(iii) any and all Contingent Liabilities not primarily relating to the CKI Business or that are expressly assumed by CKI pursuant to this Agreement or any Ancillary Agreement.

      2.4 TERMINATION OF AGREEMENTS.

Except with respect to this Agreement and the Ancillary Agreements (and agreements expressly contemplated herein or therein to survive by their terms), CKI and KFI (on their own behalf and on behalf of the members of the CKI Group and KFI Group, respectively) hereby terminate, except to the extent the same are in writing and do not by their written terms terminate as a result of the Separation or Distribution, any and all written or oral agreements, arrangements, commitments or understandings, between or among them, effective as of the Distribution Date; and each party shall, at the reasonable request of any other party, take, or cause to be taken, such other actions as may be necessary to effect the foregoing.

      2.5 DISCLAIMER OF REPRESENTATIONS AND WARRANTIES.

(a) Each of KFI (on behalf of itself and each member of the KFI Group) and CKI (on behalf of itself and each member of the CKI Group) understands and agrees that, except as expressly set forth herein or in any Ancillary Agreement, no party to this Agreement, any Ancillary Agreement or any other agreement or document contemplated by this Agreement, any Ancillary Agreement or otherwise, is representing or warranting in any way as to the assets, businesses or Liabilities transferred or assumed as contemplated hereby or thereby, as to any consents or approvals required in connection therewith, as to the value or freedom from any Security Interests of, or any other matter concerning, any assets of such party, or as to the absence of any defenses or right of setoff or freedom from counterclaim with respect to any claim or other asset, including any accounts receivable, of any party, or as to the legal sufficiency of any assignment, document or instrument delivered hereunder to convey title to any asset or thing of value upon the execution, delivery and filing hereof or thereof. Except as may expressly be set forth herein or in any Ancillary Agreement, all such assets are being transferred on an "as is," "where is" basis and the respective transferees shall bear the economic and legal risks that any conveyance shall prove to be insufficient to vest in the transferee good and marketable title, free and clear of any Security Interest.

      2.6 GOVERNMENTAL APPROVALS AND CONSENTS; DEFERRED TRANSFERS

            (a) To the extent that the Separation requires any Governmental Approvals or Consents, the parties will use commercially reasonable efforts to obtain any such Governmental Approvals and Consents.

            (b) If and to the extent that the valid, complete and perfected transfer or assignment (or novation of any government contract) to CKI of any CKI Assets would be a violation of applicable laws or require any Consent or Governmental Approval in connection with the Separation or the Distribution, then, unless KFI shall otherwise determine, the transfer or assignment to or from the CKI Group, as the case may be, of such CKI Assets or non-CKI Assets, respectively, shall be automatically deemed deferred and any such purported transfer or assignment shall be null and void until such time as all legal impediments are removed and/or each of such Consents or Governmental Approvals have been obtained. Notwithstanding the foregoing, such asset shall be deemed a CKI Asset for purposes of determining whether any Liability is an CKI Liability.

            (c) If the transfer or assignment of any assets intended to be transferred or assigned hereunder is not consummated prior to or at the Distribution Date, whether as a result of the provisions of Section 2.6(b) or for any other reason, then the Person retaining such asset shall thereafter hold such asset for the use and benefit, insofar as reasonably possible, of the Person entitled thereto (at the expense of the Person entitled thereto).

            (d) If and when the Consents and/or Governmental Approvals, or any other impediments to transfer, the absence of which caused the deferral of transfer of any asset pursuant to Section 2.6(b) or otherwise, are obtained or removed (as appropriate), the transfer of the applicable asset shall be effected in accordance with the terms of this Agreement and/or the applicable Ancillary Agreement.

            (e) The Person retaining an asset due to the deferral of the transfer of such asset shall take such actions with respect to such asset as may be reasonably requested by the Person entitled to the asset, provided that such person retaining an asset shall not be obligated, in connection with the foregoing, to expend any money unless the necessary funds are advanced by the Person entitled to the asset, other than reasonable out-of-pocket expenses, attorneys' fees and recording or similar fees, all of which shall be promptly reimbursed by the Person entitled to such asset.

      2.7 ASSIGNMENT OF ASSUMED CKI LIABILITIES.

            (a) Each of KFI and CKI, at the request of the other, shall use its commercially reasonable efforts to obtain, or to cause to be obtained, any consent, substitution, approval or amendment required to assign all obligations under agreements, leases, licenses and other obligations or Liabilities of any nature whatsoever that constitute CKI Liabilities.

            (b) If KFI or CKI is unable to obtain, or to cause to be obtained, any such required consent, approval, substitution or amendment, the applicable member of the KFI Group shall continue to be bound by such agreements, leases, licenses and other obligations and, unless not permitted by law or the terms thereof, CKI shall, as agent or subcontractor for KFI or such other Person, as the case may be, pay, perform and discharge fully all the obligations or other Liabilities of KFI or such other Person, as the case may be, thereunder from and after the date hereof. KFI shall, without further consideration, pay and remit, or cause to be paid or remitted, to CKI promptly all money, rights and other consideration received by it or any member of the KFI Group in respect of such performance (unless any such consideration is an Excluded Asset). If and when any such consent, approval, release, substitution or amendment shall be obtained or such agreement, lease, license or other rights or obligations shall otherwise become assignable, KFI shall thereafter assign, or cause to be assigned, all its rights, obligations and other Liabilities thereunder or any rights or obligations of any member of the KFI Group to CKI without payment of further consideration and CKI shall, without the payment of any further consideration, assume such rights and obligations.

      2.8 KFI CONSIDERATION.

            In consideration of the transfer of the CKI Assets by KFI to CKI, and KFI's other obligations pursuant hereto and pursuant to the Ancillary Agreements, in addition to the other consideration described herein (including, without limitation, CKI's obligations pursuant hereto and pursuant to the Ancillary Agreements), CKI shall issue, grant or transfer to KFI, as appropriate, prior to the Distribution Date, (i) shares of CKI Common Stock necessary to effect the Distribution.

3. THE DISTRIBUTION

      3.1 THE DISTRIBUTION.

            (a) Subject to Section 3.3 hereof, on or prior to the Distribution Date, KFI will deliver to the distribution agent selected by KFI (the "Agent"), for the benefit of and distribution to the CKI Group, stock certificates, endorsed by KFI in blank, representing all of the outstanding shares of CKI Common Stock then owned by KFI, and shall instruct the Agent to distribute on the Distribution Date the appropriate number of such shares of CKI Common Stock to each such holder or designated transferee or transferees of such holder.

At the Distribution Date, each share of common stock, par value $0.001 per share of KFI held by the CKI Group (individually a "KFI Share" and collectively, the "KFI Shares") other than a total of 300,000 shares issued to Dr. Ballard and Messrs. Dochterman and Dietrich issued and outstanding immediately prior to the Distribution Date shall be tendered to KFI for cancellation as set forth below in Section 3.3(g).

            (b) CKI and KFI, as the case may be, will provide to the Agent all share certificates and any information required in order to complete the Distribution on the basis specified above.

      3.2 ACTIONS PRIOR TO THE DISTRIBUTION.

            (a) Concurrent with the Distribution KFI and CKI shall prepare and mail to the holders of KFI Common Stock, such information concerning CKI, its business, operations and management, the Distribution and such other matters as KFI shall reasonably determine and as may be required by law. CKI will prepare, and CKI will, to the extent required under applicable law, file with the Commission a proxy statement and any such other documentation which KFI determines are necessary or desirable to effectuate the Distribution and KFI and CKI shall each use its commercially reasonable efforts to obtain all necessary approvals from the Commission with respect thereto as soon as practicable.

            (b) KFI and CKI shall take all such action as may be necessary or appropriate under the securities or blue sky laws of the United States (and any comparable laws under any foreign jurisdiction) in connection with the Distribution.

            (c) KFI and CKI shall take all reasonable steps necessary and appropriate to cause the conditions set forth in Section 3.3 to be satisfied and to effect the Distribution on the Distribution Date.

            (d) KFI and CKI shall enter into all Ancillary Agreements.

      3.3 CONDITIONS TO DISTRIBUTION.

KFI and CKI shall be obligated to consummate the Distribution no later than the effective date of the Merger unless extended as the result of any Governmental Approvals, subject to the satisfaction, or waiver by the KFI Board of Directors in its sole discretion, of the following conditions:

            (a) any material Governmental Approvals and Consents necessary to consummate the Distribution shall have been obtained and be in full force and effect;

            (b) no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Distribution shall be in effect and no other event outside the control of KFI shall have occurred or failed to occur that prevents the consummation of the Distribution;

            (c) the Board of Directors of KFI shall have authorized and approved the Distribution and not withdrawn such authorization and approval;

            (d) All Ancillary Agreements shall have been entered into by the respective parties thereto;

            (e) the Merger Agreement shall have been approved by the shareholders of BSI and this Agreement shall remain subject to consummation and closing of the Merger Agreement;

            (f) no other events or developments shall have occurred that, in the judgment of the Board of Directors of KFI, would result in the Distribution having a material adverse effect on KFI or on the stockholders of KFI or not being in the best interest of KFI and its stockholders.

            (g) the CKI Group shall have tendered the KFI Shares set forth in
Schedule 3 to the Agent which shares shall be immediately cancelled by KFI upon receipt.

The foregoing conditions are for the sole benefit of KFI and shall not give rise to or create any duty on the part of KFI or the KFI Board of Directors to waive or not waive any such condition.

      3.4 FRACTIONAL SHARES.

KFI and the Agent shall use their reasonable efforts to aggregate the shares of KFI Common Stock that may be held by any beneficial owner thereof through more than one account in determining the fractional share allocable to such beneficial owner.

4. INDEMNIFICATION

            4.1 INDEMNIFICATION BY CKI.

Except as provided in Section 4.3, CKI shall indemnify, defend and hold harmless KFI, each member of the KFI Group and each of their respective directors and officers, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "KFI Indemnitees"), from and against any and all Liabilities of the KFI Indemnitees relating to, arising out of or resulting from any of the following items:

            (a) the failure of CKI or any other member of the CKI Group or any other Person to pay, perform or otherwise promptly discharge any CKI Liabilities in accordance with their respective terms after the Distribution Date;

            (b) any CKI Liability; and

            (c) any breach by CKI of this Agreement or any of the Ancillary Agreements.

      4.2 INDEMNIFICATION BY KFI.

KFI shall indemnify, defend and hold harmless CKI, each member of the CKI Group and each of their respective directors and officers, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "CKI Indemnitees"),from and against any and all Liabilities of the CKI Indemnitees relating to, arising out of or resulting from any of the following items:

            (a) the failure of KFI or any other member of the KFI Group or any other Person to pay, perform or otherwise promptly discharge any Liabilities of the KFI Group other than the CKI Liabilities after the Distribution Date; provided, however, this Section 4.2(a) shall not apply to any Liability arising out of or related to any agreement (such as an equipment supply agreement, vendor finance agreement or capital contribution agreement), other than an agreement specified in Section 4.2(d), between any member of the KFI Group, on the one hand, and any member of the CKI Group and any Person in which CKI, directly or indirectly, holds an equity, debt or other financial interest, on the other hand; provided further, however, nothing in the immediately preceding proviso shall be construed as impairing the rights of the subject parties under any such agreement;

            (b) any Liability of the KFI Group, other than the CKI Liabilities; and

            (c) any breach by KFI of this Agreement or any of the Ancillary Agreements.

      4.3 INDEMNIFICATION OBLIGATIONS NET OF INSURANCE PROCEEDS AND OTHER
AMOUNTS.

            (a) The parties intend that any Liability subject to indemnification or reimbursement pursuant to this Article 4 or Article 5 will be net of Insurance Proceeds that actually reduce the amount of the Liability. Accordingly, the amount which any party (an "Indemnifying Party") is required to pay to any Person entitled to indemnification hereunder (an "Indemnitee") will be reduced by any Insurance Proceeds theretofore actually recovered by or on behalf of the Indemnitee in reduction of the related Liability. If an Indemnitee receives a payment (an "Indemnity Payment") required by this Agreement from an Indemnifying Party in respect of any Liability and subsequently receives Insurance Proceeds then the Indemnitee will pay to the Indemnifying Party an amount equal to the excess of the Indemnity Payment received over the amount of the Indemnity Payment that would have been due if the Insurance Proceeds recovery had been received, realized or recovered before the Indemnity Payment was made.

            (b) In the case of any Contingent Liability, any Insurance Proceeds recovered by either party in respect of the Contingent Liability will be used to satisfy the Contingent Liability before the parties shall seek relief under this
Article 4.

            (c) An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other third party shall be entitled to a "windfall" (i.e., a benefit they would not be entitled to receive in the absence of the indemnification provisions) by virtue of the indemnification provisions hereof. Notwithstanding the foregoing, each member of the KFI Group and CKI Group shall be required to use commercially reasonable efforts to collect or recover any available Insurance Proceeds.

      4.4 PROCEDURES FOR INDEMNIFICATION OF THIRD PARTY CLAIMS.

            (a) If an Indemnitee shall receive notice or otherwise learn of the assertion by a Person (including any Governmental Authority) who is not a member of the KFI Group or the CKI Group of any claim or of the commencement by any such Person of any Action (collectively, a "Third Party Claim") with respect to which an Indemnifying Party may be obligated to provide indemnification to such Indemnitee pursuant to Section 4.1 or 4.2, or any other Section of this Agreement or any Ancillary Agreement, such Indemnitee shall give such Indemnifying Party and each party to this Agreement, written notice thereof within twenty (20) days after becoming aware of such Third Party Claim Any such notice shall describe the Third Party Claim in reasonable detail If any Person shall receive notice or otherwise learn of the assertion of a Third Party Claim which may reasonably be determined to be a Shared Contingent Liability, such Person shall give each other party to this Agreement written notice thereof within 20 days after becoming aware of such Third Party Claim. Any such notice shall describe the Third Party Claim in reasonable detail. Notwithstanding the foregoing, the failure of any Indemnitee or other Person to give notice as provided in this
Section 4.4(a) shall not relieve the related Indemnifying Party of its obligations under this Article 4, except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice.

            (b) An Indemnifying Party may elect to defend (and, unless the Indemnifying Party has specified any reservations or exceptions, to seek to settle or compromise), at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Third Party Claim; provided that if the defendants in any such claim include both the Indemnifying Party and one or more Indemnitees and in such Indemnitees' reasonable judgment a conflict of interest between such Indemnitees and such Indemnifying Party exists in respect of such claim, such Indemnitees shall have the right to employ separate counsel and in that event the reasonable fees and expenses of such separate counsel (but not more than one separate counsel reasonably satisfactory to the Indemnifying Party) shall be paid by such Indemnifying Party. Within 30 days after the receipt of notice from an Indemnitee in accordance with Section 4.4(a) (or sooner, if the nature of such Third Party Claim so requires), the Indemnifying Party shall notify the Indemnitee of its election whether the Indemnifying Party will assume responsibility for defending such Third Party Claim, which election shall specify any reservations or exceptions. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third Party Claim, such Indemnitee shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel shall be the expense of such Indemnitee except as set forth in the next sentence. In the event that the Indemnifying Party has elected to assume the defense of the Third Party Claim but has specified, and continues to assert, any reservations or exceptions in such notice, then, in any such case, the reasonable fees and expenses of one separate counsel for all Indemnitees shall be borne by the Indemnifying Party.

            (c) If an Indemnifying Party elects not to assume responsibility for defending a Third Party Claim, or fails to notify an Indemnitee of its election as provided in Section 4.4(b), such Indemnitee may defend such Third Party Claim at the cost and expense (not including allocated costs of in-house counsel and other in-house personnel) of the Indemnifying Party.

            (d) Unless the Indemnifying Party has failed to assume the defense of the Third Party Claim in accordance with the terms of this Agreement, no Indemnitee may settle or compromise any Third Party Claim without the consent of the Indemnifying Party.

            (e) No Indemnifying Party shall consent to entry of any judgment or enter into any settlement of the Third Party Claim without the consent of the Indemnitee if the effect thereof is to permit any injunction, declaratory judgment, other similar order or other similar nonmonetary relief to be entered, directly or indirectly, against any Indemnitee.

      4.5 ADDITIONAL MATTERS.

            (a) Any claim on account of a Liability which does not result from a Third Party Claim shall be asserted by written notice given by the Indemnitee to the related Indemnifying Party. Such Indemnifying Party shall have a period of 30 days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 30-day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such 30-day period or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such party as contemplated by this Agreement and the Ancillary Agreements.

            (b) In the event of payment by or on behalf of any Indemnifying Party to any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such

Indemnitee may have any right, defense or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other person. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense (including allocated costs of in-house counsel and other personnel) of such Indemnifying Party, in prosecuting any subrogated right, defense or claim.

            (c) In the event of an Action in which the Indemnifying Party is not a named defendant, if the Indemnifying Party shall so request, the parties shall endeavor to substitute the Indemnifying Party for the named defendant, add the Indemnifying Party as a named defendant if at all practicable. If such substitution or addition cannot be achieved for any reason or is not requested, the named defendant shall allow the Indemnifying Party to manage the Action as set forth in this section and subject to Section 4.4 with respect to Contingent Liabilities, the Indemnifying Party shall fully indemnify the named defendant against all costs of defending the Action (including court costs, sanctions imposed by a court, attorneys' fees, experts' fees and all other external expenses, and the allocated costs of in-house counsel and other personnel), the costs of any judgment or settlement, and the cost of any interest or penalties relating to any judgment or settlement.

      4.6 SURVIVAL OF INDEMNITIES.

The rights and obligations of each of KFI and CKI and their respective Indemnitees under this Article 4 shall survive the sale or other transfer by any party of any Assets or businesses or the assignment by it of any Liabilities.

5. CERTAIN COVENANTS AND OTHER AGREEMENTS OF THE PARTIES

      5.1 RESTRICTION ON EMPLOYEE SOLICITATION OR HIRING.

CKI (on behalf of itself, its Affiliates and any Related Entity, if any, that is utilized to execute the business activities described in the section of the
Form) agrees that for a period of one (1) year following the date of the Distribution, it will not solicit or induce any employee of KFI or any other member of the KFI Group to terminate or breach an employment, contractual or other relationship with KFI nor will CKI (or its Affiliates) hire or otherwise employ any employee of KFI or any other member of the KFI Group or any individual that was employed by KFI or any other member of the KFI Group within the previous six months, unless such person has approached CKI independently without solicitation by CKI and CKI first consults with KFI and obtains KFI's prior written approval. KFI (on behalf of itself and its Affiliates) agrees that for a period of one (1) year following the date of the Distribution, it will not solicit or induce any employee of CKI to terminate or breach an employment, contractual or other relationship with CKI nor will KFI (or its Affiliates) hire or otherwise employ any employee of CKI or any member of the CKI Group or any individual that was employed by CKI or any member of the CKI Group within the previous six months, unless such person has approached KFI independently without solicitation by KFI and KFI first consults with CKI and obtains CKI's prior written approval.

      5.2 COMPETITION.

Expect as may be set forth in this Agreement or any of the Ancillary Agreements, no member of either the KFI Group or the CKI Group shall have any duty to refrain from (i) engaging in the same or similar activities or lines of business as any member of the other Group, (ii) doing business with any potential or actual supplier or customer of any member of the other Group, (iii) engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual suppliers or customers of any member of the other Group, or
(iv) acquiring a joint venture or equity interest in any operating company or any other entity in the United States or any other country, other than CKI shall be specifically prevented from competing in any way which would violate the rights of KFI pursuant to its existing claims of CKI ownership.

      5.3 MANAGEMENT OF INTERESTS.

CKI covenants and agrees that following the Distribution Date it shall take an active management role in its CKI Operating Assets and any other operating company in which it acquires a joint venture or equity interest, consistent with its own business needs and applicable laws, contractual arrangements and other requirements of CKI.

6. CONFIDENTIALITY

      6.1 CONFIDENTIALITY.

            (a) Subject to Section 6.2, each of KFI and CKI agrees to hold, and to cause its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives to hold, in strict confidence, with at least the same degree of care that applies to KFI's confidential and proprietary information pursuant to policies in effect as of the Distribution Date, all Information concerning the other that is either in its possession as of the Distribution Date or furnished by the other or its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives at any time pursuant to this Agreement, any Ancillary Agreement or otherwise, and shall not use any such Information other than for such purposes as shall be expressly permitted hereunder or thereunder, except, in each case, to the extent that such Information has been (i) in the public domain through no fault of such party or any member of the KFI Group or the CKI Group, as applicable, or any of their respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives, (ii) later lawfully acquired from other sources by such party (or any member of the KFI Group or the CKI Group, as applicable) which sources are not themselves bound by a confidentiality obligation), or (iii) independently generated without reference to any proprietary or confidential Information of the other party. For purposes of this Agreement, "Information" shall mean information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

            (b) Each party agrees not to release or disclose, or permit to be released or disclosed, any such Information to any other Person, except its directors, officers, employees, agents, accountants, counsel and other advisors and representatives who need to know such Information (who shall be advised of their obligations hereunder with respect to such Information), except in compliance with Section 6.2. Without limiting the foregoing, when any Information is no longer needed for the purposes contemplated by this Agreement or any Ancillary Agreement, each party will promptly after request of the other party either return to the other party all Information in a tangible form (including all copies thereof and all notes, extracts or summaries based thereon) or certify to the other party that it has destroyed such Information (and such copies thereof and such notes, extracts or summaries based thereon).

      6.2 PROTECTIVE ARRANGEMENTS.

In the event that either party or any other respective member of the KFI Group or the CKI Group, as applicable, either (i) determines on the advice of its counsel that it is required to disclose any Information pursuant to applicable law or (ii) receives any demand under lawful process or from any Governmental Authority to disclose or provide Information of the other party (or any other member of the KFI Group or the CKI Group, as applicable) that is subject to the confidentiality provisions hereof, such party shall notify the other party prior to disclosing or providing such Information and shall cooperate at the expense of the requesting party in seeking any reasonable protective arrangements requested by such other party. Subject to the foregoing, the Person that received such request may thereafter disclose or provide Information to the extent required by such law (as so advised by counsel) or by lawful process or such Governmental Authority.

7. ACCESS TO INFORMATION AND SERVICES

      7.1 PROVISION OF CORPORATE RECORDS.

            (a) Except as may otherwise be provided in any Ancillary Agreement, KFI shall arrange as soon as practicable following the Distribution Date for the transportation (at CKI's cost) to CKI of the books and records relating exclusively to the CKI Business (the "CKI Books and Records") in its possession, except to the extent such items are already in the possession of CKI or a CKI Subsidiary. The CKI Books and Records shall be the property of CKI, but shall be available to KFI for review and duplication until KFI shall notify CKI in writing that such records are no longer of use to KFI.

            (b) Except as otherwise provided in any Ancillary Agreement, CKI shall arrange as soon as practicable following the Distribution Date for the transportation (at KFI's cost) to KFI of the books and records relating exclusively to the KFI Business (the "KFI Books and Records") in its possession, except to the extent such items are already in the possession of KFI. The KFI Books and Records shall be the property of KFI, but shall be available to CKI for review and duplication (except that KFI shall have the right to withhold KFI Books and Records to the extent KFI reasonably determines such KFI Books and Records do not relate in any material way to the CKI Business) until CKI shall notify KFI in writing that such records are no longer of use to CKI.

            (c) With respect to books and records that relate to both the CKI Business and the KFI Business ("Combined Books and Records"), (i) the parties shall use good faith efforts to divide such Combined Books and Records into CKI Books and Records and KFI Books and Records, as appropriate, and (ii) to the extent such Combined Books and Records are not so divided, the parties shall each keep and maintain copies of such Combined Books and Records as reasonably appropriate under the circumstances, subject to applicable confidentiality provisions hereof and of any Ancillary Agreement.

      7.2 ACCESS TO INFORMATION.

Except as otherwise provided in an Ancillary Agreement, from and after the Distribution Date, KFI shall afford to CKI and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to all records, books, contracts, instruments, computer data and other data and information relating to pre-Distribution operations of the CKI Business (collectively, "Operations Data") within KFI's possession insofar as such access is reasonably required by CKI for the conduct of the CKI Business, subject to appropriate restrictions for classified or Privileged Information. Similarly, except as otherwise provided in an Ancillary Agreement, CKI shall afford to KFI and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to Operations Data within CKI's possession, insofar as such access is reasonably required by KFI for the conduct of the KFI Business, subject to appropriate restrictions for classified or Privileged Information. Operations Data may be requested under this Article 8 for the legitimate business purposes of either party, including, without limitation, audit, accounting, claims

(including claims for indemnification hereunder), litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and for performing under this Agreement and the transactions contemplated hereby.

      7.3 PRODUCTION OF WITNESSES.

At all times from and after the Distribution Date, each of CKI and KFI shall use reasonable efforts to make available to the other, upon written request, its and its Subsidiaries' officers, directors, employees and agents as witnesses to the extent that such persons may reasonably be required in connection with any Action.

      7.4 REIMBURSEMENT.

Except to the extent otherwise contemplated in any Ancillary Agreement, a party providing Operations Data or witness services to the other party under this
Article 8 shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments of such amounts, relating to supplies, disbursements and other out-of-pocket expenses (at cost) and direct and indirect expenses of employees who are witnesses or otherwise furnish assistance (at cost), as may be reasonably incurred in providing such Operations Data or witness services.

      7.5 RETENTION OF RECORDS.

Except as otherwise required by law or agreed to in an Ancillary Agreement or otherwise in writing, each of KFI and CKI may destroy or otherwise dispose of any of the Operations Data, which is material Operations Data and is not contained in other Operations Data retained by KFI or CKI, as the case may be, at any time after the tenth anniversary of this Agreement, provided that, prior to such destruction or disposal, (a) it shall provide no less than 90 or more than 120 days prior written notice to the other, specifying in reasonable detail the Operations Data proposed to be destroyed or disposed of and (b) if a recipient of such notice shall request in writing prior to the scheduled date for such destruction or disposal that any of the Operations Data proposed to be destroyed or disposed of be delivered to such requesting party, the party proposing the destruction or disposal shall promptly arrange for the delivery of such of the Operations Data as was requested at the expense of the party requesting such Operations Data.

      7.6 PRIVILEGED MATTERS.

To allocate the interests of each party with respect to Privileged Information, the parties agree as follows:

            (a) KFI shall be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information which relates solely to the KFI Business, whether or not the Privileged Information is in the possession of or under the control of KFI or CKI. KFI shall also be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information that relates solely to the subject matter of any claims constituting Liabilities of the KFI Group, now pending or which may be asserted in the future, in any lawsuits or other Actions initiated against or by KFI, whether or not the Privileged Information is in the possession of or under the control of KFI or CKI.

            (b) CKI shall be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information which relates solely to the CKI Business, whether or not the Privileged Information is in the possession of or under the control of KFI or CKI. CKI shall also be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information which relates solely to the subject matter of any claims constituting CKI Liabilities, now pending or which may be asserted in the future, in any lawsuits or other Actions initiated against or by

CKI, whether or not the Privileged Information is in the possession of CKI or under the control of KFI or CKI.

            (c) KFI and CKI agree that they shall have a shared Privilege, with equal right to assert or waive, subject to the restrictions of this Section 7.6, with respect to all Privileges not allocated pursuant to the terms of Sections 7.6(a) and (b). All Privileges relating to any claims, proceedings, litigation, disputes or other matters which involve both KFI and CKI in respect of which KFI and CKI retain any responsibility or liability under this Agreement shall be subject to a shared Privilege.

            (d) No party may waive any Privilege which could be asserted under any applicable law, and in which the other party has a shared Privilege, without the consent of the other party, except to the extent reasonably required in connection with any litigation with third parties or as provided in Section 7.6(e) below. Such consent shall be in writing, or shall be deemed to be granted unless written objection is made within 20 days after notice upon the other party requesting such consent.

            (e) In the event of any litigation or dispute between a member of the KFI Group and a member of the CKI Group, either party may waive a Privilege in which the other party has a shared Privilege, without obtaining the consent of the other party, provided that such waiver of a shared Privilege shall be effective only as to the use of information with respect to the litigation or dispute between the KFI Group and the CKI Group, and shall not operate as a waiver of the shared Privilege with respect to third-parties.

            (f) If a dispute arises between the parties regarding whether a Privilege should be waived to protect or advance the interest of either party, each party agrees that it shall negotiate in good faith, shall endeavor to minimize any prejudice to the rights of the other party, and shall not unreasonably withhold consent to any request for waiver by the other party. Each party specifically agrees that it will not withhold consent to waiver for any purpose except to protect its own legitimate interests.

            (g) Upon receipt by any party of any subpoena, discovery or other request which arguably calls for the production or disclosure of information subject to a shared Privilege or as to which the other party has the sole right hereunder to assert a Privilege, or if any party obtains knowledge that any of its current or former directors, officers, agents or employees has received any subpoena, discovery or other request which arguably calls for the production or disclosure of such Privileged Information, such party shall promptly notify the other party of the existence of the request and shall provide the other party a reasonable opportunity to review the information and to assert any rights it may have under this Section 7.6 or otherwise to prevent the production or disclosure of such Privileged Information.

            (h) The transfer of the CKI Books and Records and the KFI Books and Records and other Information between the KFI Group and the CKI Group is made in reliance on the agreement of KFI and CKI, as set forth in Sections 7.5 and 7.6 and elsewhere in this Agreement, to maintain the confidentiality of Privileged Information and to assert and maintain applicable Privileges. The access to information being granted pursuant to Sections 7.1 and 7.2, the agreement to provide witnesses and individuals pursuant to Section 7.3 and the transfer of Privileged Information between the KFI Group and the CKI Group pursuant to this Agreement shall not be deemed a waiver of any Privilege that has been or may be asserted under this Agreement or otherwise.

8. INSURANCE

      8.1 POLICIES AND RIGHTS INCLUDED WITHIN THE CKI ASSETS.

Without limiting the generality of the definition of the CKI Assets, the CKI Assets shall include (a) any and all rights of an insured party under each of the Shared Policies, specifically including rights of indemnity and the right to be defended by or at the expense of the insurer, with respect to all injuries, losses, liabilities, damages and expenses incurred or claimed to have been incurred on or prior to the Distribution Date by any party in or in connection with the conduct of the CKI Business (provided KFI shall have equal rights with respect to indemnity and the right to be defended to the extent practical and appropriate) or, to the extent any claim is made against CKI or any of its Subsidiaries, the KFI Business, and which injuries, losses, liabilities, damages and expenses may arise out of insured or insurable occurrences or events under one or more of the Shared Policies provided, however, that nothing in this
Section 8.1 shall be deemed to constitute (or to reflect) the assignment of the Shared Policies, or any of them, to CKI; and (b) the CKI Policies.

      8.2 POST-DISTRIBUTION DATE CLAIMS.

If, subsequent to the Distribution Date, any Person shall assert a claim against CKI or any CKI Subsidiary with respect to any injury, loss, liability, damage or expense incurred or claimed to have been incurred on or prior to the Distribution Date in or in connection with the Distribution or the conduct of the CKI Business or, to the extent any claim is made against CKI or any of its Subsidiaries, the KFI Business, and which injury, loss, liability, damage or expense may arise out of insured or insurable occurrences or events under one or more of the Shared Policies, KFI shall at the time such claim is asserted (except to the extent inconsistent with Section 8.1) be deemed to assign, without need of further documentation, to CKI any and all rights of an insured party under the applicable Shared Policy with respect to such asserted claim, specifically including rights of indemnity and the right to be defended by or at the expense of the insurer, provided, however, that nothing in this Section 8.2 shall be deemed to constitute (or to reflect) the assignment of the Shared Policies, or any of them, to CKI.

9. ARBITRATION; DISPUTE RESOLUTION

      9.1 DISPUTES.

KFI and CKI recognize that disputes as to certain matters may from time to time arise during the effectiveness of this Agreement and/or the Ancillary Agreements (collectively with this Agreement, the "CKI Agreements") which relate to either party's rights and/or obligations hereunder or thereunder. It is the objective of the parties to establish procedures to facilitate the resolution of disputes arising under any of the CKI Agreements in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the parties agree to follow the procedures set forth in this Article 9 if and when a dispute arises under any of the CKI Agreements. In the event of a dispute between the parties, any party may, by written notice to the other, have such dispute referred to their respective chief executive officers for attempted resolution by good faith negotiations within fourteen (14) days after such notice is received. In the event the chief executive officers are not able to resolve such dispute, either party may at any time after the fourteen (14) day period seek to resolve the dispute through the other means provided in Section 9.2.

      9.2 ALTERNATIVE DISPUTE RESOLUTION.

Any dispute, controversy or claim arising out of or relating to any of the CKI Agreements, including, without limitation, disputes relating to alleged breach or to termination of any of such agreements, shall be settled by binding Alternative Dispute Resolution ("ADR") in the manner described below. If a party intends to begin an ADR to resolve a dispute, such party shall provide written notice (the "ADR Request") to the other party informing such other party of such intention and the issues to be resolved. Within fifteen (15) business days after receipt of the ADR Request, the other party may, by written notice to counsel for the party initiating ADR, add additional issues to be resolved.

      9.3 ARBITRATION PROCEDURE.

The ADR shall be conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association for Large, Complex Cases then in effect. Notwithstanding those rules, the following provisions shall apply to the ADR hereunder.

            (a) ARBITRATOR. The arbitration shall be carried out by a single arbitrator, who shall be a retired United States judge or justice or magistrate and shall be selected by the parties within thirty (30) days of receipt of the ADR request in accordance with the procedure described below.

                  (i) The parties shall select an arbitrator as described in subsection (ii) below, which arbitrator may but need not be selected from a list of arbitrators such as the CPR Panel of Distinguished Neutrals of the Center for Public Resources, subject to: (1) his/her availability and willingness to serve,
(2) his/her availability to commence the arbitration within a reasonable period of time, (3) his/her agreement to charge fees and expenses that are reasonable under the circumstances, and (4) his/her commitment to render his/her award within the time periods provided in this Article 9.

            (ii) Each party will exchange a list of ten (10) qualified arbitrators and in the event that both parties agree to a single common name that person shall be the arbitrator. In submitting the ten names, each party shall prioritize from one to ten the persons on their respective lists. In the event that there is more than one common name on the parties' lists, the person having the lowest combined priority number shall be the selected arbitrator. The combined priority number shall be the sum of the order numbers assigned to that person by the parties. Thus, if one person was CKI's number two priority and KFI's number three priority, and another person was CKI's number two priority and KFI's number four priority, the former would be appointed. If more than one person has the lowest combined priority number, the person for whom there is less difference between the order numbers assigned by the parties shall be appointed. Thus, if one person was CKI's number one priority and KFI's number four priority, and another person was CKI's number two priority and KFI's number three priority, the latter person would be appointed. If this method does not produce a sole arbitrator or if there are no common names, the parties shall alternatively strike from the combined list until one name remains, which shall be the selected arbitrator. The party to strike first shall be determined by the toss of a coin.

            (iii) In the event the arbitrator is unable to meet the requirements set forth in subsection (a) above, then, in the event the first selected arbitrator was common to both lists and there was more than one common name on the parties' lists, the arbitrator having the next lowest combined priority number who is able and willing to serve pursuant to these requirements shall be selected. If there is no such individual, then the parties shall use the alternate strike method set forth above. In the event an arbitrator selected by the alternate strike methodology is unable or unwilling to serve consistent with the requirements set forth above, then the alternate striking procedure shall be retraced in reverse order until an arbitrator is selected.

The arbitrator shall be neutral, disinterested, impartial, and independent of the parties and others having any known interest in the outcome, and shall abide by the AAA/ABA Code of Ethics for Arbitrators in Commercial Disputes. There shall be no ex parte communications with the arbitrator either before or during the arbitration, relating to the dispute or issues involved in the dispute or the arbitrator's views on any such issue.

            (b) INTERIM REVIEW. Either party may apply to any court having jurisdiction hereof and seek preliminary injunctive relief until such time as the arbitration award is rendered or the controversy is otherwise resolved. .

            (c) LOCATION. Any arbitration under Section 9.2 shall be conducted in San Diego, California.

            (d) DISCOVERY PROCEEDINGS AND HEARINGS. The parties shall have the right to undertake such limited discovery as is expressly authorized by the arbitrator upon a determination that such discovery is reasonably necessary to enable the requesting party to prepare and present its claims and/or defenses at the hearing. Discovery shall be conducted pursuant to Rules 26-37 of the Federal Rules of Civil Procedure (with references to "court" in those Rules being considered references to the "arbitrator") except as they may be modified by the arbitrator. In addition:

                  (i) The arbitrator will determine the specific location within the State of Nevada and the date and time of the arbitration hearing, which will commence no later than ninety (90) days after the date of the appointment of the arbitrator. The arbitrator will provide reasonable notice of the hearing date and time.

                  (ii) The arbitrator will ordinarily conduct the arbitration hearing in the manner set forth in this Section 9.3 except that the Federal Rules of Evidence shall apply. The arbitrator shall render its decision in writing. If the AAA rules and the rules of this subsection (d) conflict in any manner, the rules of this subsection (d) shall prevail. The arbitrator must hold an oral hearing, but may impose reasonable time limits on each phase of the proceeding and may limit testimony to exclude evidence that would be immaterial or unduly repetitive, provided that all parties are afforded the opportunity to present material and relevant evidence and that each party is given at least an approximately equal amount of time for presentation of its case.

                  (iii) The arbitrator will require witnesses to testify under oath if requested by any party.

                  (iv) Any party desiring a stenographic record may secure a court reporter to attend the proceedings.

                  (v) The arbitrator will determine the order of proof, which will generally be similar to that of a court trial, including opening and closing statements.

                  (vi) When the arbitrator determines that all relevant and material evidence and arguments have been presented, the arbitrator will declare the hearing closed. The arbitrator may defer the closing of the hearing for up to ten (10) days to permit the parties to submit post-hearing briefs and or to make closing arguments, as the arbitrator deems appropriate, before rendering an award.

                  (vii) The arbitrator will render the award and its decisions within thirty (30) days after the date of the closing of the hearing or, if an arbitration hearing has been waived, within thirty (30) days after the date of the arbitrator's receiving all materials specified by the parties. The decision and award of the arbitrator will constitute the arbitration award and will be binding on the parties.

                  (viii) The arbitrator shall, in rendering its decision and award, apply the substantive law of the State of Nevada, without regard to its conflict of laws provisions, except that the interpretation of and enforcement of this Article shall be governed by the Federal Arbitration Act. The costs of the winning party and its reasonable attorneys fees shall be paid by the losing party which shall be designated by the arbitrator. If the arbitrator is unable to designate a losing party, it shall so state and each party shall bear its own costs and attorneys fees.

            (e) AWARD. The arbitrator is empowered to award any remedy allowed by law, including money damages, prejudgment interest and attorneys' fees, and to grant final, complete, interim, or interlocutory relief, including injunctive relief. Notwithstanding the foregoing, punitive or multiple damages may not be awarded. Judgment upon any arbitration award hereunder may be entered and enforced in any court having jurisdiction thereof.

            (f) ARBITRATION FEES. The fees of the arbitrator shall be split equally between the parties.

      9.4 CONFIDENTIALITY.

The ADR proceeding shall be confidential and the arbitrator shall issue appropriate protective orders to safeguard each party's confidential Information. Except as required by law, no party shall make (or instruct the arbitrator to make) any public announcement with respect to the proceedings or decision of the arbitrator without prior written consent of each other party. The existence of any dispute submitted to ADR, and the award, shall be kept in confidence by the parties and the arbitrator, except as required in connection with the enforcement of such award or as otherwise required by applicable law.

10. FURTHER ASSURANCES

      10.1 FURTHER ASSURANCES.

            (a) In addition to the actions specifically provided for elsewhere in this Agreement, each of the parties hereto shall use its commercially reasonable efforts, prior to, on and after the Distribution Date, to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements.

            (b) Without limiting the foregoing, prior to, on and after the Distribution Date, each party hereto shall cooperate with the other parties, and without any further consideration, but at the expense of the requesting party, to execute and deliver, or use its commercially reasonable efforts to cause to be executed and delivered, all instruments, including instruments of conveyance, assignment and transfer, and to make all filings with, and to obtain all consents, approvals or authorizations of, any Governmental Authority or any other Person under any permit, license, agreement, indenture or other instrument (including any Consents or Governmental Approvals), and to take all such other actions as such party may reasonably be requested to take by any other party hereto from time to time, consistent with the terms of this Agreement and the Ancillary Agreements, in order to effectuate the provisions and purposes of this Agreement and the Ancillary Agreements and the transfers of the CKI Assets and the assignment and assumption of the CKI Liabilities and the other transactions contemplated hereby and thereby

            (c) KFI and CKI, and each of the members of their respective Groups, waive (and agree not to assert against any of the others) any claim or demand that any of them may have against any of the others for any Liabilities or other claims relating to or arising out of (i) the failure of CKI or any member of the CKI Group, on the one hand, or of KFI or any member of the KFI Group, on the other hand, to provide any notification or disclosure required under any state Environmental Law in connection with the Separation or the other transactions contemplated by this Agreement, including the transfer by any member of any Group to any member of any other Group of ownership or operational control of any Assets not previously owned or operated by such transferee; or (ii) any inadequate, incorrect or incomplete notification or disclosure under any such state Environmental Law by the applicable transferor. To the extent any Liability to any Governmental Authority or any third Person arises out of any action or inaction described in clause (i) or (ii) above, the transferee of the applicable Asset hereby assumes and agrees to pay any such Liability.

11. TERMINATION

      11.1 TERMINATION BY MUTUAL CONSENT.

This Agreement may be terminated at any time prior to the closing of the Merger by the mutual consent of KFI and CKI and upon such termination neither party shall have any Liability or further obligation to the other party. The previsions hereof shall remain in full force and effect and shall survive the Distribution Date, including without limitation the indemnification provisions set forth in Article 4, and the covenants and other agreements of the parties set forth in Article 5, except to the extent otherwise agreed by the parties in writing.

12. MISCELLANEOUS

      12.1 COUNTERPARTS; ENTIRE AGREEMENT.

            (a) This Agreement and each Ancillary Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

            (b) This Agreement, and the Ancillary Agreements and the exhibits, schedules and appendices hereto and thereto contain the entire agreement between the parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the parties other than those set forth or referred to herein or therein.

      12.2 GOVERNING LAW.

This Agreement, except as expressly provided herein, and, unless expressly provided therein, each Ancillary Agreement, shall be governed by and construed and interpreted in accordance with the laws of the State of Nevada, irrespective of the choice of laws principles of the State of Nevada as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies.

      12.3 ASSIGNABILITY.

Except as set forth in any Ancillary Agreement, this Agreement and each Ancillary Agreement shall be binding upon and inure to the benefit of the parties hereto and thereto, respectively, and their respective successors and assigns; provided, however, that no party hereto or thereto may assign its respective rights or delegate its respective obligations under this Agreement or any Ancillary Agreement without the express prior written consent of the other parties hereto or thereto.

      12.4 THIRD PARTY BENEFICIARIES.

Except for the indemnification rights under this Agreement of any KFI Indemnitee or CKI Indemnitee in their respective capacities as such, (a) the provisions of this Agreement and each Ancillary Agreement are solely for the benefit of the parties and are not intended to confer upon any Person except the parties any rights or remedies hereunder, and (b) there are no third party beneficiaries of this Agreement or any Ancillary Agreement and neither this Agreement nor any Ancillary Agreement shall provide any third person with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement or any Ancillary Agreement.

      12.5 NOTICES.

All notices or other communications under this Agreement or any Ancillary Agreement shall be in writing and shall be deemed to be duly given when (a) delivered in person or (b) deposited in the United States mail or private express mail, postage prepaid, addressed as follows:0

If to KFI, to:  KNOWLEDGE FOUNDATIONS, INC.

                ---------------------------

                ---------------------------

                ---------------------------

If to CKI, to:  CYBER KNOWLEDGE, INC.
                1601 E. Flamingo Rd. Suite 18A
                Las Vegas, Nevada 89119
                Attn: President

                With a copy to

                ---------------------------

                ---------------------------

                ---------------------------

Either party may, by notice to the other party, change the address to which such notices are to be given.

      12.6 SEVERABILITY.

If any provision of this Agreement or any Ancillary Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby, as the case may be, is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

      12.7 PUBLICITY.

Prior to the Distribution, each of CKI and KFI shall consult with each other prior to issuing any press releases or otherwise making public statements with respect to the Distribution or any of the other transactions contemplated hereby and prior to making any filings with any Governmental Authority with respect thereto.

      12.8 EXPENSES.

Except as expressly set forth in this Agreement or in any Ancillary Agreement, whether or not the Distribution is consummated, all third party fees, costs and expenses paid or incurred in connection with the Distribution will be paid by KFI.

      12.9 HEADINGS.

The article, section and paragraph headings contained in this Agreement and in the Ancillary Agreements are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or any Ancillary Agreement.

      12.10 SURVIVAL OF COVENANTS.

Except as expressly set forth in any Ancillary Agreement, the covenants, representations and warranties contained in this Agreement and each Ancillary Agreement, and liability for the breach of any obligations contained herein, shall survive each of the Separation and the Distribution.

      12.11 WAIVERS OF DEFAULT.

Waiver by any party of any default by the other party of any provision of this Agreement or any Ancillary Agreement shall not be deemed a waiver by the waiving party of any subsequent or other default, nor shall it prejudice the rights of the other party.

      12.12 SPECIFIC PERFORMANCE.

In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement or any Ancillary Agreement, the party or parties who are or are to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement or such Ancillary Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived.

      12.13 AMENDMENTS.

            (a) This Agreement and all Ancillary Agreements except to the extent as may otherwise be set forth therein, may be amended by the written agreement of KFI and CKI. No provisions of this Agreement or any Ancillary Agreement shall be deemed waived, amended, supplemented or modified by any party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the party against whom it is sought to enforce such waiver, amendment, supplement or modification.

            (b) Without limiting the foregoing, the parties anticipate that, prior to the Distribution Date, some or all of the Schedules to this Agreement may be amended or supplemented and, in such event, such amended or supplemented Schedules shall be attached hereto in lieu of the original Schedules.

      12.14 INTERPRETATION.

Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires. The terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement (or the applicable Ancillary Agreement) as a whole (including all of the schedules, exhibits and appendices hereto and thereto) and not to any particular provision of this Agreement (or such Ancillary Agreement). Article, Section, Exhibit, Schedule and Appendix references are to the Articles, Sections, Exhibits, Schedules and Appendices to this Agreement (or the applicable Ancillary Agreement) unless otherwise specified. The word "including" and words of similar import when used in this Agreement (or the applicable Ancillary Agreement) shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified. The word "or" shall not be exclusive.

      12.15 LEGAL COUNSEL.

KFI has utilized the services of Gammage & Burnham, PLC as legal counsel to KFI and CKI in connection with the Distribution, the preparation of this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby. Gammage & Burnham, PLC has not been engaged to protect or represent the independent interests of KFI or CKI with respect to the preparation of this Agreement, any other Agreement or the transactions contemplated hereby or thereby. KFI and CKI have carefully considered the foregoing and hereby acknowledges that Gammage & Burnham, PLC represents CKI for billing purposes; and that such legal fees shall be borne by CKI. KFI and CKI further:

            (a) acknowledges that actual or potential conflicts of interest exist between KFI and CKI, that their interests will not be represented by legal counsel unless KFI and CKI engages counsel on its own behalf, and that they have been afforded the opportunity to engage and seek the advice of its own legal counsel before entering into this Agreement; and (b) agrees that, in the event of any disputes between CKI and KFI, Gammage & Burnham, PLC will not represent KFI or CKI.

IN WITNESS WHEREOF, the parties have caused this Separation and Distribution Agreement to be executed by their duly authorized representatives.

KNOWLEDGE FOUNDATIONS, INC.:               CYBER KNOWLEDGE, INC.:

By:                                        By:
   ---------------------------------          ----------------------------------
Name:                                      Name:
      ------------------------------            --------------------------------
Title:                                     Title:
      ------------------------------             -------------------------------


------------------------------------       -------------------------------------
Richard Ballard                            Jan Pettitt


------------------------------------       -------------------------------------
Michael Dochterman                         Robert A. Dietrich


------------------------------------       -------------------------------------
Joel B. Vest                               Martha Nawrocki


------------------------------------       -------------------------------------
Robert Fournier                            Ann Wujcik


                                           BALLARD TRUST

                                           By:
------------------------------------          ----------------------------------
Robert Ballard                                Trustee


------------------------------------       -------------------------------------
Richard Freeman                            Christine Donavan

                                   SCHEDULE 2

Any and all liabilities whether contingent or fixed, whether reported or not reported, on the financial statements of KFI, other than the following which shall remain the sole liabilities of KFI:

            (a) All legal fees and costs incurred by KFI for legal services performed for KFI by Gammage & Burnham PLC of Phoenix, Arizona.

            (b) All accounting and auditing fees and costs incurred by KFI for accounting services provided by Corbin & Wertz, an independent accounting firm of Los Angeles, California.

            (c) All stock transfer or other fees payable to Signature Stock Transfer Inc., the transfer agent for KFI.

                                   SCHEDULE 3

[33,612,780 shares]

                                    ANNEX C
                      COLORADO DISSENTER'S RIGHTS STATUTES

ss. 7-113-101. Definitions

For purposes of this article:

      (1) "Beneficial shareholder" means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

      (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.

      (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article.

      (4) "Fair value", with respect to a dissenters' shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.

      (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.

      (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107204.

      (7) "Shareholder" means either a record shareholder or a beneficial shareholder.

ss. 7-113-102. Right to dissent

      (1) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any of the following corporate actions:

            (a) Consummation of a plan of merger to which the corporation is a party if:

                  (I) Approval by the shareholders of that corporation is
            required for the merger by section 7111-103 or 7-111-104 or by the articles of incorporation; or

                  (II) The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;

            (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

            (c) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102(1); and

            (d) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102 (2).

      (1.3) A shareholder is not entitled to dissent and obtain payment, under subsection (1) of this section, of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or on the national market system of the national association of securities dealers automated quotation system, or were held of record by more than two thousand shareholders, at the time of:

            (a) The record date fixed under section 7-107-107 to determine the shareholders entitled to receive notice of the shareholders' meeting at which the corporate action is submitted to a vote;

            (b) The record date fixed under section 7-107-104 to determine shareholders entitled to sign writings consenting to the corporate action; or

            (c) The effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

      (1.8) The limitation set forth in subsection (1.3) of this section shall not apply if the shareholder will receive for the shareholder's shares, pursuant to the corporate action, anything except:

            (a) Shares of the corporation surviving the consummation of the plan of merger or share exchange;

            (b) Shares of any other corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or on the national market system of the national association of securities dealers automated quotation system, or will be held of record by more than two thousand shareholders;

            (c) Cash in lieu of fractional shares; or

            (d) Any combination of the foregoing described shares or cash in lieu of fractional shares.

      (2) Deleted by Laws 1996, H.B.96-1285, S 30, eff. June 1, 1996.

      (2.5) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.

      (3) A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.

      (4) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

ss. 7-113-103. Dissent by nominees and beneficial owners

      (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

      (2) A beneficial shareholder may assert dissenters' rights as to the shares held on the beneficial shareholder's behalf only if:

            (a) The beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

            (b) The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

      (3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise dissenters' rights. Any such requirement shall be stated in the dissenters' notice given pursuant to section 7-113-203.

ss. 7-113-201. Notice of dissenters' rights

      (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) shall not affect any action taken at the shareholders' meeting for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202(1).

      (2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give notice as provided by this subsection (2) shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202(2).

ss. 7-113-202. Notice of intent to demand payment

      (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-2010), a shareholder who wishes to assert dissenters' rights shall:

            (a) Cause the corporation to receive, before the vote is taken, written notice of the shareholder's intention to demand payment for the shareholder's shares if the proposed corporate action is effectuated; and

            (b) Not vote the shares in favor of the proposed corporate action.

      (2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104 and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201(2) a shareholder who wishes to assert dissenters' rights shall not execute a writing consenting to the proposed corporate action.

      (3) A shareholder who does not satisfy the requirements of subsection (1) or (2) of this section is not entitled to demand payment for the shareholder's shares under this article.

ss. 7-113-203. Dissenters' notice

      (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this article.

      (2) The dissenters' notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters' rights under section 7-113102 and shall:

            (a) State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;

            (b) State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;

            (c) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

            (d) Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;

            (e) Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;

            (f) State the requirement contemplated in section 7-113-103(3), if such requirement is imposed; and

            (g) Be accompanied by a copy of this article.

ss. 7-113-204. Procedure to demand payment

      (1) A shareholder who is given a dissenters' notice pursuant to section 7-113-203 and who wishes to assert dissenters' rights shall, in accordance with the terms of the dissenters' notice:

            (a) Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203(2)(d), duly completed, or may be stated in another writing; and

            (b) Deposit the shareholder's certificates for certificated shares.

      (2) A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder's exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of such corporate action.

      (3) Except as provided in section 7-113-207 or 7-113-209(1)(b), the demand for payment and deposit of certificates are irrevocable.

      (4) A shareholder who does not demand payment and deposit the shareholder's share certificates as required by the date or dates set in the dissenters' notice is not entitled to payment for the shares under this article.

ss. 7-113-205. Uncertificated shares

      (1) Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

      (2) In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.

ss. 7-113-206. Payment

      (1) Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters' rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenters' shares, the amount the corporation estimates to be the fair value of the dissenters' shares, plus accrued interest.

      (2) The payment made pursuant to subsection (1) of this section shall be accompanied by:

            (a) The corporation's balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;

            (b) A statement of the corporation's estimate of the fair value of the shares;

            (c) An explanation of how the interest was calculated;

            (d) A statement of the dissenters' right to demand payment under section 7-113-209; and

            (e) A copy of this article.

ss. 7-113-207. Failure to take action

      (1) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

      (2) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters' notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7- 113-209 shall again be applicable.

ss. 7-113-208. Special provisions relating to shares acquired after announcement of proposed corporate action.

      (1) The corporation may, in or with the dissenters' notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenters' payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters' rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters' rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

      (2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206(2).

ss. 7-113-209. Procedure if dissenter is dissatisfied with payment or offer

      (1) A dissenter may give notice to the corporation in writing of the dissenters' estimate of the fair value of the dissenters' shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation's offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:

            (a) The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;

            (b) The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or

            (c) The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207(1).

      (2) A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenters' shares.

ss. 7-113-301. Court action

      (1) If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.

      (2) The corporation shall commence the proceeding described in subsection
(1) of this section in the district court of the county in this state where the corporation's principal office is located or, if the corporation has no principal office in this state, in the district court of the county in which its registered office is located. If the corporation is a foreign corporation without a registered office, it shall commence the proceeding in the county where the registered office of the domestic corporation merged into, or whose shares were acquired by, the foreign corporation was located.

      (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenters' payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenters' shares, or as provided by law.

      (4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.

      (5) Each dissenter made a party to the proceeding commenced under subsection (2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenters' shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenters' shares for which the corporation elected to withhold payment under section 7-113-208.

ss. 7-113-302. Court costs and counsel fees

      (1) The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.

      (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

            (a) Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this article; or

            (b) Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

      (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

                          INDEX TO FINANCIAL STATEMENTS

Financial Statements of BSI2000

     Independent Auditors' Report.....................................................................F-2

     Consolidated Balance Sheets-- March 31, 2002 (Unaudited) and December 31, 2001...................F-3

     Consolidated Statements of Operations-- Three months ended March 31, 2002 and 2001 (unaudited); Inception (July 30, 1993) through March 31, 2002
       (unaudited); Years ended December 31, 2001 and 2000; Inception (July 30,
       1993) through December 31, 2001................................................................F-4

     Statement of Changes in Stockholders' Deficit-- Inception (July 30, 1993) to December 31,
       2000; Year ended December 31, 2001; Three months ended March 31, 2002 (unaudited)..............F-5

     Statements of Cash Flows -- Three months ended March 31, 2002 and 2001
       (unaudited); Inception (July 30, 1993) through March 31, 2002
       (unaudited); Years ended December 31, 2001 and 2000; Inception (July 30,
       1993) through December 31, 2001................................................................F-6

     Notes to Financial Statements....................................................................F-8

Financial Statements of Knowledge Foundations, Inc.

     Independent Auditors' Report....................................................................F-18

     Balance Sheet...................................................................................F-19

     Statements of Operations........................................................................F-20

     Statements of Stockholders' Deficit.............................................................F-21

     Statements of Cash Flows........................................................................F-22

     Notes to Financial Statements...................................................................F-23

                                 BSI 2000, INC.
                          (A Development Stage Company)

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
BSI 2000, Inc.
Denver, CO

We have audited the accompanying balance sheet of BSI 2000, Inc. (A Development Stage Company) as of December 31, 2001, and the related statements of operations, stockholders' deficit and cash flows for the for the years ended December 31, 2001and 2000 and for the cumulative period from Inception (July 30,
1993) through December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BSI 2000, Inc. as of December 31, 2001, and the results of its operations and its cash flows for the for the years ended December 31, 2001 and 2000 and for the cumulative period from Inception (July 30, 1993) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has experienced circumstances which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                         /s/ Ehrhardt Keefe Steiner & Hottman PC
                                             Ehrhardt Keefe Steiner & Hottman PC

April 12, 2002
Denver, Colorado

                                 BSI 2000, INC.
                          (A Development Stage Company)

                                 Balance Sheets

                                                                     March 31,     December 31,
                                                                       2002            2001
                                                                    -----------    ------------
                                                                     (unaudited)
Current assets
     Cash                                                           $    65,263    $     7,712
     Other current assets                                                14,681          9,382
                                                                    -----------    -----------
        Total current assets                                             79,944         17,094
                                                                    -----------    -----------

Non-current assets
     Property and equipment, net                                         36,028         36,379
     Intangible assets                                                    2,160          2,160
     Other long-term assets                                               7,985          9,088
                                                                    -----------    -----------
        Total non-current assets                                         46,173         47,627
                                                                    -----------    -----------

Total assets                                                        $   126,117    $    64,721
                                                                    ===========    ===========

                      Liabilities and Stockholders' Deficit

Current liabilities
     Accounts payable                                               $    61,613    $    60,694
     Accrued liabilities                                                147,704        139,010
     Current portion of long-term debt                                  583,547        385,547
                                                                    -----------    -----------
        Total current liabilities                                       792,864        585,251

Long-term debt, less current portion                                     10,264         10,264
                                                                    -----------    -----------
        Total liabilities                                               803,128        595,515
                                                                    -----------    -----------

Commitments and contingencies

Stockholders' deficit
     Common stock, no par value, 11,000,000 authorized, 5,505,323
      (6,005,323 - March, 31, 2002 - unaudited) issued and
       outstanding                                                    2,207,382      2,206,882
     Accumulated deficit                                             (2,884,393)    (2,737,676)
                                                                    -----------    -----------
        Total stockholders' deficit                                    (677,011)      (530,794)
                                                                    -----------    -----------

Total liabilities and stockholders' deficit                         $   126,117    $    64,721
                                                                    ===========    ===========

                                 BSI 2000, INC.
                          (A Development Stage Company)

                            Statements of Operations

                                                                        Cumulative
                                                                           from
                                                                         inception                                      Inception
                                             Three Months Ended          (July 30,            For the Year Ended        (July 30,
                                        ---------------------------    1993) through    ---------------------------   1993) through
                                            March 31,                     March 31,               December 31,         December 31,
                                            2002           2001            2002             2001           2000            2001
                                        -----------     -----------    -------------    -----------     -----------   -------------
                                        (unaudited)     (unaudited)     (unaudited)
Revenues                                $        --     $        --     $    51,300     $    18,980     $    10,395    $    51,300
                                        -----------     -----------     -----------     -----------     -----------    -----------

Operating expenses
   Selling expenses                          41,760          21,180         465,128          86,605         112,976        423,368
   General and administrative                85,509          61,292       1,407,090         230,600         239,724      1,321,581
   Stock based compensation
    expense                                     500              --         204,241             212              --        203,741
   Research and development                   4,250           1,443         786,385           4,266          91,215        782,135
                                        -----------     -----------     -----------     -----------     -----------    -----------
        Total operating
        expenses                            132,019          83,915       2,862,844         321,683         443,915      2,730,825
                                        -----------     -----------     -----------     -----------     -----------    -----------

Other income (expense)
     Interest expense                       (14,722)         (7,267)        (88,942)        (36,068)        (21,249)       (74,220)
     Interest income                             24              33          20,357              92           2,045         20,333
     Other expense                               --              --          (4,264)             --              --         (4,264)
                                        -----------     -----------     -----------     -----------     -----------    -----------
                                            (14,698)         (7,234)        (72,849)        (35,976)        (19,204)       (58,151)
                                        -----------     -----------     -----------     -----------     -----------    -----------

Net loss                                $  (146,717)    $   (91,149)    $(2,884,393)    $  (338,679)    $  (452,724)   $(2,737,676)
                                        ===========     ===========     ===========     ===========     ===========    ===========
Basic and diluted weighted
 average common shares
 outstanding                              5,966,434       2,567,309       1,430,222       3,603,837       2,623,599      1,420,945
                                        ===========     ===========     ===========     ===========     ===========    ===========
Basic and diluted loss per
 common share                           $     (0.02)    $     (0.04)    $     (2.02)    $     (0.09)    $     (0.17)   $     (1.93)
                                        ===========     ===========     ===========     ===========     ===========    ===========

                                 BSI 2000, INC.
                          (A Development Stage Company)

                  Statement of Changes in Stockholders' Deficit
  For the Period from Inception (July 30, 1993) to December 31, 2000, the Year
    Ended December 31, 2001 and The Three Month Period Ended March 31, 2002
                                  (Unaudited)

                                                                          Common Stock
                                                                    --------------------------     Accumulated
                                                                                                  Deficit During           Total
                                                                                                   Development         Stockholders'
                                                                      Shares          Amount            Stage             Deficit
                                                                    ---------       ----------       -----------       -------------
Balance at Inception - July 30, 1993,                                      --       $       --       $        --        $        --

Stock issued to founders for cash during the period
 ended December 31, 1993                                               19,580           85,000                --             85,000

Stock issued for cash during the year ended December
 31, 1993                                                               2,701           57,500                --             57,500

Stock issued to founders for services during the
 period ended December 31, 1993                                        33,812          146,793                --            146,793

Stock issued for cash during the year ended December
 31, 1994                                                              12,904           65,000                --             65,000

Stock issued for cash during the year ended December
 31, 1995                                                             224,672          118,763                --            118,763

Stock issued for cash during the year ended December
 31, 1996                                                             616,989          227,872                --            227,872

Stock issued for cash during the year ended December
 31, 1997                                                             225,766          144,612                --            144,612

Stock issued for cash during the year ended December
 31, 1998                                                             831,118          788,309                --            788,309

Stock issued for cash during the year ended December
 31, 1999                                                             583,767          364,854                --            364,854

Net loss from Inception                                                    --               --        (1,946,273)        (1,946,273)
                                                                    ---------       ----------       -----------        -----------

Balance - December 31, 1999                                         2,551,309        1,998,703        (1,946,273)            52,430

Stock issued for cash during the year ended December
 31, 2000                                                             195,369          122,106                --            122,106

Net loss                                                                   --               --          (452,724)          (452,724)
                                                                    ---------       ----------       -----------        -----------

Balance - December 31, 2000                                         2,746,678        2,120,809        (2,398,997)          (278,188)

Stock issued for cash                                                  46,600           29,125                --             29,125

Stock issued to officer for services                                2,500,000           56,736                --             56,736

Stock issued for services to an employee                              212,045              212                --                212

Net loss                                                                   --               --          (338,679)          (338,679)
                                                                    ---------       ----------       -----------        -----------

Balance - December 31, 2001                                         5,505,323        2,206,882        (2,737,676)          (530,794)

Net loss (unaudited)                                                       --               --          (146,717)          (146,717)

Stock issued to consultants (unaudited)                               500,000              500                --                500
                                                                    ---------       ----------       -----------        -----------

Balance - March 31 ,2002 (unaudited)                                6,005,323       $2,207,382       $(2,884,393)       $  (677,011)
                                                                    =========       ==========       ===========        ===========

                                 BSI 2000, INC.
                          (A Development Stage Company)

                            Statements of Cash Flows

                                                                            Cumulative
                                                                          from Inception                                 Inception
                                                                             (July 30,                                   (July 30,
                                                  Three Months Ended       1993) through      For the Years Ended        1993) to
                                                       March 31,             March 31,            December 31,          December 31,
                                                -----------------------     -----------     -----------------------     ------------
                                                  2002           2001          2002           2001          2000            2001
                                                ---------     ---------     -----------     ---------     ---------     ------------
                                               (unaudited)   (unaudited)   (unaudited)
Cash flows from operating activities
   Net loss                                     $(146,717)    $ (91,149)    $(2,884,393)    $(338,679)    $(452,724)    $(2,737,676)
                                                ---------     ---------     -----------     ---------     ---------     -----------
   Adjustments to reconcile net
    loss to net cash used in
    operating activities
     Depreciation expense                             351         4,152          57,128        16,614        16,614          56,777
     Stock based compensation                         500            --         204,241        56,948            --         203,741
     Changes in assets and
      liabilities
        Other current assets                       (5,299)       (1,926)        (14,681)       (2,499)       (5,774)         (9,382)
        Other long-term assets                      1,103        (4,231)         (7,985)       (4,231)           --          (9,088)
        Accounts payable                              919        12,531          90,676         5,453        39,540          89,757
        Accrued liabilities                         8,694        17,961         147,704        53,841        14,745         139,010
                                                ---------     ---------     -----------     ---------     ---------     -----------
                                                    6,268        28,487         477,083       126,126        65,125         470,815
                                                ---------     ---------     -----------     ---------     ---------     -----------
        Net cash used in operating
          activities                             (140,449)      (62,662)     (2,407,310)     (212,553)     (387,599)     (2,266,861)
                                                ---------     ---------     -----------     ---------     ---------     -----------

Cash flows from investing activities
   Redemption of certificates of
    deposit                                            --            --          35,000            --        35,000          35,000
   Purchase of certificate of
    deposit                                            --            --         (35,000)           --            --         (35,000)
   Purchase of fixed assets                            --            --         (44,802)           --            --         (44,802)
   Patent application                                  --            --          (2,160)           --            --          (2,160)
                                                ---------     ---------     -----------     ---------     ---------     -----------
        Net cash (used in) provided
          by investing activities                      --            --         (46,962)           --        35,000         (46,962)
                                                ---------     ---------     -----------     ---------     ---------     -----------

Cash flows from financing activities
   Proceeds from issuance of common
    stock                                              --        20,000       2,003,141        29,125       122,106       2,003,141
   Repayment on long-term debt                     (2,000)       (4,388)        (20,516)       (4,222)       (3,983)        (18,516)
   Proceeds from long-term debt                   200,000        45,000         574,500       184,000       175,000         374,500
   Repayment on capital lease
    obligation                                         --            --         (37,590)           --       (27,929)        (37,590)
                                                ---------     ---------     -----------     ---------     ---------     -----------
        Net cash provided by
          financing activities                    198,000        60,612       2,519,535       208,903       265,194       2,321,535
                                                ---------     ---------     -----------     ---------     ---------     -----------

Net increase (decrease) in cash and
 cash equivalents                                  57,551        (2,050)         65,263        (3,650)      (87,405)          7,712

Cash and cash equivalents -
 beginning of year                                  7,712        11,362              --        11,362        98,767              --
                                                ---------     ---------     -----------     ---------     ---------     -----------

Cash and cash equivalents - end of
 year                                           $  65,263     $   9,312     $    65,263     $   7,712     $  11,362     $     7,712
                                                =========     =========     ===========     =========     =========     ===========

(Continued on following page.)

                                 BSI 2000, INC.
                          (A Development Stage Company)

                            Statements of Cash Flows

(Continued from previous page.)

Supplemental disclosure of cash flow information:

         The Company did not pay cash for interest expense or income taxes during the years ended December 31, 2001 or 2000 or during the three month period ended March 31, 2002 or 2001 (unaudited). Cash paid for interest expense from Inception (July 30, 1993) through December 31, 2001 was $41,477.

Supplemental disclosure of non-cash activity:

      During the year ended December 31, 2001, the Company converted accrued wages totaling $56,736 to 2,500,000 shares of common stock.

      In September 1998, the Company obtained fixed assets totaling $37,590 through a capital lease. In addition, the Company financed leasehold improvements in the amount of $16,000 through a note payable.

      During the year ended December 31, 1999, the Company converted a total of $29,063 from accounts payable to notes payable.

Note 1 - Description of Business and Summary of Significant Accounting Policies

BSI 2000, Inc., (the Company), was formed on July 30, 1993. The Company is a value-added reseller ("VAR") of LaserCard'sra optical cards and optical card readers. As a VAR, the Company develops proprietary hardware and software adapting LaserCard'sra optical card technology for specific applications. The Company's products are designed as turnkey solutions for identified commercial and governmental card-based information needs.

The Company is a development stage company that has not had any significant revenue since inception. There is no assurance that the Company will generate significant revenue or earn a profit in the future.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company continually monitors its positions with, and the credit quality of, the financial institutions it invests with.

Property and Equipment

Property and equipment is stated at cost. Depreciation is provided utilizing the straight-line method over the estimated useful lives for owned assets of 5 years. Leasehold improvements are amortized over a 5 1/2 year period.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue as products are shipped.

Intangible Assets

Intangibles include trademarks and patents which are recorded at cost. These patents are awaiting approval from the U.S. Patent office. Once accepted, the Company will begin amortization over the life of the patent.

Advertising Costs

The Company expenses advertising costs as incurred.

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Software and Research and Development Costs

Expenditures made for research and development are charged to expense as incurred.

Costs incurred to date for the development of the Company's products have been charged to expense as incurred. Future costs may be capitalized to the extent they meet the requirements of SFAS No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased, or otherwise Marketed."

Basic and Diluted Earnings Per Common Share

In accordance with FAS 128, basic earnings per share are computed by dividing net income by the number of weighted average common shares outstanding during the year. Diluted earnings per share is computed by dividing net income by the number of weighted average common shares outstanding during the year, including potential common shares, which consisted of warrants, options and convertible debt.

Recently Issued Accounting Pronouncements

In July 2001, the FASB issued SFAS Nos. 141 and 142 " Business Combinations " and " Goodwill and other Intangible Assets ". Statement 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. Under the guidance of Statement 142, goodwill is no longer subject to amortization over its estimated useful life. Rather, goodwill will be subject to at least an annual assessment for impairment by applying a fair value base test. Statement 142 is effective for financial statement dates beginning after December 15, 2001. Management does not anticipate that this statement will have an impact on the financial statements of the Company.

In August 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 requires the fair value of a liability for an asset retirement obligation to be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived assets. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. The Company believes the adoption of this statement will have no material impact on it financial statements.

In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 requires that long-lived assets be measured at the lower of carrying amount or fair value, less cost to sell, whether reported in continuing operations or discontinued operations. Therefore, discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred. SFAS No. 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001 and, generally, is to be applied prospectively.

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Unaudited Interim Financial Information

The accompanying financial statements for the three month periods ended March 31, 2002 and 2001 are unaudited but include all adjustments (consisting of normal recurring accruals) which, in the opinion of management, are necessary for a fair statement of the operating results and cash flows for the periods presented.

Note 2 - Going Concern

The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and liquidation of liabilities in the ordinary course of business. The Company has experienced losses since inception (July 30, 1993) through December 31, 2001. The Company has a working capital deficit of $568,157 and stockholder's deficit of $530,794 December 31, 2001.

The extended period over which losses have been experienced is principally attributable to two factors, lack of capital and long sales lead times. Lack of capital has prevented the Company from quickly developing and aggressively marketing its products. In addition, most of the Company's potential customers are large corporations or governments. Adopting the Company's products will in many cases require changing the way business is done. These circumstances can result in two years or more elapsing from initial sales contact to delivery of product.

The Company is has made advances in the sales process with several potentially large customers. In order to fund activities until positive operating cash flow is achieved, the Company has implemented the plan described below.

Subsequent to December 31, 2001, the Company signed an agreement to merge with a small public company (Note 8). The transaction will be a reverse acquisition with the Company as the accounting acquirer. The Company will become a wholly owned subsidiary of the public company, the Company's shareholders will become the majority shareholders of the public company, and the public company will change its name to "BSI2000, Inc." Also, in February 2002 the Company received a loan commitment of $500,000 from an investor. As of March 31, 2002 the Company had drawn $200,000 of the commitment and expects to draw down the $300,000 balance of the commitment no later than July 1, 2002. The Company anticipates the investor will convert the loan to common stock of the public company subsequent to the merger.

Also, as a result of agreeing to become a public company, the outstanding stock purchase warrants may be exercised. The gross proceeds received if all warrants were exercised would be $516,107.

Subsequent to closing the merger transaction the Company plans to offer additional shares of the public company's common stock to investors in a $2,500,000 private placement.

The Company expects that the capital raised in the transactions described above will be sufficient to fund the Company's activities until positive operating cash flow is achieved.

Note 3 - Property and Equipment

Property and equipment consist of the following:

                                                       March 31,    December 31,
                                                         2002           2001
                                                       ---------    ------------
                                                      (unaudited)

      Leasehold improvements                           $ 16,399       $ 16,399
      Software                                            4,492          4,492
      Equipment                                          41,327         41,327
      Furniture                                          30,938         30,938
                                                       --------       --------
                                                         93,156         93,156
      Less accumulated depreciation                     (57,128)       (56,777)
                                                       --------       --------
                                                       $ 36,028       $ 36,379
                                                       ========       ========

Note 4 - Long-Term Debt

Long-term debt consists of:
                                                     March 31,      December 31,
                                                       2002             2001
                                                     ---------      ------------
                                                    (unaudited)

Note payable to an organization with interest at
  12%. The note matures on August 15, 2002 at
  which time unpaid principal and interest
  become due. The lender may convert the loan
  into common stock of the Company equal to two
  percent of the issued and outstanding shares
  on a fully diluted basis. The note is subject
  to certain restrictive covenants. This note is
  unsecured                                            $100,000       $100,000

Note payable to shareholder of the Company. Note
  accrues interest at 8% and is unsecured. The
  repayment is due upon approval of the board of
  directors                                              10,264         10,264

                                                      March 31,     December 31,
                                                        2002            2001
                                                    -------------   ------------
                                                    (unaudited)
Various notes payable to a shareholder and a
  board of director of the Company. Notes accrue
  interest at 10%. Notes are due upon the
  Company obtaining external financing                    259,000       259,000

Note payable due to an organization with
  interest accruing at 18%. The note is
  scheduled to mature on January 1, 2002,
  however the Company has not made its scheduled
  payments throughout the term of the note. On
  October 2, 2001, the lender obtained a Writ of
  Garnishment Judgement against the Company for
  collection of the note and any accrued
  interest                                                 20,005        20,005

Note payable due to an organization with
  interest accruing at 8%. The notes and any
  accrued interest is due by May 14, 2002. The
  note is unsecured                                         4,542         6,542

Note payable to an organization with interest
  accruing at 10%. The note and any accrued
  interest is due the earlier of January 31,
  2003 or the Company's receipt of $2,000,000 in
  cumulative equity financing. The Company may
  borrow up to $500,000 and must use the
  proceeds as disclosed in the loan agreement
  This note is unsecured. Effective May 16,
  2002, the note may convert to 666,400 warrants
  to purchase the Company's common stock at $.75
  per share. The warrants expire January 31,
  2003. Upon the merger, these warrants shall be
  entitled to purchase the kind and amount of
  shares of stock the holder would have been
  entitled to receive had the warrants been
  exercised immediately prior to the effective
  date of the merger                                      200,000            --
                                                    -------------    ----------
                                                          593,811       395,811
     Less current portion                                (583,547)     (385,547)
                                                    -------------    ----------
                                                    $      10,264    $   10,264
                                                    =============    ==========

Maturities of long-term obligations are as follows:

                                           At March 31,      At December
                                               2002           31, 2001
                                           ------------      -----------

            2002                             $583,547          $385,547
            2003                                   --                --
            2004                                   --                --
            2005                                   --                --
            2006                                   --                --
         Thereafter                            10,264            10,264
                                             --------          --------
                                             $593,811          $395,811
                                             ========          ========

Note 5 - Commitments and Contingencies

Litigation

In the normal course of business, the Company is party to litigation from time to time. The Company maintains insurance to cover certain actions and believes that resolution of such litigation will not have a material adverse effect on the Company.

Consulting Agreement

On January 7, 2002, the Company entered into a consulting agreement for a term of twenty four months. Under the term of the agreement, the Company is obligated to pay a monthly fee of $5,000 for services performed. Beginning the earlier of the seventh month of the engagement or the Company receiving cumulative funding in excess of $1,000,000, the monthly fee will increase to $8,000. The Company also issued the consultants 500,000 shares of common stock.

Note 6 - Stockholders' Equity

Reverse Stock Split

On March 10, 1998, the shareholders voted to affect a reverse stock split to bring the then total share count (fully diluted) to 1,750,000 with a split of
68.5 shares. All common stock amounts included in these financial statements have been adjusted to reflect the reverse stock split.

Stock Options

On October 24, 1996, the Company adopted a Stock Option Plan ("the Plan") whereby the Board of Directors can issue both incentive stock options and nonqualified options to directors, employees, consultants for the purpose of rewarding them for their past and future contributions to the growth of the Company. Under the plan, 341,545 shares of the Company's stock are reserved for options to be issued in the future. The purchase price per share of a non-qualified stock option shall not be issued at less than 85% of the fair market value at the date of grant. The purchase price per share of incentive stock options shall not be issued at less than the fair market value at the date of grant. All options issued under this plan terminate after five years. As of March 31, 2002, all options issued under this plan were issued at the market price at the date of issuance.

The following table presents the activity for options outstanding:

                                                                              Weighted
                                                                Incentive      Average
                                                                  Stock       Exercise
                                                                 Options        Price
                                                                ----------    ---------
  Outstanding - December 31, 1999                                197,238      $   0.80
           Granted                                               217,248          0.63
           Forfeited/canceled                                         --            --
           Exercised                                                  --            --
                                                                 -------      --------

  Outstanding - December 31, 2000, 2001 and March 31, 2002
   (unaudited)                                                   414,486      $   0.71
                                                                 =======      ========

The following table presents the composition of options outstanding and exercisable:

                                                    Options Outstanding
                                                      and Exercisable
             Range of Exercise Prices               Number          Price*           Life*
             ------------------------            ------------    ------------     -----------
                  $.61-$.63                           320,986    $       0.62            2.54
                  $1.00                                93,500            1.00            2.24
                                                 ------------    ------------     -----------

                  December 31, 2001                   414,486    $       0.71            2.47
                                                 ============    ============     ===========

                  $.61-$.63                           320,986            0.62            2.29
                  $1.00                                93,500            1.00            2.00
                                                 ------------    ------------     -----------

                  March 31, 2002 (unaudited)          414,486    $       0.71            2.23
                                                 ============    ============     ===========

*Price and Life reflect the weighted average exercise price and weighted average remaining contractual life, respectively.

The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." Accordingly, no compensation cost has been recognized for the stock option plans. Had compensation cost for the Company's option plan been determined based on the fair value at the grant date for awards consistent with the provisions of SFAS No. 123, the Corporation's net loss and basic loss per common share would have been changed to the pro forma amounts indicated below:

                                                    Cumulative from
                                                   Inception (July                                       Inception (July
                     For the Three Months Ended         30, 1993)           For the Years Ended         30, 1993) through
                              March 31,            through March 31,            December 31,              December 31,
                     --------------------------   -------------------    --------------------------     -----------------
                         2002           2001             2002               2001            2000               2001
                     ---------        ---------       -----------        ---------        ---------        -----------
                     (unaudited)    (unaudited)      (unaudited)
Net loss - as
reported             $(146,717)       $(91,149)       $(2,884,393)       $(338,679)       $(452,724)       $(2,737,676)

Net loss - pro
forma                $(146,717)       $(91,149)       $(2,948,630)       $(338,679)       $(486,393)       $(2,801,913)

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used: expected life of 5 years, no volatility, risk free rate interest rate of 4.75% and a 0% dividend yield.

Warrants

Warrants were issued to investors with certain private offerings. Each warrant entitles the holder to one share of common stock at $.625 per share, terminating five years after the date of issuance or as noted in the warrant certificate. In the case of a consolidation or merger of the Company, the board of directors may vote to expedite the expiration date to the day before the merger closing.

The following table presents the activity for warrants outstanding:

                                                                                            Weighted
                                                                                            Average
                                                                            Number of       Exercise
                                                                             Warrants        Price
                                                                           ------------    ----------
   Outstanding - December 31, 1999                                              583,802    $       --
            Issued                                                              195,369          0.63
                                                                           ------------    ----------

   Outstanding - December 31, 2000                                              779,171            --
            Issued                                                               46,600          0.63
                                                                           ------------    ----------

   Outstanding - December 31, 2001, 2001 and March 31, 2002 (unaudited)         825,771    $     0.63
                                                                           ============    ==========

All of the outstanding warrants are exercisable and have a weighted average remaining contractual life of 3.35 and 3.10 as of December 31, 2001 and March 31, 2002 (unaudited), respectively.

Note 7 - Loss Per Share

The following table sets forth the computation for basic and diluted earnings per share:

                                                                        Cumulative
                                                                      from Inception                                   Inception
                                                                        (July 30,                                      (July 30,
                                                                      1993) through                                   1993) through
                                         March 31,      March 31,        March 31,      December 31,   December 31,    December 31,
                                           2002           2001             2002             2001           2000            2001
                                       -----------     -----------    --------------   -------------   ------------   -------------
   Numerator for basic earnings per
    share                              $  (146,717)    $   (91,149)    $(2,884,393)    $  (338,679)    $  (452,724)    $(2,737,676)

   Numerator for diluted income per
    common share                          (146,717)        (91,149)     (2,884,393)       (338,679)       (452,724)     (2,737,676)

   Denominator for basic earnings
    per share - weighted average
    shares                               5,966,434       2,567,309       1,430,222       3,603,837       2,623,599       1,420,945

   Denominator for diluted earnings
    per share - adjusted weighted
    average shares                       5,966,434       2,567,309       1,430,222       3,603,837       2,623,599       1,420,945
                                       ===========     ===========     ===========     ===========     ===========     ===========

Diluted income per common share        $     (0.02)    $     (0.04)    $     (2.02)    $     (0.09)    $     (0.17)    $     (1.93)
                                       ===========     ===========     ===========     ===========     ===========     ===========

Options and warrants exercisable into shares of commons stock were not included in the computation of diluted loss per share because their effect was anti-dilutive. These options and warrants could potentially dilute earnings per share in future periods. Potentially dilutive shares outstanding are as follows:

Year ended December 31, 2001                                                   1,385,169
Year ended December 31, 2000                                                   1,269,186
Cumulative period from inception (July 30, 1993) through December 31, 2001     1,385,169
Three month period ended March 31, 2002                                        1,375,169
Three month period ended March 31, 2001                                        1,272,464

Note 8 - Subsequent Events (unaudited)

During April 2002, the Company drew an additional $300,000 against a note payable in accordance with the terms as described in note 4.

On April 29, 2002 the Company and certain of its major shareholders executed an agreement to merge with a small public company. The public company will divest itself of 100% of its current operations and technology and acquire the Company in a reverse triangular merger. Immediately prior to closing of the merger 5,022,100 shares of the common stock of the public company will be outstanding.

Shareholders of the Company will be issued, on a pro-rata basis, 17,901,972 shares of the common stock of the public company in exchange for 100% of the outstanding common stock of the Company. Any warrants or options to purchase the Company's common stock which have not been exercised shall expire on the closing date. Immediately after the closing, 22,924,072 shares of the public company shall be outstanding.

Additional terms of the merger agreement require that the Company's total debt not to exceed $75,000 on the closing date, excluding the Convertible Loan.

As a condition of closing, the Company's shareholders will be required to execute agreements, satisfactory to the public company, which limit the Company's shareholders' access to public markets for the resale of their shares.

Closing is also subject to approval by the Company's shareholders, and by the principal shareholders of the public company. If the merger is approved, the public company will transfer existing intellectual property assets to its principal shareholders in exchange for return of most of the stock held by those individuals. The stock received in the exchange will be canceled at closing.

Closing also is subject to the fulfillment of customary representations and warranties by the Company and the public company.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Knowledge Foundations, Inc.

We have audited the accompanying balance sheet of Knowledge Foundations, Inc. (a development stage company) (the "Company") as of March 31, 2002 and the related statements of operations, stockholders' deficit and cash flows for the year then ended and for the period April 6, 2000 (date of inception) through March 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2002, and the results of its operations and its cash flows for the year then ended and for the period April 6, 2000 (date of inception) through March 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company is a development stage company which has a low cash balance at March 31, 2002, and has experienced significant losses since inception with no revenues. These factors, and other factors discussed in Note 2 to the financial statements raise substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regard to these matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                                  CORBIN & WERTZ

Irvine, California
June 25, 2002

                                                     KNOWLEDGE FOUNDATIONS, INC.

                                                                   BALANCE SHEET

================================================================================

ASSETS                                                                    March 31, 2002
                                                                          --------------
Current assets:
   Cash                                                                     $        22
   Other                                                                             60
                                                                            -----------
          Total current assets                                                       82

Equipment, net of accumulated depreciation of $7,424                              7,651
                                                                            -----------

                                                                            $     7,733
                                                                            ===========

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
   Accounts payable                                                         $    97,964
   Due to related parties                                                        57,632
   Accrued payroll and payroll taxes                                            225,709
   Accrued interest to stockholders                                              17,377
   Accrued interest                                                              53,054
   Notes payable                                                                 75,000
   Notes payable to stockholders                                                206,000
   Convertible subordinated note payable                                        300,000
                                                                            -----------
         Total current liabilities                                            1,032,736
                                                                            -----------

Commitments and contingencies

Stockholders' deficit:
     Preferred stock, $0.001 par value; 20,000,000 shares authorized; no
      shares issued or outstanding                                                   --
    Common stock, $0.001 par value; 100,000,000 shares authorized;
      39,133,718 shares issued and outstanding                                   39,111
    Additional paid-in capital                                                  (16,491)
    Deficit accumulated during the development stage                         (1,047,623)
                                                                            -----------
         Total stockholders' deficit                                         (1,025,003)
                                                                            -----------

                                                                            $     7,733
                                                                            ===========


                                      F-19
--------------------------------------------------------------------------------
                                            See independent auditors' report and
                                      accompanying notes to financial statements

                                                     KNOWLEDGE FOUNDATIONS, INC.

                                                        STATEMENTS OF OPERATIONS

================================================================================

                                                              April 6, 2000         April 6, 2000
                                                           (Date of Inception)   (Date of Inception)
                                          Year Ended             Through                Through
                                        March 31, 2002       March 31, 2001         March 31, 2002
                                        --------------     -------------------   -------------------
Revenues                                 $         --         $         --            $        --

Operating expenses                            205,059              839,558              1,044,617

Other income (expense):

    Interest income                                --                3,244                  3,244
    Interest expense                          (41,560)             (28,870)               (70,430)
                                         ------------         ------------            -----------

Loss before extraordinary item               (246,619)            (865,184)            (1,111,803)

Extraordinary item-gain on
  extinguishments of debt (net of
  income taxes) (Note 8)                       64,180                   --                 64,180
                                         ------------         ------------            -----------

Net loss                                 $   (182,439)        $   (865,184)           $(1,047,623)
                                         ============         ============            ===========

Net loss available to common
  stockholders per common share          $      (0.01)        $     (0.02)
                                         ============         ===========

Weighted average number of common
  shares outstanding                       35,986,837          35,980,478
                                         ============         ===========


                                      F-20
--------------------------------------------------------------------------------
                                            See independent auditors' report and
                                      accompanying notes to financial statements

                                                     KNOWLEDGE FOUNDATIONS, INC.

                                             STATEMENTS OF STOCKHOLDERS' DEFICIT

         For The Period April 6, 2000 (Date of Inception) Through March 31, 2002

================================================================================

                                                                                                          Deficit
                                                                                                        Accumulated
                                                                       Common Stock       Additional     During The        Total
                                                                  ---------------------     Paid-in     Development    Stockholders'
                                                                     Share      Amount      Capital        Stage          Deficit
                                                                  ----------    -------   ----------   ------------    -------------
Balance, April 6, 2000                                                    --    $    --    $     --     $        --     $        --

Sale of shares to founders at $0.0001 per share on
  April 6, 2000 (adjusted for change in par value to
  $0.001 per share as a result of the merger)                     33,618,500     33,618     (30,256)             --           3,362

Shares issued in connection with merger on September 18, 2000:
      Stock dividend to founders                                     299,900        300        (300)             --              --
      Shares issued for acquisition of Calipso, Inc.               4,179,600      4,180      (4,180)             --              --
      Shares issued to service providers                           1,000,000      1,000      (1,000)             --              --

Shares issued to third party on January 9, 2001 for
  services rendered, valued at $1.00 per share                        10,000         10       9,990              --          10,000

Net loss                                                                  --         --          --        (865,184)       (865,184)
                                                                  ----------    -------    --------     -----------     -----------

Balance, March 31, 2001                                           39,108,000     39,108     (25,746)       (865,184)       (851,822)

Shares issued to a third party for extinguishment
  of debt                                                             25,718          3       9,255              --           9,258

Net loss                                                                  --         --          --        (182,439)       (182,439)
                                                                  ----------    -------    --------     -----------     -----------

Balance, March 31, 2002                                           39,133,718    $39,111    $(16,491)    $(1,047,623)    $(1,025,003)
                                                                  ==========    =======    ========     ===========     ===========


                                      F-21
--------------------------------------------------------------------------------
                                            See independent auditors' report and
                                      accompanying notes to financial statements

                                                     KNOWLEDGE FOUNDATIONS, INC.

                                                        STATEMENTS OF CASH FLOWS

================================================================================

                                                                               April 6, 2000           April 6, 2000
                                                                            (Date of Inception)     (Date of Inception)
                                                            Year Ended            Through                 Through
                                                          March 31, 2002       March 31, 2001          March 31, 2002
                                                          --------------    -------------------     -------------------
Cash flows from operating activities:
    Net loss                                                $(182,439)            $(865,184)            $(1,047,623)
    Adjustments to reconcile net loss to net cash
      used in operating activities:
        Depreciation                                            5,026                 2,398                   7,424
        Common stock issued for services                        9,258                10,000                  19,258
        Gain on extinguishment of debt                        (64,180)                   --                 (64,180)
        Changes in operating assets and liabilities:
             Other assets                                          --                   (60)                    (60)
             Accounts payable                                 (17,153)              176,797                 159,644
             Due to related parties                            50,132                10,000                  60,132
             Accrued payroll and payroll taxes                156,409                69,300                 225,709
             Accrued interest                                  41,561                28,870                  70,431
                                                            ---------             ---------             -----------

    Net cash used in operating activities                      (1,386)             (567,879)               (569,265)
                                                            ---------             ---------             -----------

Cash flows used in investing activities:
    Purchase of equipment                                          --               (15,075)                (15,075)
                                                            ---------             ---------             -----------

Cash flows from financing activities:
    Proceeds for borrowing on notes payable                        --               581,000                 581,000
    Proceeds for the sale of common stock                          --                 3,362                   3,362
                                                            ---------             ---------             -----------

    Net cash provided by financing activities                      --               584,362                 584,362
                                                            ---------             ---------             -----------

Net change in cash                                             (1,386)                1,408                      22

Cash at beginning of period                                     1,408                    --                      --
                                                            ---------             ---------             -----------

Cash at end of period                                       $      22             $   1,408             $        22
                                                            =========             =========             ===========

Supplemental disclosure of cash flow information:
    Cash paid during the period for income taxes            $     800             $     800             $     1,600
                                                            =========             =========             ===========


                                      F-22
--------------------------------------------------------------------------------
                                            See independent auditors' report and
                                      accompanying notes to financial statements

NOTE 1 - ORGANIZATION AND BUSINESS

Knowledge Foundations, Inc. (a development stage company) ("KFI"), a private Delaware corporation, was incorporated on April 6, 2000 according to the laws of Delaware. On September 18, 2000, KFI was merged into Calipso Inc. ("Calipso"). Under the terms of the merger agreement, all of KFI's outstanding common stock (33,618,500 shares of $0.0001 per value stock) was converted into 33,918,400 shares of $0.001 per value stock of Calipso, Inc. common stock. At the date of the transaction, Calipso had 4,179,600 shares of common stock outstanding. As part of the merger agreement, KFI ceased to exist as a separate legal entity, and Calipso changed its name to Knowledge Foundations, Inc. (the "Company"). The Company had treated the transaction as a reverse acquisition for accounting purposes since the KFI stockholders had control of the combined entity before and after the transaction. As Calipso had no substantive assets, liabilities, or operations as of or through September 18, 2000, the Company recorded the reverse acquisition as a reorganization of the Company's stockholders' equity, with the Company recording the issuance of 4,179,600 shares of the former Calipso stockholders for no consideration. Also the pro forma presentation of the Calipso merger as if it occurred in April 6, 2000 are not presented as the results would be immaterial to the Company's results.

The Company has been in the development stage since its inception. During the development stage, the Company is primarily engaged in raising capital, obtaining financing, developing its knowledge-based computing technology, advertising and marketing, and administrative functions. The Company intends to produce a knowledge-based operating system, related tools and applications, and system integration services. The Company's primary target markets primarily are knowledge owners, publishers, large commercial corporations, government agencies and end-users.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

Risks And Uncertainties

The Company is a start-up company subject to the substantial business risks and uncertainties inherent to such an entity, including the potential risk of business failure.

The accompanying financial statements have been prepared on the basis of a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company has a loss of $1,047,623 for the period from April 6, 2000 (date of inception) through March 31, 2002 and balances in cash of $22 and in stockholders' deficit of $1,025,003 as of March 31, 2002. Management is pursuing financing initiatives that would enhance the development of the Company's products and provide sufficient capital for marketing. However, there is no assurance the Company will be able to generate sufficient revenues or obtain the sufficient equity or debt funds when needed, or that such funds, if available, will be obtainable on terms satisfactory to the Company. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                     KNOWLEDGE FOUNDATIONS, INC.

                                                        STATEMENTS OF CASH FLOWS

================================================================================

        NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES, CONTINUED

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                       FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 107 ("SFAS 107"), "Disclosures About Fair Value of Financial Instruments." SFAS 107 requires disclosure of fair value information about financial instruments when it is practicable to estimate that value. The carrying amount of the Company's cash, trade payables and accrued expenses approximates their estimated fair values due to the short-term maturities of those financial instruments. For the notes payable, related-party notes payable and convertible subordinated note payable, it was not practicable to estimate the fair value as no market currently exists for such financial instruments.

                             CUSTOMER CONCENTRATION

Management's intention is that the Company will not be dependent on any single customer or group of customers for a significant portion of its annual sales. The Company's customer base will change on a continuous basis as new customers are added or removed.

Concentration of Credit Risk

Cash balances are maintained at a financial institution. Accounts at this bank are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000. At times, the Company may maintain funds at this bank in excess of these insured amounts.

Equipment

Equipment is stated at cost. Depreciation is computed using the straight-line method over an estimated useful life of three years.

Betterments, renewals, and extraordinary repairs that extend the lives of the assets are capitalized; other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation applicable to assets retired are removed from the accounts, and the gain or loss on disposition is recognized in current operations.

                                                     KNOWLEDGE FOUNDATIONS, INC.

                                                        STATEMENTS OF CASH FLOWS

================================================================================

        NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES, CONTINUED

                                LONG-LIVED ASSETS

The Company accounts for the impairment and disposition of long-lived assets in accordance with Statement of Financial Accounting Standards No. 121 ("SFAS 121"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." In accordance with SFAS 121, long-lived assets to be held are reviewed for events or changes in circumstances, which indicate that their carrying value may not be recoverable. At March 31, 2002, the Company has determined that there is no impairment of long-lived assets.

Income Taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes." Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be recovered.

                               EARNINGS PER SHARE

The Company has adopted Statement of Financial Accounting Standards No. 128 ("SFAS 128"), "Earnings Per Share." Under SFAS 128, basic earnings per share is computed by dividing income available to common stockholders by the weighted-average number of common shares assumed to be outstanding during the period of computation. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Because the Company has incurred net losses, basic and diluted loss per share are the same as additional potential common shares would be anti-dilutive.

                              COMPREHENSIVE INCOME

The Company has adopted Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income." SFAS 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. SFAS 130 had no impact on the accompanying financial statements as the Company has no items of comprehensive income.

                                                     KNOWLEDGE FOUNDATIONS, INC.

                                                        STATEMENTS OF CASH FLOWS

================================================================================

        NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES, continued

Segments of Business

The Company has adopted Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosures about Segments of an Enterprise and Related Information" was issued. SFAS 131 changes the way public companies report information about segments of their business in their annual financial statements and requires them to report selected segment information in their quarterly reports issued to stockholders. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues and its major customers. The Company currently operates in one segment, as disclosed in the accompanying statement of operations.

                          NEW ACCOUNTING PRONOUNCEMENTS

In June 2001, the FASB approved two new pronouncements: Statement of Financial Accounting Standards No. 141 ("SFAS 141"), "Business Combinations," and Statement of Financial Accounting Standards No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets." SFAS 141 applies to all business combinations with a closing date after June 30, 2001. This statement eliminates the pooling-of-interests method of accounting and further clarifies the criteria for recognition of intangible assets separately from goodwill. SFAS 142 eliminates the amortization of goodwill and indefinite-lived intangible assets and initiates an annual review for impairment. Identifiable intangible assets with a determinable useful life will continue to be amortized. The amortization provisions apply to goodwill and other intangible assets acquired after June 30, 2001. SFAS 141 and SFAS 142 do not have a material impact on the Company's financial statements because no intangible assets exist at March 31, 2002.

In June 2001, the FASB issued Statement of Financial Accounting Standards No. 143 ("SFAS 143"), "Accounting for Asset Retirement Obligations." SFAS 143 establishes standards associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company does not expect SFAS 143 to have a material impact on its financial statements.

In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144 ("SFAS 144"), "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS 144 address financial accounting and reporting for the impairment of long-lived assets and for long-lived assets to be disposed of. The provisions of SFAS 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001, and interim periods within these fiscal years, with early adoption encouraged. The Company does not expect SFAS 144 to have a material impact on its financial statements.

                                                     KNOWLEDGE FOUNDATIONS, INC.

                                                        STATEMENTS OF CASH FLOWS

================================================================================

NOTE 3 - PROPERTY AND EQUIPMENT

Equipment consists of the following as of March 31, 2002:

         Computer equipment and software                               $ 14,106

         Office equipment                                                   969
                                                                       --------

                                                                         15,075

         Less accumulated depreciation                                   (7,424)
                                                                       --------

                                                                       $  7,651
                                                                       ========

NOTE 4 - NOTES PAYABLE

Convertible Subordinated Note Payable

The Company borrowed $300,000 from an unrelated third party in the form of a convertible subordinated note (the "Note") on April 19, 2000. The Note is subordinated to future borrowings from financial institutions. The Note is unsecured and bears interest at 8% per annum which is payable semi-annually beginning six months after the date of this Note, with the principal together with all accrued but unpaid interest due on April 18, 2003. If an equity financing event occurs where the Company issues common stock or preferred stock to one or more unrelated third parties in exchange for at least an aggregate of $3,000,000 or if the Company merges into a publicly traded company and the stockholders of the Company own eighty percent (80%) of the Company on a fully diluted basis after the merger, the holder of this note has the right to convert all or any portion of the outstanding principal amount of this Note into a stated number of shares computed by dividing such principal amount by the conversion price per share offered in the equity financing. In the event the equity financing involves a merger transaction, the conversion price shall be $1.00 per share. Since the Company completed a merger transaction (see Note 1), the note is currently convertible at $1.00 per share. The outstanding balance on this note payable totaled $300,000 at March 31, 2002. Interest expense incurred during the year ended March 31, 2002 and the period ended March 31, 2001 were $24,000 and $22,751, respectively. Interest expenses are included in accrued interest in the accompanying balance sheet at March 31, 2002.

Due to the accrued interest not being paid as of March 31, 2002, the total accrued interest of $46,751, and the Note principal of $300,000 is considered to be in default of the Note terms as of March 31, 2002 and thus, has been classified as a current liability on the balance sheet.

                                                     KNOWLEDGE FOUNDATIONS, INC.

                                                        STATEMENTS OF CASH FLOWS

================================================================================

NOTE 4 - NOTES PAYABLE, continued

Notes Payable

The Company borrowed funds from third parties totaling $75,000 under unsecured notes payable during the period ended March 31, 2002. These notes payable accrue interest at 6% per annum, and principal and accrued interest are originally due on or before January 1, 2002, or five days after receipt by the Company of additional debt or equity financing in a sum of $500,000 or more. These notes are verbally extended. Interest expense incurred during the period ended March 31, 2002 was $4,500, which is included in accrued interest in the accompanying balance sheet at March 31, 2002.

NOTE 5 - STOCKHOLDERS' EQUITY

Preferred Stock

The Company has authorized 20,000,000 shares of preferred stock to be issued. These shares may be issued in one or more series as determined by the board of directors. At the time of determination, the rate of dividends (whether cumulative or non-cumulative), redemption features and liquidation preferences will be established. At March 31, 2002, no preferred stock determinations have been made by the board of directors.

Common Stock

On April 6, 2000 (date of inception), KFI had issued an aggregate of 33,618,500 shares of common stock at $0.0001 par value per share for $3,362. During the merger on September 18, 2000, the Company converted these shares into 33,918,400 shares of $0.001 par value common stock of the Company (see Note 1). In addition, 2,000,000 shares of common stock were issued to two unrelated investment companies as a fee for providing services in the merger, of which 1,000,000 shares were escrowed and were to be earned upon delivery of $3,000,000 in equity financing cumulatively within 180 days of merger to the Company. On March 17, 2001, these 1,000,000 escrowed shares were canceled due to the equity financing requirements not being accomplished by the investment companies. These shares were reflected in the accompanying financial statements as if they were never issued, as they were granted and cancelled within the same fiscal year end and were never earned.

On January 9, 2001, the Company issued 10,000 shares of common stock to a third party for consulting services valued at $10,000.

During the year ended March 31, 2002, the Company issued 25,718 shares for services rendered valued at $25,718. All shares were issued at fair market price at issuance date. The Company recorded gain on extinguishment of debt totaling $64,180 for the issuance (see Note 8).

                                                     KNOWLEDGE FOUNDATIONS, INC.

                                                        STATEMENTS OF CASH FLOWS

================================================================================

NOTE 6 - RELATED PARTIES

Office Rent Expense

As of March 31, 2002, the Company had a liability of $22,115 due to one of the principal stockholders for renting a portion of his residence (on a month-to-month basis) used as the Company's office for the period of April 6, 2000 through March 31, 2002. This amount is non-interest bearing. The total office rent expense was $12,000 for the year ended March 31, 2002.

Consulting Services

Consulting services that were rendered by two officers who are also principal stockholders of the Company for the period April 6, 2000 (date of inceptions) through March 31, 2002 was $36,500. Such consulting service charges were paid in full during the period ended March 31, 2001.

Notes Payable to Stockholders

The Company borrowed funds from one stockholder totaling $206,000 under unsecured notes payable during the period ended March 31, 2002. These notes payable accrue interest at 6% per annum, and are due on demand. Interest expense incurred during the period ended March 31, 2002 was $12,360, which is included in accrued interest to stockholders in the accompanying balance sheet at March 31, 2002. Additionally shareholders advanced $35,517 to the Company.

NOTE 7 - INCOME TAXES

The tax effects of temporary differences that give rise to deferred taxes at March 31, 2002 are as follows:

         Deferred tax asset:
              Net operating loss carryforward                         $ 422,000
                                                                      ---------
         Total gross deferred tax asset                                 422,000

         Less valuation allowance                                      (422,000)
                                                                      ---------

              Net deferred tax asset                                  $      --
                                                                      =========

No current provision for income taxes for the period ended March 31, 2002 is required, except for minimum state taxes of $800 (which is recorded in operating expenses in the accompanying financial statements), since the Company incurred losses during the period.

As of March 31, 2002, the Company had net operating loss carryforwards of approximately $1,000,000 for both federal and state income tax reporting purposes, which expire in 2022 and 2007, respectively.

                                                     KNOWLEDGE FOUNDATIONS, INC.

                                                        STATEMENTS OF CASH FLOWS

================================================================================

NOTE 7 - INCOME TAXES, continued

Management cannot determine if it is more likely than not that the deferred tax asset will be utilized and as such has recorded a valuation allowance equal to the entire asset. For the year ended March 31, 2002 and the period from inception through March 31, 2001, the increase in the valuation allowance was $76,000 and $346,000, respectively.

NOTE 8 - GAIN ON ESTINGUISHMENT OF DEBT

The Company exchanged its common stock with a value of $9,255 for release of $25,717 in accounts payable. Additionally a shareholder advanced $10,517 to the Company to settle a creditor obligation of $58,238. The settlements resulted in a gain on extinguishments of debt amounting to $64,180.

NOTE 9 - COMMITMENT

Royalty Agreement

The Company has entered into an agreement with regard to royalty fees between the Company and one of its officers. In this agreement rights relative to certain software designs have been assigned to the Company. The officer will receive royalties ranging from 2% to 5% on net sales of such software designs sold to others or deployed by the Company in a project for third parties. As of and for the period ended March 31, 2002, the Company has not recorded any royalties due to the officer under this agreement.

Employment Agreements

The Company has four-year employment agreements with three of its employees, who are also executives and principal stockholders of the Company. The agreements, which will expire on March 31, 2004, provide each employee with a base salary of approximately $10,000 per month. Under the agreements, the Company has bonus plans whereby these executives can earn bonuses based on net income and other factors. In addition, the Company has stock repurchase rights to repurchase shares back from two of the three executives if either of these executives' employment is terminated. During the year ended March 31, 2001, the executives verbally agreed to have their salaries reduced. The total salary expense was $144,000 for the year ended March 31, 2002.

NOTE 10 - CONTINGENCY

The Company has a potential claim threatened against them by a consultant over consideration with regard to a finder's fee for potential equity financing. The Company believes that neither the merit or future outcome of such a claim nor potential damages is readily determinable as of March 31, 2002 and therefore has not accrued any liability in the accompanying financial statements.

                                                     KNOWLEDGE FOUNDATIONS, INC.

                                                        STATEMENTS OF CASH FLOWS

================================================================================

NOTE 11 - SUBSEQUENT EVENT

On May 2, 2002, the Company signed an agreement with an unrelated party (the "Unrelated Party") to effectuate a reverse merger subject to numerous terms and conditions including the approval of shareholders, the effectiveness of a Form S-4 Registration Statement registering shares of the Company to be received by the shareholders of the Unrelated Party, the receipt of not less than $200,000 by the Unrelated Party of working capital on or before July 1, 2002, and the ongoing accuracy and completeness of various representations and warranties being given by the parties, among other conditions.

In addition, the Company must seek shareholder approval for the distribution of its engineering software and related software to the original developers and founders of the Company in exchange for the cancellation of approximately 35,000,000 shares owned by certain shareholders.

The liabilities of the Company shall be reduced to a total of $75,000 through the conversion of each one dollar of principal and interest amount of outstanding loans to the Unrelated Party to one dollar of the Unrelated Party shares at a price to be determined by the board of directors of the Unrelated Party as approved by the Company and all notes shall be canceled and rendered null and void (other than $500,000 due to a third party, which shall be converted into warrants to receive 1,666,600 shares of common stock of the Company, at $.30 per share, expiring may 1, 2007).

Immediately prior to the merger, there shall not be greater than 22,924,072 shares of common stock, issued and outstanding of the Company which shall include: 5,022,100 shares issued to shareholders of the Unrelated Party; as of the merger, there shall not be any Company derivative securities outstanding other than a warrant to receive 1,666,600 shares of common stock of the Company as stated above.

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers

Set forth below is a description of certain provisions of the certificate of incorporation, as amended, of Knowledge Foundations, Inc. ("KFI"), the by-laws of KFI, and the Delaware General Corporation Law. This description is intended as a summary only and is qualified in its entirety by reference to the KFI certificate of incorporation, the KFI bylaws, and Delaware law.

Elimination of Liability in Certain Circumstances. The KFI certificate of incorporation provides that, to the full extent provided by law, a director will not be personally liable to KFI or its shareowners for or with respect to any acts or omissions in the performance of his or her duties as a director. The Delaware law provides that a corporation may limit or eliminate a director's personal liability for monetary damages to the corporation or its shareholders, except for liability: (i) for any breach of the director's duty of loyalty to such corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) for paying a dividend or approving a stock repurchase in violation of
Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

While Article Nine of the KFI certificate of incorporation provides directors with protection from awards for monetary damages for breaches of the duty of care, it does not eliminate the directors' duty of care. Accordingly, Article Nine will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of the duty of care. The provisions of Article Nine as described above apply to officers of KFI only if they are directors of KFI and are acting in their capacity as directors, and do not apply to officers of KFI who are not directors.

Indemnification and Insurance. Under Delaware law, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, or proceedings, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation as a derivative action) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

Article Ten of the KFI certificate of incorporation provide to directors and officers indemnification to the full extent provided by law, thereby affording the directors and officers of KFI the protections available to directors and officers of Delaware corporations. KFI has not obtained directors and officers liability insurance providing coverage to its directors and officers.

Item 21. Exhibits and Financial Statement Schedules

      a.    Exhibits.

Exhibit
Number                       Description of Exhibits
------                       -----------------------

2.1* Agreement and Plan of Merger, dated August 7, 2000 between Calipso and Knowledge Foundations, Inc.

2.2** Merger Agreement dated April 23, 2002, by and among BSI2000, Inc., KFI, Inc. and Knowledge Foundations, Inc.

2.3****     Merger Agreement (filed at page A-1)

2.4****     First Amendment to Merger Agreement (filed at page A-45)

2.5****     Separation and Distribution Agreement (filed at page B-1)

3 (i)* Certificate of Merger, dated August 17, 2000, filed with the Secretary of State, Delaware RE: Merger between Calipso and Knowledge Foundations, Inc.

3(i)(a)* Certificate of Amendment of Certificate of Incorporation, dated August 17, 2000, re: 36:1 forward split of shares

3(i)(b)* Certificate of Amendment of Certificate of Incorporation, dated August 17, 2000, re: 1.35:1 foward split of shares

3(i)(c)* Certificate of Amendment of Certificate of Incorporation, dated August 17, 2000, re: change authorized to 100,000,000 common shares at $.001 par value and 20,000,000 preferred shares at $.001 par value.

3.1*** Articles of Incorporation of Knowledge Foundations, Inc. (formerly Calipso, Inc.) filed on May 31, 1994 - Incorporated by reference from the Calipso 10SB filing in November, 1999

3.2*** By-laws of Knowledge Foundations, Inc. (formerly Calipso, Inc.) - Incorporated by reference from the Calipso 10SB filing in November 1999.

4(a)* Stock Repurchase Agreement - dated September 18, 2000 between Calipso and Wright & Bleers and Ocean Way Investments, Ltd.

4(b)* Lock Up Agreement - dated September 18, 2000 between Calipso and Wright & Bleers and Ocean Way Investments, Ltd.

4(c)**** Form of Lock Up Agreement dated ____________, 2002 between certain shareholders of BSI2000, Inc. and Knowledge Foundations, Inc.

14(d)****   Form of Warrant issued to Pursuit Capital, LLC for 800,000 shares of
            BSI2000, Inc. common stock

5****       Opinion of Gammage & Burnham

10.1* License and Royalty Agreement dated April 6, 2000 between Richard L. Ballard and Janet J. Pettitt and Knowledge Foundations, Inc.

10.2*       Employment Contract of Michael W. Dochterman dated May 1, 2000.

10.3*       Employment Contract of Robert A. Dietrich dated May 1, 2000.

10.4**** Strategic Alliance Agreement dated May 4, 2000 between BSI2000, Inc. and Drug Intervention Services of America, Inc.

10.5**** Strategic Alliance Agreement dated May 7, 2001 between BSI2000, Inc. and L.C. Sistemia

10.6****    Noted dated ___________ between Richard A. Kirk and BSI2000, Inc.

10.7**** Loan Agreement in the amount of $500,000 dated February 19, 2002 between Pursuit Capital, LLC and BSI2000, Inc.

10.8**** Finders' Agreement effective January 1, 2002 between BSI2000, Inc. and Bernie Ciazza and John Sloan

22****      Subsidiaries of the Registrant

24.1****    Consent of Ehrhardt Keefe Steiner & Hottman PC

24.2****    Consent of Corbin & Wertz

24.3****    Consent of Gammage & Burnham

28.1****    BSI2000, Inc. Form of Proxy

28.2****    Knowledge Foundations, Inc. Form of Proxy

99.1*       Text of Press Release dated September 21, 2000

99.2**      Text of Press Release dated April 9, 2002

*           Incorporated by Reference filed in Form 8-K on 9/27/2000

**          Incorporated by Reference filed in Form 8-K on 5/9/2002

***         Incorporated by Reference filed in Form 10-KSB on 6/28/2002

****        Incorporated by Reference


Item 22.  Undertakings.

      (1)   The undersigned registrant hereby undertakes:

            (a) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

      (4) The registrant undertakes that every prospectus (a) that is filed pursuant to paragraph (3) immediately preceding, or (b) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (6) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      (7) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westminster, State of California, on August 9, 2002.

                                  Knowledge Foundations, Inc.
                                      (Registrant)


                                  By:  /s/ MICHAEL DOCHTERMAN
                                      ------------------------------------------
                                  Name:  Michael Dochterman
                                  Title: President, Chief Executive Officer and
                                         Director

Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

--------------------------------------------------------------------------------
Signature                 Title                                   Date
--------------------------------------------------------------------------------

/s/ RICHARD BALLARD       Chairman of the Board                   August 9, 2002
----------------------    and Director
Richard Ballard
--------------------------------------------------------------------------------

/s/ MICHAEL DOCHTERMAN    President, Chief Executive Officer      August 9, 2002
----------------------    and Director
Michael Dochterman        (Principal Executive Officer)
--------------------------------------------------------------------------------

/s/ ROBERT DIETRICH       Vice President and Chief Financial      August 9, 2002
----------------------    Officer (Principal Financial Officer
Robert Dietrich           and Principal Accounting Officer)
--------------------------------------------------------------------------------

/s/ JOEL VEST             Director                                August 9, 2002
----------------------
Joel Vest
--------------------------------------------------------------------------------

/s/ JANET PETTITT         Director                                August 9, 2002
----------------------
Janet Pettitt
--------------------------------------------------------------------------------

                                  EXHIBIT INDEX

Exhibit
Number                         Description of Exhibits
------                         -----------------------

2.1* Agreement and Plan of Merger, dated August 7, 2000 between Calipso and Knowledge Foundations, Inc.

2.2** Merger Agreement dated April 23, 2002, by and among BSI2000, Inc., KFI, Inc. and Knowledge Foundations, Inc.

2.3****     Merger Agreement (filed at page A-1)

2.4****     First Amendment to Merger Agreement (filed at page A-45)

2.5****     Separation and Distribution Agreement (filed at page B-1)

3(i)* Certificate of Merger, dated August 17, 2000, filed with the Secretary of State, Delaware RE: Merger between Calipso and Knowledge Foundations, Inc.

3(i)(a)* Certificate of Amendment of Certificate of Incorporation, dated August 17, 2000, re: 36:1 forward split of shares

3(i)(b)* Certificate of Amendment of Certificate of Incorporation, dated August 17, 2000, re: 1.35:1 foward split of shares

3(i)(c)* Certificate of Amendment of Certificate of Incorporation, dated August 17, 2000, re: change authorized to 100,000,000 common shares at $.001 par value and 20,000,000 preferred shares at $.001 par value.

3.1*** Articles of Incorporation of Knowledge Foundations, Inc. (formerly Calipso, Inc.) filed on May 31, 1994 - Incorporated by reference from the Calipso 10SB filing in November, 1999

3.2*** By-laws of Knowledge Foundations, Inc. (formerly Calipso, Inc.) - Incorporated by reference from the Calipso 10SB filing in November 1999.

4(a)* Stock Repurchase Agreement - dated September 18, 2000 between Calipso and Wright & Bleers and Ocean Way Investments, Ltd.

4(b)* Lock Up Agreement - dated September 18, 2000 between Calipso and Wright & Bleers and Ocean Way Investments, Ltd.

4(c)**** Form of Lock Up Agreement between certain shareholders of BSI2000, Inc. and Knowledge Foundations, Inc.

4(d)**** Form of Warrant issued to Pursuit Capital, LLC for 800,000 shares of BSI2000, Inc. common stock

5****       Opinion of Gammage & Burnham

10.1* License and Royalty Agreement dated April 6, 2000 between Richard L. Ballard and Janet J. Pettitt and Knowledge Foundations, Inc.

10.2*       Employment Contract of Michael W. Dochterman dated May 1, 2000.

10.3*       Employment Contract of Robert A. Dietrich dated May 1, 2000.

10.4**** Strategic Alliance Agreement dated May 4, 2000 between BSI2000, Inc. and Drug Intervention Services of America, Inc.

10.5**** Strategic Alliance Agreement dated May 7, 2001 between BSI2000, Inc. and L.C. Sistemia

10.6**** Noted dated ___________Loan Agreement in the amount of $25,000 dated July 5, 2000 between Richard A. Kirk and BSI2000, Inc.

10.7**** Loan Agreement, as amended, in the amount of $500,000 dated February 19, 2002 between Pursuit Capital, LLC and BSI2000, Inc.

10.8**** Finders' Agreement effective January 1, 2002 Agreement to Replace Options with Common Stock dated September 11, 2001 between BSI2000, Inc. and Bernie Ciazza and John Sloan Jack Harper and

22****      Subsidiaries of the Registrant

24.1****    Consent of Ehrhardt Keefe Steiner & Hottman PC

24.2****    Consent of Corbin & Wertz

24.3****    Consent of Gammage & Burnham (filed as part of Exhibit 5 above)

28.1****    BSI2000, Inc. Form of Proxy

28.2****    Knowledge Foundations, Inc. Form of Proxy

99.1*       Text of Press Release dated September 21, 2000

99.2**      Text of Press Release dated April 9, 2002

*           Incorporated by Reference filed in Form 8-K on 9/27/2000

**          Incorporated by Reference filed in Form 8-K on 5/9/2002

***         Incorporated by Reference filed in Form 10-KSB on 6/28/2002

****        Incorporated by Reference